UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Under Rule 14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

INTERMIX MEDIA, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date Filed:

Dear Stockholder:

On behalf of the board of directors of Intermix Media, Inc., I cordially invite you to attend a special meeting of stockholders to be held at our offices located at 6060 Center Drive, Suite 300, Los Angeles, California 90045 on September 28, 2005 at 9:00 a.m. local time.

At the special meeting, you will be asked to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated July 18, 2005, among Intermix, Fox Interactive Media, Inc., Project Ivory Acquisition Corporation, a wholly-owned subsidiary of Fox Interactive Media, and, with respect to specified portions of the merger agreement, News Corporation, the parent corporation of Fox Interactive Media, and (ii) a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. If the merger is completed, we will become a subsidiary of Fox Interactive Media and we will no longer have our shares listed on the American Stock Exchange. In the merger, you will be entitled to receive, as applicable, (i) $12.00 in cash, without interest, for each share of our common stock that you own, (ii) $12.00 in cash, without interest, for each share of our Series A 6% convertible preferred stock that you own, (iii) $14.60 in cash, without interest, for each share of our Series B convertible preferred stock that you own, (iv) $13.50 in cash, without interest, for each share of our Series C convertible preferred stock that you own and (v) $14.00 in cash, without interest, for each share of our Series C-1 convertible preferred stock that you own.

Our board of directors has carefully reviewed and considered the terms and conditions of the merger agreement and proposed merger. Based on this review our board of directors, by the unanimous vote of all directors, (i) determined that the merger and the other transactions contemplated by the merger agreement are fair to and advisable and in the best interests of Intermix and its stockholders and (ii) approved and adopted the merger agreement and the transactions contemplated thereby, including the merger.

Our board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies.

We cannot complete the merger unless the holders of a majority of the voting power of the outstanding shares of our common stock and preferred stock, voting together as a single class on an as converted basis, vote to adopt the merger agreement. We encourage you to read the accompanying proxy statement, including the annexes, in its entirety because it explains the proposed merger, the documents related to the merger and other related matters. You may also obtain additional information about Intermix from documents filed with the Securities and Exchange Commission.

Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or nominee. If you do not vote or do not instruct your broker, bank or nominee how to vote, it will have the same effect as voting against the adoption of the merger agreement.

If you sign, date and send your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

I enthusiastically support this transaction and join the other members of our board of directors in recommending that you vote for the adoption of the merger agreement.

Sincerely,

Richard M. Rosenblatt

Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in the proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 25, 2005, and is first being mailed to stockholders on or about August 26, 2005.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on September 28, 2005

To the Stockholders of Intermix Media, Inc.:

We will hold a special meeting of the stockholders of Intermix Media, Inc. at our offices located at 6060 Center Drive, Suite 300, Los Angeles, California 90045 on September 28, 2005 at 9:00 a.m. local time. The purpose of the special meeting will be:

1. to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 18, 2005, by and among Intermix Media, Inc., Fox Interactive Media, Inc., Project Ivory Acquisition Corporation, a wholly-owned subsidiary of Fox Interactive Media, Inc., and, with respect to specified provisions of the merger agreement, News Corporation;

2. to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

3. to transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Only holders of record of our common stock and holders of our Series A 6%, Series B, Series C and Series C-1 convertible preferred stock at the close of business on August 24, 2005, the record date for the special meeting, may vote at the special meeting. Each share of our common stock, Series B convertible preferred stock, Series C convertible preferred stock and Series C-1 convertible preferred stock is entitled to one vote on each matter to be voted upon at the special meeting. However, the holders of Series C convertible preferred stock have previously agreed to vote only 78.947% of their shares of Series C convertible preferred stock in all matters presented to our stockholders, unless we and the Series C convertible preferred stockholders agree to waive the voting restrictions prior to the special meeting. Each share of our Series A 6% convertible preferred stock is entitled to 1.382 votes as of the record date on each matter to be voted upon at the special meeting. Our outstanding common stock and preferred stock will vote together as a single class on all matters voted on at the special meeting.

A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days prior to the special meeting at our executive offices and principal place of business for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting and will also be available at the special meeting.

Stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to us before the vote is taken on the adoption of the merger agreement at the special meeting and they comply with all requirements of Section 262 of the General Corporation Law of the State of Delaware, which are summarized in the accompanying proxy statement and attached to it as Annex E.

Your vote is very important. Even if you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the special meeting by signing and dating the proxy card and mailing it promptly in the enclosed envelope, which requires no postage if mailed in the United States. Returning a signed proxy card will not prevent you from attending the meeting and voting in person if you wish to do so.

Whether you attend the special meeting or not, you may revoke a proxy at any time before it is voted by submitting to our corporate secretary a duly executed revocation of proxy or a duly executed proxy bearing a later date or by appearing at the special meeting and voting in person. You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares are held in an account at a brokerage firm, bank or other nominee, you must contact your broker, bank or nominee and follow their instructions to revoke your proxy.

For more information about the merger described above and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached to it as Annex A.

By Order of the Board of Directors,

Christopher S. Lipp
Secretary, Senior Vice President and General Counsel

August 25, 2005

Los Angeles, California

i

Annexes

Annex A	–	Agreement and Plan of Merger dated as of July 18, 2005 by and among Intermix Media, Inc., Fox Interactive Media, Inc., Project Ivory Acquisition Corporation and, with respect to specified sections thereof, News Corporation	A-1

Annex B	–	Opinion of Montgomery & Co., LLC	B-1

Annex C	–	Opinion of Thomas Weisel Partners LLC	C-1

Annex D	–	Stockholder Voting Agreement	D-1

Annex E	–	Section 262 of the Delaware General Corporation Law	E-1

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of Intermix Media, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “Intermix,” “Company,” “we,” “our,” “ours,” and “us” refer to Intermix Media, Inc. We refer to Fox Interactive Media, Inc. as Fox Interactive Media and Project Ivory Acquisition Corporation as Merger Sub.

Q:	Why am I receiving this proxy statement?

A:	We have entered into a merger agreement with Fox Interactive Media. Under the merger agreement, we will become a wholly-owned subsidiary of Fox Interactive Media and our common stock will no longer be listed on the American Stock Exchange. A copy of the merger agreement is attached to this proxy statement as Annex A.

In order to complete the merger, our stockholders must vote to adopt the merger agreement. Our board of directors is providing this proxy statement to give you information for use in determining how to vote on the proposals submitted to the stockholders at the special meeting of our stockholders. You should read this proxy statement and the annexes carefully. The enclosed proxy card allows you, as our stockholder, to vote your shares without attending the special meeting.

Q:	When and where is the special meeting?

A:	The special meeting of stockholders will take place at our offices located at 6060 Center Drive, Suite 300, Los Angeles, California 90045 on September 28, 2005, at 9:00 a.m. local time.

Q:	What matters will be voted on at the special meeting?

A:	You will vote on a proposal to adopt the merger agreement and a proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary.

Q:	Who can vote or submit a proxy to vote and attend the special meeting?

A:	All stockholders at of the close of business on August 24, 2005, the record date for the special meeting, are entitled to receive notice of and to attend and vote or submit a proxy to vote at the special meeting. If you want to attend the special meeting and your shares are held in an account at a brokerage firm, bank or other nominee, you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date.

Q:	As a stockholder, what will I be entitled to receive in the merger?

A:	At the effective time of the merger, each share of our capital stock outstanding immediately prior to the effective time of the merger (including any shares of common stock issued prior to the effective time upon the exercise of options or warrants or upon conversion of preferred stock), other than shares held by us, our wholly-owned subsidiaries, Fox Interactive Media or Merger Sub or by dissenting holders who properly exercise appraisal rights under Delaware law, will be automatically converted into the right to receive cash, without interest and less any applicable withholding taxes, in the amounts indicated in the chart below.

Capital Stock	Cash Payment Amount
Common Stock	$12.00/share
Series A Convertible Preferred Stock	$12.00/share
Series B Convertible Preferred Stock	$14.60/share
Series C Convertible Preferred Stock	$13.50/share
Series C-1 Convertible Preferred Stock	$14.00/share

The Series A convertible preferred stock has a $3.60 per share liquidation preference that increases at the rate of 6% per annum. Each share of Series A preferred stock is convertible into common stock at a rate of one share of common stock for each $3.60 of liquidation preference, such that each share of Series A convertible preferred stock is currently convertible into approximately 1.382 shares of common stock. As a result, the holder of a share of Series A convertible preferred stock will be entitled to receive more cash in the merger if he or she converts the share of Series A convertible preferred stock into common stock prior to the effective time of the merger.

Q:	If I hold a vested option (including an option that vests as a result of the merger) to purchase shares of common stock, how will my vested option be treated in the merger?

A:	All outstanding options to purchase shares of our common stock will be cancelled at the effective time of the merger. The holder of a vested option to purchase shares of our common stock will receive a cash payment, without interest, equal to the product of (i) the excess, if any, of $12.00 over the applicable option exercise price and (ii) the number of shares of common stock subject to the option.

Q:	If I hold an unvested option to purchase shares of our common stock, how will my unvested option be treated in the merger?

A:	All outstanding options to purchase shares of our common stock will be cancelled at the effective time of the merger. The holder of an option to purchase shares of our common stock that is not vested at the effective time of the merger (and does not become vested as a result of the merger) will be entitled to receive 50% of the product of (i) the excess, if any, of $12.00 over the applicable option exercise price and (ii) the number of shares of common stock subject to the option, payable in installments, when and if the option would have vested, except that the option holder’s right to receive these payments will be subject to certain conditions, including continued employment of the holder of the options by News Corporation or its subsidiaries, the execution of a waiver of any claim that they may have that the consummation of the merger will constitute “good reason” for the purposes of voluntary termination of their employment agreements and a non-compete agreement by the option holder prior to the effective time of the merger (if the option holder is a specified executive of Intermix), and the execution of an agreement acceptable to Fox Interactive Media and us by the option holder prior to the effective time of the merger (if the option holder is not a specified executive of Intermix).

Q:	If I hold an option to purchase shares of common stock of MySpace, Inc., how will the option be treated in the merger?

A:	Promptly following the effective time of the merger, Fox Interactive Media will make a cash payment, without interest, and less any applicable withholding taxes, in respect of each outstanding option to purchase shares of MySpace, Inc. common stock (including options held by officers and directors of MySpace, Inc.), whether vested or unvested, equal to the product of (i) the excess, if any, of $3.266 over the applicable option exercise price and (ii) the number of shares of MySpace, Inc. common stock subject to such option. We have exercised our right to purchase all of the outstanding equity interests of MySpace, Inc. that we do not already own and the completion of this purchase is scheduled to occur on October 14, 2005. Upon completion of the MySpace, Inc. purchase, all outstanding options to purchase shares of MySpace, Inc. common stock will be cancelled. Fox Interactive Media has agreed that if the MySpace, Inc. purchase is completed prior to the effective time of the merger, it will, at the effective time of the merger, make the above described payment in respect of the options to purchase shares of MySpace, Inc. common stock that were outstanding on the date of our completion of the MySpace, Inc. purchase.

Q:	Why are we exercising our purchase option with respect to the outstanding equity interests of MySpace, Inc.?

A:	Our stockholders agreement with the other stockholders of MySpace, Inc. provides that we may exercise our purchase option to acquire all of the outstanding equity interests of MySpace, Inc. in the event that we receive an offer (such as the merger with Fox Interactive Media) that would result in a change of control. Our board of directors determined that the exercise of the purchase option was in our and our stockholders’ best interests and we agreed in the merger agreement to take all commercially reasonable actions required to complete the MySpace, Inc. purchase.

Q:	Is the merger contingent upon Fox Interactive Media obtaining financing?

A:	No. The completion of the merger is not contingent upon Fox Interactive Media obtaining financing. Fox Interactive Media has represented to us that it has access to, and will have at closing, sufficient funds available to complete the merger. News Corporation has also guaranteed that Fox Interactive Media will have sufficient funds available to complete the merger.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary.

Q:	Why is our board of directors recommending that I vote “FOR” the proposal to adopt the merger agreement?

A:	Our board of directors carefully reviewed and considered the terms and conditions of the merger agreement and proposed merger. Based on this review, our board of directors determined that the merger is advisable, fair to and in the best interests of us and our stockholders. In reaching its decision to approve and adopt the merger agreement and to recommend the adoption of the merger agreement by our stockholders, our board of directors consulted with our management, as well as our legal and financial advisors, and considered the terms of the merger agreement and the transactions contemplated by the merger agreement. Our board of directors also considered each of the items set forth on pages 30 through 33. under “The Merger—Recommendation of Our Board of Directors; Our Reasons for the Merger.”

Q:	What vote of our stockholders is required to adopt the merger agreement?

A:	Holders of a majority of the voting power of the outstanding shares of our common stock and preferred stock, voting together as a single class on an as converted basis with respect to each share of preferred stock, must vote to adopt the merger agreement. Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires a majority of the votes cast on the proposal, with our common stock and preferred stock voting together as a single class on an as converted basis with respect to each share of preferred stock.

Q:	How many votes am I entitled to cast for each share of Intermix stock I own?

A:

For each share of our common stock, Series B, Series C and Series C-1 convertible preferred stock that you own on August 24, 2005, the record date for the special meeting, you are entitled to cast one vote on each matter voted upon at the special meeting, provided that, the holders of Series C convertible preferred stock have previously agreed to vote only 78.947% of their shares of Series C convertible preferred stock in all matters presented to our stockholders, unless we and the Series C convertible preferred stockholders agree to waive the voting restrictions prior to the special meeting. In addition, for each share of our Series A 6%

convertible preferred stock that you own on the record date, you may cast 1.382 votes on each matter voted upon at the special meeting. Accordingly, at the special meeting, holders of our Series A 6% convertible preferred stock are entitled to cast 136,818 votes, holders of our Series B convertible preferred stock are entitled to cast 1,750,000 votes, holders of our Series C convertible preferred stock are entitled to cast 2,972,083 votes (or 3,786,575 votes if the voting limitations on the Series C convertible preferred stock are waived), holders of our Series C-1 convertible preferred stock are entitled to cast 1,325,000 votes, and holders of our common stock are entitled to cast 35,326,274 votes.

Q:	Have any stockholders of Intermix agreed to vote in favor of the adoption of the merger agreement?

A:	Yes. Certain affiliates of VantagePoint Venture Partners, including VP Alpha Holdings IV, LLC, VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P., and VantagePoint Venture Partners IV Principals Fund, L.P. (collectively, the VantagePoint Stockholders), have entered into a stockholder voting agreement with Fox Interactive Media in which they have agreed to vote their shares of our Series B, Series C and Series C-1 convertible preferred stock and their shares of our common stock in favor of the adoption of the merger agreement. As of the record date, the VantagePoint Stockholders held common stock and preferred stock representing approximately 23.4% of the voting power of our outstanding common stock and preferred stock, voting together on an as converted basis with respect to each share of preferred stock. However, since the holders of Series C convertible preferred stock have previously agreed to vote only 78.947% of their shares of Series C convertible preferred stock in all matters presented to our stockholders, the VantagePoint Stockholders will be entitled to cast votes representing approximately 21.5% of the voting power of our outstanding common stock and preferred stock voting together on an as converted basis with respect to each share of preferred stock, unless the restrictions are waived prior to the special meeting. For additional information about the stockholder voting agreement, see “The Merger—Description of the Stockholder Voting Agreement” on page 46. The stockholder voting agreement is attached to this proxy statement as Annex D.

Q:	Is the approval of the stockholders of News Corporation or its subsidiaries required to effectuate the merger?

A:	No. Only the approval of Fox Interactive Media as the sole stockholder of Merger Sub is required to effectuate the merger, which approval has already been obtained.

Q:	How do I cast my vote?

A:	Before you vote, you should read this proxy statement in its entirety, including its annexes, and carefully consider how the merger affects you. Then, if you were a holder of record at the close of business on August 24, 2005, you may vote by submitting a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope. You may also attend the special meeting and vote your shares in person whether or not you sign and return your proxy card.

If you sign, date and send your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the adoption the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

Q:	How do I cast my vote if my Intermix shares are held in “street name” by my bank, broker or another nominee?

A:

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, bank or nominee. If you do not provide your broker, bank or nominee with instructions on how to vote your shares, it will not be permitted to vote your shares. This will have the same effect as voting against the proposal to adopt the merger agreement. Please refer to the voting instruction card provided by your broker, bank or nominee to see if you may submit voting instructions using the Internet or telephone.

Q:	What will happen if I abstain from voting or fail to vote on the proposal to adopt the merger agreement or the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, bank or nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement and will have no effect on the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if such a proposal to adjourn is necessary.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes, you may revoke and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:

•	first, you can provide a written notice to our corporate secretary prior to the special meeting stating that you would like to revoke your proxy;

•	second, you can complete and submit a later dated proxy in writing; or

•	third, if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person; your attendance alone, however, will not revoke any proxy that you have previously given.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your broker, bank or other nominee to change those instructions.

Q:	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	What rights do I have if I oppose the merger?

A:	Under Section 262 of the General Corporation Law of the State of Delaware, holders of our common stock and preferred stock who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they deliver a written demand for an appraisal to us prior to the vote on the adoption of the merger agreement and they comply with the Delaware law procedures explained in this proxy statement, including by not voting in favor of the adoption of the merger agreement. Dissenting stockholders who properly perfect their appraisal rights will receive only the judicially-determined fair value of their shares if one or more dissenting stockholders files suit in the Delaware Court of Chancery and litigates the resulting appraisal case to a decision. The judicially-determined appraisal amount could be more than, the same as or less than the amount the dissenting stockholder would be entitled to receive under the terms of the merger agreement. For additional information about appraisal rights, see “The Merger—Appraisal Rights” on page 55.

Q:	Is the merger expected to be taxable to me?

A:	Generally, yes. The receipt of cash for each share of our common stock or preferred stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. For United States federal income tax purposes, generally you will recognize gain or loss as a result of the merger measured by the difference, if any, between the amount of cash per share that you receive and your adjusted tax basis in that share.

You should read “The Merger—Material U.S. Federal Income Tax Consequences” on page 52 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Q:	Should I send in my share certificates now?

A:	No. Promptly after the merger is completed, you will be sent a letter of transmittal with written instructions for exchanging your share certificates for the cash consideration. These instructions will tell you how and where to send in your certificates for your cash consideration. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions.

Q:	When do you expect the merger to be completed?

A:	We are working to complete the merger as quickly as possible. We currently expect to complete the merger on or about September 30, 2005.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please call our proxy solicitor, Georgeson Shareholder Communications Inc. at (212) 440-9800 (banks and brokers) or (866) 328-5440 (all others, toll free). If you would like additional copies, without charge, of this proxy statement you should contact:

Intermix Media, Inc.

Attn: Investor Relations

6060 Center Drive, Suite 300

Los Angeles, CA 90045

(310) 215-1001 ex. 289

investors@intermix.com

OR

Georgeson Shareholder Communications Inc.

17 State Street, 10th Floor

New York, NY 10004

Banks and Brokers Call: (212) 440-9800

All Others Call Toll Free: (866) 328-5440

SUMMARY TERM SHEET

This summary term sheet, together with the section of this proxy statement entitled “Questions and Answers About the Merger”, highlights selected information from this proxy statement and may not contain all of the information that is important to you as an Intermix stockholder or that you should consider before voting on the proposal to adopt the merger agreement. To better understand the merger, you should read carefully this entire proxy statement and all of its annexes, including the merger agreement, which is attached as Annex A, before voting on the proposal to adopt the merger agreement. Each item in this summary includes a page reference directing you to a more complete description of that item.

Information about Intermix Media, Inc., News Corporation, Fox Interactive Media, Inc. and Project Ivory Acquisition Corporation (page 23)

Intermix Media, Inc.

6060 Center Drive, Suite 300

Los Angeles, California 90045

(310) 215-1001

Intermix is a “new media” company with a unique combination of popular and synergistic online entertainment, results driven Internet marketing and e-commerce businesses and assets. Utilizing proprietary technologies, compelling content, unique community features, analytical marketing and specialized e-commerce tools, we generate advertising, subscription and e-commerce revenues. MySpace, Inc., which is currently approximately 53% owned by us, through its web property www.myspace.com, integrates web profiles, blogs, instant messaging, e-mail, music downloads, photo galleries, classified listings, events, groups, chatrooms, and user forums, to create a connected community where users put their lives online. As a result, MySpace, Inc. is a favorite with online advertisers. We have exercised our purchase option to acquire the shares of MySpace, Inc. we do not already own.

News Corporation

1211 Avenue of the Americas

New York, New York 10036

(212) 852-7000

News Corporation is a diversified international media and entertainment company with operations in eight segments: filmed entertainment, television, cable network programming, direct broadcast satellite television, magazines and inserts, newspapers, book publishing, and other. Its activities are conducted principally in the United States, the United Kingdom, Continental Europe, Asia, Australia and the Pacific Basin.

Fox Interactive Media, Inc.

10201 W. Pico Boulevard

Los Angeles, California 90035

(310) 369-1000

Fox Interactive Media, a direct wholly-owned subsidiary of News Corporation, serves as an online hub for Fox Entertainment’s sports, news, entertainment and other distinctive programming and content. Fox Interactive Media integrates existing web properties including foxsports.com, foxnews.com and fox.com, coordinates the owned and operated television station web properties, and builds synergies between these and other web properties owned by News Corporation.

Project Ivory Acquisition Corporation

c/o News Corporation

1211 Avenue of the Americas

New York, New York 10036

(212) 852-7000

Project Ivory Acquisition Corporation (or Merger Sub) is a direct wholly-owned subsidiary of Fox Interactive Media. Merger Sub was created solely for the purpose of merging into Intermix in the merger.

The Merger (page 23)

We have agreed to be acquired by Fox Interactive Media pursuant to the terms of the merger agreement that is described in this proxy statement and attached as Annex A. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

The merger agreement provides that Merger Sub will merge into Intermix, with Intermix continuing as the surviving corporation and a wholly-owned subsidiary of Fox Interactive Media. At the effective time of the merger, each share of our capital stock outstanding immediately prior to the effective time of the merger (including any shares of common stock issued prior to the effective time upon exercise of options or warrants or upon conversion of preferred stock), other than shares held by us, our wholly-owned subsidiaries, Fox Interactive Media or Merger Sub or by holders properly exercising appraisal rights under Delaware law, will be automatically converted into the right to receive cash, without interest and less any applicable withholding taxes, in the amounts indicated in the chart below.

Capital Stock	Cash Payment Amount
Common Stock	$12.00/share
Series A Convertible Preferred Stock	$12.00/share
Series B Convertible Preferred Stock	$14.60/share
Series C Convertible Preferred Stock	$13.50/share
Series C-1 Convertible Preferred Stock	$14.00/share

The Series A convertible preferred stock has a $3.60 per share liquidation preference that increases at the rate of 6% per annum. Each share of Series A preferred stock is convertible into common stock at a rate of one share of common stock for each $3.60 of liquidation preference, such that each share of Series A convertible preferred stock is currently convertible into approximately 1.382 shares of common stock. As a result, the holder of a share of Series A convertible preferred stock will be entitled to receive more cash in the merger if he or she converts the share of Series A convertible preferred stock into common stock prior to the effective time of the merger.

Following the completion of the merger, we will no longer be a public company and you will cease to have any ownership interest in Intermix and will not participate in any future earnings and growth of Intermix.

Stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to us before the vote is taken on the adoption of the merger agreement at the special meeting and they comply with all requirements of Delaware law. After the merger is effected, each dissenting stockholder will no longer have any rights as a stockholder of Intermix with respect to his or her shares, except for the right to receive payment of the fair value of his or her shares under Delaware law as determined by the Delaware Court of Chancery if the stockholder has validly perfected and not withdrawn this right. Dissenting stockholders will receive only the judicially-determined fair value of their shares if one or more dissenting stockholders files suit in the Delaware Court of Chancery and litigates the resulting appraisal case to a decision. For additional information about appraisal rights, see “The Merger—Appraisal Rights” on page 55.

Effect of the Merger on Stock Options and Stock-Based Awards (page 60)

All outstanding options to purchase shares of our common stock will be cancelled at the effective time of the merger. The holder of an option to purchase shares of our common stock that is fully vested as of the effective time of the merger, including an option that vests as a result of the merger, will receive a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of $12.00 over the applicable option exercise price and (ii) the number of shares of common stock subject to the option.

The holder of an option to purchase shares of our common stock that is not vested at the effective time of the merger (and does not become vested as a result of the merger) will be entitled to receive 50% of the product of (i) the excess, if any, of $12.00 over the applicable option exercise price and (ii) the number of shares of common stock subject to the option, payable in installments, when and if the option would have vested, except that the option holder’s right to receive these payments will be subject to certain conditions, including continued employment of the holder of the options by News Corporation or its subsidiaries, the execution of a waiver of any claim that they may have that the consummation of the merger will constitute “good reason” for the purposes of voluntary termination of their employment agreements and non-compete agreement by the option holder prior to the effective time of the merger (if the option holder is a specified executive of Intermix), and the execution of an agreement acceptable to Fox Interactive Media and us by the option holder prior to the effective time of the merger (if the option holder is not a specified executive of Intermix).

Promptly following the effective time of the merger, Fox Interactive Media will make a cash payment, without interest, and less any applicable withholding taxes, in respect of each outstanding option to purchase shares of MySpace, Inc. common stock (including options held by officers and directors of MySpace, Inc.), whether vested or unvested, equal to the product of (i) the excess, if any, of $3.266 over the applicable option exercise price and (ii) the number of MySpace, Inc. common stock shares subject to such option. We have exercised our right to purchase all of the outstanding equity interests of MySpace, Inc. that we do not already own and the completion of this purchase is scheduled to occur on October 14, 2005. Upon completion of the MySpace, Inc. purchase, all outstanding options to purchase shares of MySpace, Inc. common stock will be cancelled. Fox Interactive Media has agreed that if the MySpace, Inc. purchase is completed prior to the effective time of the merger, it will, at the effective time of the merger, make the above described payment in respect of the options to purchase shares of MySpace, Inc. common stock that were outstanding on the date of our completion of the MySpace, Inc. purchase.

Our employee stock purchase plan will be terminated prior to the effective time of the merger and any amounts previously withheld but not yet applied to purchase common stock will be refunded to participants without interest and less any applicable withholding taxes.

At the effective time of the merger, each outstanding warrant to purchase shares of our common stock will be cancelled without any payment being made. We will notify the holders of these warrants prior to cancellation.

The Special Meeting (page 19)

The special meeting of our stockholders will be held at our offices located at 6060 Center Drive, Suite 300, Los Angeles, California 90045, on September 28, 2005 at 9:00 a.m. local time. At the special meeting, you will be asked to vote on the proposal to adopt the merger agreement and, if necessary, the proposal to adjourn the special meeting to solicit additional proxies.

Stockholders Entitled to Vote; Vote Required (page 19)

Only holders of record of our common stock and holders of our Series A 6%, Series B, Series C and Series C-1 convertible preferred stock at the close of business on August 24, 2005, the record date for the special meeting, may vote at the special meeting. For each share of our common stock, Series B, Series C and Series C-1 convertible preferred stock that you owned on the record date, you are entitled to cast one vote on each matter voted upon at the special meeting, provided that, the holders of Series C convertible preferred stock have previously agreed to vote only 78.947% of their shares of Series C convertible preferred stock in all matters presented to our stockholders, unless we and the Series C convertible preferred stockholders agree to waive the voting restrictions prior to the special meeting. For each share of our Series A 6% convertible preferred stock that you own on the record date you are entitled to cast 1.382 votes on each matter voted upon at the special meeting. Accordingly, at the special meeting, holders of our Series A 6% convertible preferred stock are entitled to cast 136,818 votes, holders of our Series B convertible preferred stock are entitled to cast 1,750,000 votes, holders of our Series C convertible preferred stock are entitled to cast 2,972,083 votes (or 3,786,575 votes if we and the Series C convertible preferred stockholders agree to waive the voting limitations on the Series C convertible preferred stock), holders of our Series C-1 convertible preferred stock are entitled to cast 1,325,000 votes, and holders of our common stock are entitled to cast 35,326,274 votes.

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock and preferred stock, voting together as a single class on an as converted basis with respect to each share of preferred stock. Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires a majority of the votes cast on the proposal, with our common stock and preferred stock voting together as a single class on an as converted basis with respect to each share of preferred stock.

Stockholder Voting Agreement (page 20)

Concurrently with the execution of the merger agreement, Fox Interactive Media and News Corporation entered into a stockholder voting agreement with the VantagePoint Stockholders under which the VantagePoint Stockholders have agreed to vote their shares of our capital stock in favor of the adoption of the merger agreement. The stockholder voting agreement is attached to this proxy statement as Annex D. We encourage you to read the stockholder voting agreement carefully in its entirety.

As of the close of business on August 24, 2005, the VantagePoint Stockholders held approximately 21.5% of the voting power of our outstanding securities. However, if we and the VantagePoint Stockholders agree to waive the voting restrictions on the Series C convertible preferred stock prior to the special meeting, VantagePoint Stockholders will be entitled to cast votes representing approximately 23.4% of the voting power of our outstanding common stock and preferred stock, voting as a single class on an as converted basis with respect to each share of preferred stock.

Shares Owned by Our Directors and Executive Officers (page 20)

As of August 24, 2005, our directors and executive officers beneficially owned 312,036 shares of common stock (excluding options exercisable within 60 days) entitled to vote at the meeting, or approximately 0.7% of our total voting power outstanding on that date.

Market Price and Dividend Data

Our common stock is listed on the American Stock Exchange under the symbol “MIX”. On July 15, 2005, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $10.72. On August 24, 2005, the last full trading day prior to the date of this proxy statement, our common stock closed at $11.81. See “Market Price and Dividend Data” on page 74.

Recommendation of Our Board of Directors (page 19)

Our board of directors, by the unanimous vote of all directors:

•	approved and adopted the merger agreement and other transactions contemplated by the merger agreement, and declared the merger to be advisable to our stockholders;

•	determined that it was in the best interests of us and our stockholders to enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement; and

•	determined that the consideration to be paid to our stockholders in the merger was fair.

Our board of directors recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. To review the background of the merger and the factors that our board of directors considered when deciding whether to approve the merger agreement and the transactions contemplated by the merger agreement, see “The Merger—Background of the Merger” on pages 24 through 30.

Interests of Our Directors and Executive Officers in the Merger (page 48)

When considering our board of directors’ recommendation that you vote in favor of the proposal to adopt the merger agreement, you should be aware that members of our board of directors and our executive officers may have interests in the merger that differ from, or are in addition to, those of our other stockholders. For example:

•	all unvested options to purchase shares of our common stock that are held by our Chief Executive Officer or by any of our non-employee directors will accelerate and vest in full in connection with the merger, and each outstanding option to purchase shares of our common stock that is vested as of the effective time of the merger, including an option that vests as a result of the merger, will be cancelled and the holder will be entitled to receive a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of $12.00 over the applicable option exercise price and (ii) the number of shares of common stock subject to such option;

•	each option to purchase shares of our common stock that is not vested at the effective time of the merger, and does not become vested as a result of the merger, will be cancelled and the holder will be entitled to receive 50% of the product of (i) the excess, if any, of $12.00 over the applicable option exercise price and (ii) the number of shares subject to the option, payable in installments made when and if the option would have been vested, except that the option holder’s rights to receive these payments will be subject to (a) if the option holder has an employment agreement with us providing for certain severance payments upon a termination of employment on or after a change of control, such holder executing a waiver of any claim that they may have that the consummation of the merger will constitute “good reason” for the purposes of voluntary termination of their employment agreements and a non-compete agreement with us prior to the effective time of the merger, (b) if the option holder does not have an employment agreement with us providing for certain severance payments upon a termination of employment on or after a change of control, such holder executing a separate agreement in a form acceptable to Fox Interactive Media and us prior to the effective time of the merger and (c) such holder remaining employed by News Corporation or its subsidiaries;

•	promptly following the effective time of the merger, Fox Interactive Media will make a cash payment, without interest, and less any applicable withholding taxes, in respect of each outstanding option to purchase shares of MySpace, Inc. common stock (including options held by officers and directors of MySpace, Inc.), whether vested or unvested, equal to the product of (i) the excess, if any, of $3.266 over the applicable option exercise price and (ii) the number of MySpace, Inc. common stock shares subject to such option; if we complete the purchase of outstanding equity interests of MySpace, Inc. that we do not already own prior to the effective time of the merger (which will have the effect of canceling all of the outstanding options to purchase MySpace, Inc. common stock), Fox Interactive Media will, at the effective time of the merger, make this payment in respect of the options to purchase shares of MySpace, Inc. common stock that were outstanding on the date of our completion of the MySpace, Inc. purchase;

•	Lisa Terrill, our Chief Financial Officer, and Sherman Atkinson, our Chief Operating Officer, have entered into employment agreements with us and Chris Lipp, our Senior Vice President, General Counsel and Secretary, and Brett Brewer, our President, have received stock options, in each case providing for the acceleration of vesting of their options to purchase shares of our common stock upon a qualifying termination of employment on or after a change of control;

•	in April 2004, our subsidiary, Alena, LLC, entered into a two-year employment agreement with Adam Goldenberg, President of Alena, under which Mr. Goldenberg will be paid severance of $175,000 if his employment is terminated for a reason other than for cause during the term of his agreement, or if he resigns for good reason;

•	the merger agreement provides that Ms. Terrill and Messrs. Atkinson, Brewer, Lipp and Goldenberg and other of our executives must agree to execute a waiver of any claim that they may have that the consummation of the merger will constitute “good reason” for the purposes of voluntary termination of their employment agreements and a non-compete agreement prior to the effective time of the merger as a condition to receiving the consideration due to holders of unvested options, as described above, and that upon a qualifying termination of employment following the merger, these executives will be entitled to receive the unpaid portion of the 50% of the option spread (as described above) to the extent not yet paid; certain of these executives have indicated that, due to the provisions of their employment arrangements and/or their option grants, they disagree with our position that their options may be cancelled by virtue of the merger without provision for the ability to realize 100% of the option spread value of their unvested options upon a qualifying termination of their employment after the effective time of the merger; we expect that, in conjunction with Fox Interactive Media, we will attempt to resolve these issues prior to the effective time of the merger.

•	David Carlick and Andrew Sheehan, each of whom is a director of Intermix, are both managing directors of VantagePoint Venture Partners, which possesses through its ownership of 100% of our Series C convertible preferred stock, the right to elect two members to our board of directors; the VantagePoint Stockholders have agreed in a stockholder voting agreement with News Corporation and Fox Interactive Media to vote their shares of our common stock and preferred stock in favor of the adoption of the merger agreement, subject to certain terms and conditions; under the merger agreement, the VantagePoint Stockholders will receive the applicable consideration per share with respect to their shares of common stock and preferred stock upon consummation of the merger as set forth above in “The Merger”;

•	Richard Rosenblatt, our Chief Executive Officer, and Chris DeWolfe, Chief Executive Officer of MySpace, Inc., are expected to continue in their respective roles following consummation of the merger;

•	we currently hold approximately 53% of the outstanding common stock and preferred stock (on an as converted to common stock basis) of MySpace, Inc; pursuant to the stockholders agreement governing MySpace, Inc. and its operations, we received an option to acquire all of the minority equity interests in MySpace, Inc. for an aggregate exercise price of approximately $69 million; in connection with entering into the merger agreement, we exercised our option to purchase these minority interests; MySpace Ventures, LLC is currently a minority stockholder in MySpace, Inc. and, at the closing of the MySpace, Inc. purchase option, has the right to receive approximately $21.4 million; Chris DeWolfe, the Chief Executive Officer of MySpace, Inc. is a member of MySpace Ventures, LLC and will receive his beneficial ownership interest of any purchase price payable to MySpace Ventures, LLC;

•	our directors and officers will continue to be indemnified for acts and omissions occurring at or prior to the effective time of the merger and will have the benefit of liability insurance for six years after completion of the merger; and

•	any employees (including our officers) that continue employment with Fox Interactive Media or its subsidiaries following the merger will continue to be provided for a period of 12 months following the effective time of the merger with benefits and salary under employee benefit plans and policies (other than equity incentive plans) that are no less favorable in the aggregate than those provided by us and our subsidiaries prior to the effective time of the merger; such continuing employees will also receive credit for the purposes of eligibility and vesting for their service with us or any of our subsidiaries under the benefit plans of Fox Interactive Media or its subsidiaries.

Opinions of Financial Advisors

Opinion of Montgomery & Co., LLC (page 33 and Annex B)

In connection with the merger, our board of directors received a written opinion from Montgomery & Co., LLC, one of our financial advisors, as to the fairness, from a financial point of view, of the merger consideration to be received by holders of our common stock and the merger consideration to be received by holders of our preferred stock. The full text of the written opinion of Montgomery & Co., dated July 18, 2005, is attached to this proxy statement as Annex B. Holders of our equity securities are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Montgomery & Co.’s opinion was directed to our board of directors in connection with its evaluation of the merger consideration, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger agreement. We agreed to pay Montgomery & Co. a customary fee for its services, a portion of which was payable upon the delivery of its fairness opinion and a portion of which is payable upon the consummation of the transaction.

Opinion of Thomas Weisel Partners LLC (page 40 and Annex C)

In connection with the merger, our board of directors received a written opinion from Thomas Weisel Partners LLC, one of our financial advisors, as to the fairness, from a financial point of view, of the merger consideration to be received by holders of our common stock and the merger consideration to be received by holders of our preferred stock. The full text of Thomas Weisel Partners’ written opinion, dated July 18, 2005, is attached to this proxy statement as Annex C. Holders of our equity securities are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Thomas Weisel Partners’ opinion was directed to our board of directors in connection with its evaluation of the merger consideration, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act with respect to any matters relating to the proposed merger. We agreed to pay Thomas Weisel Partners a customary fee for its services, a portion of which was payable upon the delivery of its fairness opinion and a portion of which is payable upon the consummation of the transaction.

Delisting and Deregistration of Our Common Stock (page 52)

If the merger is completed, our common stock will no longer be listed on the American Stock Exchange and will be deregistered under the Securities Exchange Act of 1934 (or Exchange Act), and we will no longer file periodic reports with the Securities and Exchange Commission.

Litigation Relating to the Merger (page 52)

As of the date of this proxy statement, we are unaware of any lawsuits filed against us or our board of directors in connection with the merger.

The Merger Agreement (page 59)

Conditions to the Completion of the Merger (page 68)

Our, Fox Interactive Media’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction of the following conditions:

•	our stockholders must adopt the merger agreement;

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended (or the HSR Act); and

•	the absence of any law or order of a governmental entity existing that prevents or prohibits the consummation of the merger.

Fox Interactive Media’s and Merger Sub’s obligations to complete the merger are subject to the satisfaction by us or waiver by them of the following conditions:

•	the accuracy of our representations and warranties, except where such inaccuracy would not reasonably be expected to result in a material adverse effect (other than representations and warranties relating to our authority to approve the merger, which must be true in all material respects, and relating to our outstanding securities, which must be true in all respects), or to materially delay the consummation of the merger;

•	we have materially complied with (or complied with, in the case of certain covenants related to corporate transactions and our capitalization and capital stock) our obligations and covenants under the merger agreement, as specified in the merger agreement; and

•	we continue to own the shares of MySpace, Inc. that we held as of July 18, 2005, the date of the merger agreement, free and clear of any liens.

Our obligation to complete the merger is subject to the satisfaction by Fox Interactive Media and/or Merger Sub or waiver by us of the following conditions:

•	the accuracy of Fox Interactive Media’s and Merger Sub’s representations and warranties, except where such inaccuracy would not reasonably be expected to have a material adverse effect on the ability of Fox Interactive Media to consummate the transactions contemplated by the merger agreement, and

•	Fox Interactive Media’s and Merger Sub’s material compliance with their obligations, covenants or agreements under the merger agreement.

No Solicitation Covenant (page 65)

The merger agreement contains restrictions on our ability to solicit, initiate, participate in discussions or negotiations with, provide any non-public information to, or enter into an agreement with, a third party with respect to a proposal to acquire more than 25% of our outstanding capital stock or voting securities or a proposal that would be preceded by or result in the acquisition of more than 25% of our assets based on their fair market value, or any combination of the foregoing. The merger agreement does not, however, prohibit us or our board of directors from considering an unsolicited superior proposal from a third party and furnishing non-public information to, and engaging in discussions with, such third party, if we and our board of directors comply with the appropriate provisions of the merger agreement. However, we cannot accept such a proposal until the merger agreement has been previously terminated.

Termination of the Merger Agreement (page 69)

The merger agreement may be terminated at any time before the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders as follows:

•	by our and Fox Interactive Media’s mutual written consent;

•	by either Fox Interactive Media or us if:

•	we do not complete the merger by January 17, 2006, provided that this date will be extended by two months if necessary to obtain required regulatory approvals and all other conditions to the completion of the merger have been satisfied or remain capable of being satisfied;

•	there exists any order or law of a governmental entity that prevents or prohibits the consummation of the merger that is final and nonappealable; or

•	our stockholders do not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) called for such purpose;

•	by us if Fox Interactive Media or Merger Sub materially breaches a material representation, warranty, covenant or agreement so that the related closing conditions cannot be satisfied and such breach is not or cannot be cured within 20 business days after receipt of written notice from us; and

•	by Fox Interactive Media if:

•	prior to the adoption of the merger agreement by our stockholders, our board of directors (i) approves or recommends another acquisition proposal, (ii) fails to recommend against another acquisition proposal within 10 days of such request by Fox Interactive Media, (iii) fails to recommend or withdraws or modifies (or does not continue to make) its recommendation of the merger in a manner adverse to Fox Interactive Media and Merger Sub or fails to reconfirm its recommendation of the merger within 10 days of such request by Fox Interactive Media, or (iv) fails to recommend against a tender offer that would result in any person or group becoming a beneficial owner of 20% of our common shares;

•	another person or group becomes the beneficial owner of 30% or more of our common shares; or

•	we materially breach a material representation, warranty, covenant or agreement so that the related closing conditions cannot be satisfied and such breach is not or cannot be cured within 20 business days after receipt of written notice from Fox Interactive Media or Merger Sub.

Termination Fees and Other Expenses (page 70)

Each party will pay its own fees and expenses in connection with the merger, whether or not the merger is consummated, except that we and Fox Interactive Media will each pay one-half of the expenses incurred in connection with filing, printing and mailing this proxy statement.

We will be required to pay a termination fee of $25 million to Fox Interactive Media if Fox Interactive Media terminates the merger agreement because:

•	our board of directors approves or recommends another acquisition proposal or, within 10 days of such request by Fox Interactive Media, fails to recommend against another acquisition proposal;

•	our board of directors fails to recommend the merger or withdraws or modifies (or does not continue to make) its recommendation of the merger in a manner adverse to Merger Sub and Fox Interactive Media or fails to reconfirm its recommendation of the merger within 10 days of such request by Fox Interactive Media;

•	our board of directors fails to recommend against a tender offer that would result in any person or group becoming a beneficial owner of 20% of our common shares;

•	another person or group becomes the beneficial owner of 30% or more of our common shares;

•	we violate the non-solicitation provisions described under “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals”; or

•	we fail to call a stockholder meeting as described under “The Merger Agreement—Board Recommendation; Stockholder Meeting.”

We will be required to pay to Fox Interactive Media a termination fee of $12.5 million if an acquisition proposal is:

•	publicly disclosed or otherwise known by our senior executive officers or our board of directors, the merger is not completed by January 17, 2006 (or March 17, 2006 if certain conditions are met), and the merger is terminated as a result of this untimely completion of the merger;

•	publicly disclosed, and our stockholders do not adopt the merger agreement at the stockholders meeting called for such purpose, and the merger agreement is terminated as a result of this failure by the stockholders to adopt the merger agreement;

•	publicly disclosed or otherwise known by our senior executive officers or our board of directors, and we materially breach a material representation, warranty, covenant or agreement so that the related closing conditions cannot be satisfied, and such breach is not or cannot be cured within 20 business days after receipt of written notice from Fox Interactive Media or Merger Sub, and Fox Interactive Media terminates the merger agreement as a result of this breach.

In addition, in those circumstances in which we have paid the $12.5 million termination fee, if we enter into an agreement for an alternate acquisition with another party within 12 months after the termination of the merger agreement, then we will be obligated to pay an additional $12.5 million to Fox Interactive Media.

For purposes of the additional termination fee payment, “alternate acquisition” means any transaction that would constitute an “acquisition proposal” with the added requirements of:

•	the acquisition of more than 50% of the outstanding shares of our capital stock or our voting securities;

•	a transaction which would result in, or be preceded by, the acquisition of 50% or more of the fair market value of our assets; or

•	any combination of the foregoing.

In the event that we are required to pay a termination fee to Fox Interactive Media, then, so long as we do not then have sufficient cash on hand and we have not entered into or consummated an agreement for an alternative proposal, we may pay the termination fee in the form of a promissory note.

Material U.S. Federal Income Tax Consequences (page 52)

The receipt of cash in exchange for shares of our common and preferred stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will recognize gain or loss as a result of the merger measured by the difference, if any, between the amount of cash received in exchange for shares of our common stock or preferred stock pursuant to the merger and your adjusted tax basis in such shares.

You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 52 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Regulatory Matters (page 54)

Under the HSR Act, we cannot complete the merger until we and Fox Interactive Media have notified the Antitrust Division of the U.S. Department of Justice (or Antitrust Division) and the U.S. Federal Trade Commission (or FTC), of the merger, furnished them with certain information and materials and allowed the applicable waiting period to terminate or expire. We and Fox Interactive Media filed notification and report forms under the HSR Act with the Antitrust Division and the FTC on August 12, 2005. The FTC and Antitrust Division granted early termination of the waiting period effective as of August 19, 2005.

Although the FTC and Antitrust Division have granted early termination of the statutory waiting period, the Antitrust Division, the FTC or any state attorney general could challenge, seek to block or block the merger under the antitrust laws, as it deems necessary or desirable in the public interest, including after completion of the merger. Furthermore, we cannot assure you that other regulatory challenges to the merger will not be made. If a challenge is made, we cannot predict the result. We and Fox Interactive Media have agreed to use commercially reasonable efforts to obtain as promptly as reasonably practicable all consents and waivers of any governmental entity or any other person required in connection with the merger. These commitments are subject to limitations as set forth in the merger agreement.

Paying Agent

Fox Interactive Media will hire an independent agent reasonably acceptable to us to act as the paying agent for the payment of the merger consideration.

Appraisal Rights (page 55)

Under Delaware law, stockholders who do not wish to accept the consideration payable for their shares of common stock or preferred stock, as applicable, pursuant to the merger may seek, under Section 262 of the General Corporation Law of the State of Delaware, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more than, less than or equal to the applicable merger consideration for such shares. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to properly demand appraisal, among other things:

•	you must not vote in favor of the proposal to adopt the merger agreement;

•	you must deliver a written demand to us for appraisal in compliance with the General Corporation Law of the State of Delaware before the vote on the proposal to adopt the merger agreement occurs at the special meeting; and

•	you must hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger; a stockholder who is the record holder of shares of our common stock or preferred stock on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger, will lose any right to appraisal in respect of those shares.

Merely voting against, or failing to vote in favor of, the merger agreement will not preserve your right to appraisal under Delaware law. Also, because a submitted proxy not marked “against” or “abstain” will be voted “FOR” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. If you hold shares in the name of a broker, bank or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand appraisal for your shares. If you or your nominee fails to follow all of the steps required by Section 262 of the General Corporation Law of the State of Delaware, you will lose your right of appraisal. See “The Merger—Appraisal Rights” on page 55 for a description of the procedures that you must follow in order to exercise your appraisal rights.

Dissenting stockholders who properly perfect their appraisal rights will receive only the judicially-determined fair value of their shares if one or more dissenting stockholders files suit in the Delaware Court of Chancery and litigates the resulting appraisal case to a decision.

Annex E to this proxy statement contains the full text of Section 262 of the General Corporation Law of the State of Delaware, which relates to your right of appraisal. We encourage you to read these provisions carefully and in their entirety.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws, including projections of earnings, revenue or other financial items; statements regarding future economic conditions or performance; statements of belief; and statements of assumptions. Forward-looking statements may include the words “may,” “could,” “will,” “should,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words.

These forward-looking statements are expressed in good faith and believed to have a reasonable basis but present our estimates and assumptions only as of the date of this proxy statement. Except for our ongoing reporting obligations under any securities law, we do not intend, and undertake no obligation, to update any forward-looking statement. Actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. Risks and uncertainties pertaining to the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	our ability to obtain the stockholder and regulatory approvals required for the merger;

•	the occurrence or non-occurrence of the other conditions to the closing of the merger;

•	the timing of the closing of the merger and receipt by stockholders of the merger consideration;

•	legislative or regulation developments that could have the effect of delaying or preventing the merger;

•	our ability to expand our network capacity;

•	our ability to develop compelling entertainment and other content for our network of websites and electronic newsletters;

•	our ability to retain our significant customers and vendors;

•	uncertainty concerning the effects of our pending transaction with Fox Interactive Media; and

•	additional risks and uncertainties not presently known to us or that we currently deem immaterial.

You should consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We do not undertake any obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances that occur after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as we are required to do by law.

THE INTERMIX SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

We will hold the special meeting at our offices located at 6060 Center Drive, Suite 300, Los Angeles, California 90045 on September 28, 2005, at 9:00 a.m. local time.

Purpose of the Special Meeting

At the special meeting, we are asking holders of record of our common stock and preferred stock at the close of business on August 24, 2005, to consider and vote on the following proposals:

1. to adopt the Agreement and Plan of Merger, dated as of July 18, 2005, by and among Intermix Media, Inc., Fox Interactive Media, Inc., Merger Sub, a wholly-owned subsidiary of Fox Interactive Media, Inc., and, with respect to certain specified provisions of the merger agreement, News Corporation;

2. to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the merger to adopt the merger agreement; and

3. to transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Recommendation of Our Board of Directors

Our board of directors has determined that the terms of the merger agreement are fair to and in the best interests of us and our stockholders and has determined the merger to be advisable to our stockholders.

Our board of directors recommends that our stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies. See “The Merger—Recommendation of Our Board of Directors; Our Reasons for the Merger.”

Stockholders Entitled to Vote; Vote Required

A quorum of stockholders is necessary to hold the special meeting. The required quorum for the transaction of business at the special meeting is the presence, either in person or represented by proxy, of the holders of a majority of the voting power of our outstanding common and preferred stock, voting together as a single class on a converted basis with respect to each share of preferred stock. Abstentions and “broker non-votes”, discussed below, count as present for establishing a quorum.

You may vote at the special meeting if you owned shares of our common stock or our Series A 6%, Series B, Series C or Series C-1 convertible preferred stock (or the preferred stock) at the close of business on August 24, 2005, the record date for the special meeting. For each share of our common stock, Series B, Series C and Series C-1 convertible preferred stock that you owned on the record date, you are entitled to cast one vote on each matter voted upon at the special meeting, provided that the holders of Series C convertible preferred stock have previously agreed to vote only 78.947% of their shares of Series C convertible preferred stock in all matters presented to our stockholders, unless we and the VantagePoint Stockholders agree to waive this restriction prior to the special meeting. For each share of our Series A 6% convertible preferred stock that you own on the record date, you are entitled to cast 1.382 votes on each matter voted upon at the special meeting. Accordingly, at the special meeting, holders of our Series A 6% convertible preferred stock are entitled to cast 136,818 votes, holders of our Series B convertible preferred stock are entitled to cast 1,750,000 votes, holders of our Series C convertible preferred stock are entitled to cast 2,972,083 votes (or 3,786,575 votes if we waive the voting limitations on the Series C convertible preferred stock) holders of our Series C-1 convertible preferred stock are entitled to cast 1,325,000 votes, and holders of our common stock are entitled to cast 35,326,274 votes.

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock and our preferred stock, voting together as a single class on an as converted basis with respect to each share of preferred stock.

Because the vote on the proposal to adopt the merger agreement is based on the voting power of the total number of shares outstanding, rather than the number of actual votes cast, failure to vote your shares and broker non-votes will have the same effect as voting against the adoption of the merger agreement.

Approval of the proposal to adjourn the special meeting for the purpose of soliciting proxies, if necessary, requires a majority of the votes cast on the proposal, with our common stock and preferred stock, voting together as a single class on an as converted basis with respect to each share of preferred stock. Because the vote on the proposal to adjourn the meeting is based on the number of actual votes cast, failure to vote your shares and broker non-votes will have no effect on the outcome of the proposal.

A list of our stockholders will be available for review for any purpose germane to the special meeting at our executive offices and principal place of business during regular business hours for a period of ten days before the special meeting and will also be available at the special meeting.

Shares Owned by Our Directors and Executive Officers

As of the close of business on August 24, 2005, our directors and executive officers, beneficially owned 312,036 shares of common stock (excluding options exercisable within 60 days) entitled to vote at the meeting, or approximately 0.7% of our total voting power outstanding on that date.

Stockholder Voting Agreement

Concurrently with the execution of the merger agreement, Fox Interactive Media entered into a stockholder voting agreement with the VantagePoint Stockholders under which the VantagePoint Stockholders have agreed to vote their shares of our capital stock in favor of the adoption of the merger agreement. The stockholder voting agreement terminates upon the earliest to occur of (i) the mutual consent of Fox Interactive Media and the VantagePoint Stockholders; (ii) the date of termination of the merger agreement in accordance with its terms; (iii) the effective time of the merger; or (iv) January 18, 2006. The stockholder voting agreement is attached to this proxy statement as Annex D. We encourage you to read the stockholder voting agreement carefully in its entirety.

As of the record date, the VantagePoint Stockholders held approximately 21.5% of the voting power of our outstanding common stock and preferred stock, voting together as a single class on an as converted basis with respect to each share of our preferred stock, including the voting restriction on the Series C convertible preferred stock. If we and the VantagePoint Stockholders agree to waive the voting restriction on the Series C convertible preferred stock prior to the special meeting, the VantagePoint Stockholders will be entitled to cast votes representing approximately 23.4% of the voting power of our outstanding common stock and preferred stock, voting as a single class on an as converted basis with respect to each share of preferred stock.

Voting; Proxies

You may vote by proxy or in person at the special meeting.

Voting in Person

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting.

Voting by Proxy

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal to adopt the merger agreement and the proposal to adjourn the special meeting to solicit additional proxies, if necessary, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

Only shares affirmatively voted for the proposal to adopt the merger agreement and the proposal to adjourn the special meeting to solicit additional proxies, if necessary, and properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposals. Shares of our stock held by persons attending the special meeting but abstaining from voting, and shares of our stock for which we received proxies directing an abstention, will have the same effect as votes against the adoption of the merger agreement, but will not have any effect on the outcome of the vote on the proposal to adjourn the special meeting to solicit additional proxies, if necessary. Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists, but those proxies will have the same effect as votes against the proposal to adopt the merger agreement. Broker non-votes will have no effect on the outcome of the vote on the adjournment proposal.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

Although it is not currently expected, if the proposal to adjourn the special meeting to solicit additional proxies, if necessary, is approved, the special meeting may be adjourned for the purpose of soliciting additional proxies to approve the proposal to adopt the merger agreement. Other than for the purposes of adjournment to solicit additional proxies, whether or not a quorum exists, holders of a majority of the outstanding voting power of our common stock and preferred stock, voting together as a single class on an as converted basis with respect to each share of our preferred stock, present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.

Any adjournment may be made without notice (if the adjournment is not for more than thirty days), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Other Business

We do not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the special meeting. A stockholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our corporate secretary with a later date or by appearing at the special meeting and voting in person. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

Solicitation of Proxies

We and our proxy solicitation firm, Georgeson Shareholder Communications Inc., are soliciting proxies for the special meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, including the payment a fee of $6,500, plus reasonable expenses, to Georgeson Shareholder Communications Inc. for its services. In addition to the solicitation of proxies by mail, we will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of our common stock held by them and secure their voting instructions, if necessary. We will reimburse those record holders for their reasonable expenses in so doing. We may use several of our executive officers and regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, telegram, facsimile or special delivery letter.

Appraisal Rights

Under the General Corporation Law of the State of Delaware, holders of our common stock and preferred stock who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and they comply with the provisions of Section 262 of the General Corporation Law of the State of Delaware set forth in full at Annex E to this proxy statement, including by not voting in favor of the adoption of the merger agreement. Dissenting stockholders who properly perfect their appraisal rights will receive only the judicially-determined fair value of their shares if one or more dissenting stockholders files suit in the Delaware Court of Chancery and litigates the resulting appraisal case to a decision. For more information on appraisal rights see below under “The Merger—Appraisal Rights”.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact:

Intermix Media, Inc.

Attn: Investor Relations

6060 Center Drive, Suite 300

Los Angeles, CA 90045

(310) 215-1001 ex. 289

investors@intermix.com

OR

Georgeson Shareholder Communications Inc.

14 State Street, 10th Floor

New York, NY 10004

Banks and Brokers Call: (212) 440-9800

All Others Call Toll Free: (866) 328-5440

PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT

THE MERGER

Introduction

We are asking our stockholders to adopt the merger agreement. If we complete the merger, we will become a wholly-owned subsidiary of Fox Interactive Media, and our stockholders will have the right to receive $12.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock and $12.00, $14.60, $13.50 and $14.00 in cash, without interest and less any applicable withholding taxes, for each share of our Series A 6%, Series B, Series C and Series C-1 convertible preferred stock, respectively, that is outstanding immediately prior to the effective time of the merger.

The Companies

Intermix Media, Inc.

We are a “new media” company with a unique combination of popular and synergistic online entertainment, results driven Internet marketing and e-commerce businesses and assets. Utilizing proprietary technologies, compelling content, unique community features, analytical marketing and specialized e-commerce tools, we generate advertising, subscription and e-commerce revenues.

Our businesses are grouped into two segments: the product marketing segment, referred to as Alena, and the network segment, referred to as the Intermix Network. The Intermix Network blends user-generated and proprietary online content that motivates users to spend more time on the Intermix Network and to invite their friends to join the Intermix Network. By integrating social networking applications, self publishing and viral marketing, the Intermix Network has grown to over 30 million U.S. visitors per month, ranking among the most popular destinations for U.S. Internet users today. MySpace, Inc., which is included in the Intermix Network, through its web property www.myspace.com, integrates web profiles, blogs, instant messaging, e-mail, music downloads, photo galleries, classified listings, events, groups, chatrooms, and user forums, to create a connected community where users put their lives online. As a result, MySpace, Inc. is a favorite with online advertisers. MySpace, Inc. is currently 53% owned by us. In addition, we have exercised our purchase option to acquire the shares of MySpace, Inc. we do not already own.

Leveraging our optimization technologies, marketing methodologies and the Internet, we sell branded consumer product offerings through our Alena unit. Alena expands our consumer reach by marketing select high margin and innovative products directly to the consumer across the Internet. In doing so, Alena cost-effectively builds consumer brands and creates additional offline revenue opportunities for us through strategic partnerships and joint ventures.

Our principal offices are located at 6060 Center Drive, Suite 300, Los Angeles, California 90045, and our telephone number is (310) 215-1001.

News Corporation

News Corporation is a diversified international media and entertainment company with operations in eight segments: filmed entertainment, television, cable network programming, direct broadcast satellite television, magazines and inserts, newspapers, book publishing, and other. Its activities are conducted principally in the United States, the United Kingdom, Continental Europe, Asia, Australia and the Pacific Basin.

News Corporation’s principal offices are located at 1211 Avenue of the Americas, New York, New York 10036, and their telephone number is (212) 852-7000.

Fox Interactive Media, Inc.

Fox Interactive Media, Inc., a direct wholly-owned subsidiary of News Corporation, serves as an online hub for sports, news, and entertainment and other distinctive programming and content. Fox Interactive Media integrates News Corporations existing web properties including foxsports.com, foxnews.com and fox.com, coordinates the owned and operated television station web properties and builds synergies between these and other properties owned by News Corporation.

Fox Interactive Media’s principal offices are located at 10201 W. Pico Boulevard, Los Angeles, California 90035 and their telephone number is (310) 369-1000.

Project Ivory Acquisition Corporation

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Fox Interactive Media. Merger Sub was organized solely for the purpose of entering into the merger agreement with Fox Interactive Media and completing the merger and has not conducted any business operations other than those incident to its formation. If the merger is completed, Merger Sub will cease to exist following its merger with and into Intermix.

The mailing address of Merger Sub’s principal offices is c/o News Corporation, 1211 Avenue of the Americas, New York, New York 10036, and their telephone number is (212) 852-7000.

Background of the Merger

Our business operations grew significantly in 2004 and 2005. During that period, we became a leading online media, entertainment and e-commerce company, leveraging our proprietary technologies across our online network of websites and the Internet in general. The challenges and opportunities raised by our expansion led our board of directors to meet regularly to review and assess our business strategies. At these meetings, the board considered the various trends and conditions affecting us and, more generally, Internet-based businesses, and discussed various available strategies and business alternatives. In early February 2005, our board established a transactions committee consisting of Messrs. Richard Rosenblatt, Andrew Sheehan and James Quandt. Our board of directors initially directed the transactions committee to evaluate potential acquisitions of other businesses that would be complementary to our business and explore the possibility of a private or public equity financing to raise additional capital to fund our growth strategy. In addition, our board authorized the transactions committee to evaluate any offers that we might receive from third parties to purchase any of our business units.

In February of 2005, we restructured our MySpace business by contributing our 67% interest in the MySpace.com website and related assets into a newly formed subsidiary, MySpace, Inc. Following the restructuring and a capital investment by third parties, we owned approximately 53% of MySpace, Inc. Pursuant to the stockholders agreement governing MySpace, Inc. and its operations, we also received an option to acquire all of the minority equity interests in MySpace, Inc. for an aggregate exercise price of approximately $69 million. The MySpace, Inc. purchase option had an expiration date of February 11, 2006 and we could only exercise the option if a third party made us a bona fide offer with respect to a change of control of our company prior to that date. The MySpace, Inc. stockholders agreement also provided that the exercisability of the MySpace, Inc. purchase option would be suspended if MySpace, Inc. itself received a bona fide acquisition proposal at a stated minimum price, for so long as discussions with respect to that proposal were continuing.

In April and May of 2005, a number of third parties approached us on an unsolicited basis, including established private equity firms and several large private and publicly traded Internet and media companies, about the possibility of acquiring Intermix or one or more of our business units. Although our board of directors was not actively pursuing a sale of our company or of any of our business units at that time, our board determined that it would consider the possibility of such a sale if a third party made an attractive offer that the board believed fully valued our company. Accordingly, our board authorized the transactions committee and senior management to engage in preliminary discussions with those companies and with one or more investment banking firms. On April 29, 2005, Mr. Rosenblatt, our Chief Executive Officer, met with representatives of Montgomery & Co., LLC, an investment banking firm, to discuss our business and the strategic opportunities and challenges it faced. Montgomery, which we subsequently retained on July 12, 2005 to act as one of our financial advisors in connection with the merger, suggested to Mr. Rosenblatt that we explore the financial alternatives available to us, including fundraising options and a possible sale of our company or one or more of our business units.

We conducted several meetings with representatives of companies that had expressed interest in our business. On April 4, 2005, Company A contacted Brett Brewer, our President, regarding a possible sale of our company. On May 4, 2005 and May 5, 2005, Mr. Brewer and Mr. Rosenblatt, respectively, again met with representatives of Company A. On May 3, 2005, Mr. Rosenblatt met with representatives of Company B. On May 11 and May 26, 2005, Mr. Rosenblatt met with representatives of Company C. The purpose of these meetings was to provide Company A, Company B and Company C with a general overview of our business, to discuss a potential strategic investment in our company to help fund our growth and explore other strategic alternatives. We subsequently entered into confidentiality agreements with Company A, Company B and Company C and we arranged for follow-on meetings between these companies and members of our senior management team. Mr. Rosenblatt updated our board of directors on his meetings at a special meeting of the board on May 12, 2005, and the board authorized Mr. Rosenblatt to continue preliminary discussions with Company A, Company B and Company C.

During April and May 2005, we experienced a significant decline in our stock price, which coincided with our announcement about the potential, and subsequently the actual, commencement of an action against us by the Office of the Attorney General of the State of New York. The action alleged, among other things, that we distributed downloadable software applications in violation of New York consumer protection statutes. Our stock price during April and May ranged from a high of $8.25 on April 12, 2005 to a low of $3.20 on May 9, 2005. None of Company A, Company B or Company C made any offers to acquire our company or any of our business units, and we ultimately terminated our discussions with each of those companies (as well as with certain other companies that had approached us) when it became clear that they would not be willing to offer more than a slight premium over our then current stock prices.

On June 9, 2005, representatives of Montgomery made a presentation to our board of directors with respect to the strategic alternatives available to our company. At this meeting, Montgomery informed the board that News Corporation might be an attractive strategic partner for us because News Corporation had stated its goal of expanding into a broader range of Internet-related businesses and that News Corporation had expressed an interest to Montgomery in pursuing a transaction with us. Montgomery offered to meet with News Corporation to explore News Corporation’s interest in making a strategic investment in, or pursuing another transaction with, our company. Our board of directors authorized Montgomery to continue such discussions. Thereafter, on June 22, 2005, an affiliate of News Corporation signed a confidentiality agreement with us containing customary terms and conditions.

During this period, we also engaged in discussions with the Office of the Attorney General of the State of New York with respect to a possible resolution of the New York civil complaint. On June 14, 2005, we announced that we had reached an agreement in principle with that Office contemplating the resolution of the New York civil complaint. Under the terms of the agreement in principle, we agreed to pay a total of $7.5 million over three years to the State of New York, and further agreed to cease all distribution of the “adware” programs at issue, of which we had recently suspended distribution.

On June 23, 2005, Mr. Rosenblatt met with representatives from News Corporation to discuss our business and prospects. Mr. Rosenblatt indicated that we would be potentially interested in News Corporation making a strategic investment in our company. Representatives of News Corporation indicated that it would not be interested in acquiring a minority stake in our company but would potentially consider acquiring our entire company. Mr. Rosenblatt indicated that Intermix would not consider a sale unless it was at a significant premium to our then current stock price of $8.10. On June 27, 2005, Mr. Rosenblatt provided our board with an update regarding discussions with News Corporation. On June 28 and June 29, 2005, members of our senior management team met with representatives of News Corporation to provide more detailed information regarding our business. During those meetings, our and News Corporation’s representatives held general and preliminary discussions with respect to the potential structure of a business combination between News Corporation and Intermix and the manner in which our operations might fit with News Corporation’s Internet strategy. Following those meetings, representatives of News Corporation conducted a general due diligence review of our business.

On July 1, 2005, a representative of Thomas Weisel Partners LLC, an investment banking firm, contacted Mr. Rosenblatt. Thomas Weisel Partners urged Mr. Rosenblatt to consider pursuing a strategic transaction with other potential parties, including Company D. After consulting with individual members of our transactions committee and board of directors, Mr. Rosenblatt agreed to do so. On July 6, 2005, the transactions committee held a meeting to discuss the status of discussions and diligence with News Corporation, to discuss potential discussions with Company D, to obtain input from our legal advisors and to consider retaining investment bankers to act on our behalf. Thereafter, on July 7, 2005, Messrs. Rosenblatt, Brewer and Goldenberg met with representatives of Company D to provide it with an overview our business. At that meeting, Company D signed a confidentiality agreement with us containing customary terms and conditions. Representatives of Company D subsequently conducted a due diligence review of our business.

Following these discussions, our board of directors concluded at a meeting on July 8, 2005 that our stockholders and we would be best served by engaging investment bankers to act on our behalf in our deliberative processes. Our board of directors authorized the transactions committee to retain investment bankers on our behalf to advise and assist us in discussions with entities that expressed an interest in potentially acquiring us. On July 12, 2005, the members of the transactions committee met with representatives of Montgomery and Thomas Weisel Partners and reached agreement with respect to the terms of their engagement. We subsequently executed engagement letters with each of those firms for the provision of financial advisory services.

During the conduct of its due diligence analysis of Intermix, representatives of News Corporation communicated to representatives of Montgomery that News Corporation would be interested in acquiring us. On July 12, 2005, Mr. Rosenblatt met with Rupert Murdoch, the Chairman and Chief Executive Officer of News Corporation, and Peter Chernin, the President and Chief Operating Officer of News Corporation. After discussing how Intermix could help accelerate News Corporation’s Internet strategy, Messrs. Murdoch and Chernin stated that News Corporation would be willing, subject to the completion of continuing confirmatory due diligence and mutually acceptable documentation, to acquire all of our outstanding equity interests on the basis of a $12 per common share valuation. News Corporation was aware that other entities had expressed interest in a possible strategic transaction with or investment in us. Messrs. Murdoch and Chernin stated that they believed their offer fully valued Intermix and that its availability was conditioned upon the negotiation and execution of definitive acquisition documents by the following Sunday, July 17, 2005. They also communicated to Mr. Rosenblatt that, if we were interested in pursuing the News Corporation offer, News Corporation would insist that any ensuing acquisition documentation contain customary deal protection provisions that would restrict us from discussing alternative transactions with other parties unless proposals made to us would reasonably be likely to lead to a superior transaction.

Following this discussion, Mr. Rosenblatt received the advice of our financial advisors and legal advisors and individually contacted each of our directors, to explain News Corporation’s proposal. The News Corporation proposal was significantly higher than any other preliminary indication of interest that Intermix had received from any other party. Our board of directors considered the offer to be the type of attractive offer that our board had previously determined it would seriously consider. Based on input from the transactions committee and other members of our board, Mr. Rosenblatt called Ross Levinsohn, President, Fox Interactive Media, and informed him that while we could not make a commitment at that time, we would be interested in pursuing a transaction along the lines Mr. Murdoch had described.

On July 13, 2005, our board of directors held a meeting to discuss the status of the discussions with News Corporation and Company D. At that meeting, the board received a presentation from our legal counsel, Latham & Watkins LLP, regarding the board’s fiduciary duties in the context of a potential sale of the company. The board also received advice from our financial advisors. At the meeting, our board of directors confirmed that we should continue discussions with News Corporation with respect to a potential transaction and should continue to facilitate Company D’s due diligence review of our business.

Consistent with the board’s direction, Mr. Rosenblatt and other members of our senior executive team continued to provide additional financial and operational information to Company D and its financial advisor.

Our senior executive team and numerous representatives of Company D conducted numerous financial and operational due diligence meetings between July 14 and July 15 at the offices of Latham & Watkins. During and following these meetings representatives of Company D expressed continuing interest in pursuing a transaction with us but Company D did not, at that time or thereafter, submit to us or our representatives a formal or informal proposal regarding such a transaction or indicate any valuation at which Company D might be interested in completing a transaction.

Representatives of News Corporation stated that they had retained two law firms, Skadden, Arps, Slate, Meagher & Flom LLP and Pillsbury Winthrop Shaw Pittman LLP, and a financial advisory firm, J.P. Morgan Securities Inc., to advise it in pursuing the acquisition proposal it had made to us. They further stated that News Corporation would promptly forward a draft acquisition agreement to us and our legal and financial representatives for review.

On July 14, 2005, News Corporation advised us that it was prepared to make a formal offer to acquire our company if we would waive the anti-takeover provisions of Section 203 of the Delaware General Corporation Law and enter into an agreement to negotiate exclusively with News Corporation for a five-day period. News Corporation also advised us that it would condition a formal offer upon the VantagePoint Stockholders entering into a voting agreement with News Corporation with respect to a potential transaction. The board held a meeting during the afternoon of July 15 and considered that a formal offer regarding a change of control of our company from News Corporation would constitute a bona fide offer under the MySpace, Inc. stockholder agreement, thereby allowing us to exercise the MySpace, Inc. purchase option. The board determined, however, that it would be premature to waive the provisions of Section 203 of the Delaware General Corporation Law with respect to News Corporation and that it was not prepared to authorize the execution of an exclusivity agreement with News Corporation in light of the possibility that Company D might pursue an offer to acquire us in the near future. Our board of directors authorized the transactions committee of the board and our senior executive management to continue our discussions with News Corporation with respect to the proposed transaction.

On July 15, 2005, prior to our receipt of a draft merger agreement, senior representatives of News Corporation forwarded to Latham & Watkins a non-binding term sheet summarizing certain of the principal provisions News Corporation would demand as part of the transaction. These included a covenant that would require us to submit the proposed transaction to a stockholder vote even if our board of directors withdrew its recommendation of the transaction; a requirement that we adopt a stockholder rights plan that could not be eliminated prior to the termination of the acquisition agreement; a covenant that we would not waive the provisions of Section 203 of the Delaware General Corporation Law with respect to any other person; a termination fee of either $25 million or $12.5 million, depending on the surrounding termination circumstances; and a voting agreement requiring the VantagePoint Stockholders to commit to vote their shares of voting equity securities in favor of a transaction with News Corporation.

News Corporation also informed us that it would require the VantagePoint Stockholders to commit to sell their equity interests in us to News Corporation concurrently with the execution of a definitive merger agreement, irrespective of whether News Corporation ultimately consummated any acquisition transaction involving us. News Corporation indicated that it would proceed with such a transaction only if our board of directors approved the sale, and the VantagePoint Stockholders and News Corporation negotiated a mutually acceptable purchase agreement. Finally, News Corporation said that it would further condition its merger proposal on our exercise of the MySpace, Inc. purchase option.

In the evening of July 15, 2005, our board met with our financial and legal advisors, and with members of our management team, to discuss the News Corporation term sheet and related matters. The consensus of the board was that, while the News Corporation offer was attractive, the associated deal protection and other voting and stock sale arrangements would be too strong a deterrent to other prospective transaction partners from pursuing an acquisition of us. Our board of directors expressed particular concern that the News Corporation acquisition of an approximate 23% voting equity interest in us from the VantagePoint Stockholders could discourage other prospective acquirors from pursuing a transaction with us. However, the meeting concluded with consensus that the proposed News Corporation transaction continued to be worth pursuing, and that our senior management team and legal and financial advisors should continue the associated discussions with a view toward addressing the breadth of the deal protection and related arrangements, and the negotiation of less onerous arrangements as part of any ultimately executed transaction documentation. We also made a decision to request that News Corporation provide us with the option to borrow the funds necessary for us to consummate the MySpace, Inc. purchase option.

At approximately midnight on the evening of July 15, 2005, News Corporation and its legal representatives forwarded a proposed merger agreement to our legal and financial advisors and us. During the night, our negotiating team reviewed the draft merger agreement, and forwarded a preliminary response to News Corporation and its representatives the following morning.

During the afternoon of July 16, 2005, the respective transaction principals and their legal and financial advisors met to discuss the proposed forms of merger agreement and the associated voting and stock purchase agreements. These discussions continued through the night and into the morning of July 17, 2005. During this period, we exchanged numerous draft provisions of the merger agreement with News Corporation. During the early morning hours of July 17, 2005 we received a revised draft of the merger agreement containing the changes previously negotiated.

In addition to the deal protection and related arrangements discussed above, the negotiating teams also discussed at length the terms under which News Corporation would provide financing to us following our exercise of the MySpace, Inc. purchase option. The exercise of the option would require that we commit to pay approximately $69 million in cash to the minority equity holders in MySpace, Inc. Accordingly, we requested, as part of the merger negotiations, that News Corporation make that capital available to us, upon our request, and News Corporation agreed to do so, subject to certain conditions.

At the conclusion of the overnight negotiating sessions of July 16-17, 2005, representatives of News Corporation stated their intention to terminate discussions regarding the transaction if the definitive acquisition documentation was not agreed to prior to the opening of securities trading on Monday, July 18, 2005.

The parties reviewed the draft acquisition documentation during the morning and afternoon of July 17, 2005, and the respective negotiating teams met again in the early afternoon that day. Negotiating sessions occurred regularly for the balance of the day and evening.

Our board of directors met four times, and the transaction committee met twice, during the July 16-17, 2005 period. At these meetings, our negotiating teams briefed our board members regarding the issues arising in the discussions, and received advice from its financial and legal advisors with respect to the negotiations. Our board of directors evaluated the advisability of soliciting an alternative acquisition proposal from Company D, weighing the possibility of securing a more attractive offer from Company D against the risk of jeopardizing the News Corporation negotiations, particularly in light of the lack of an offer from Company D at that time. Our board of directors also considered the possibility that if either News Corporation or Company D viewed itself as unlikely to prevail in acquiring us, it might submit an offer to acquire only MySpace, Inc. in order to potentially suspend (at least temporarily) our ability to exercise the MySpace, Inc. purchase option, which could prospectively jeopardize other economically attractive transactions involving us. Our board accordingly authorized our financial and other representatives to remain in negotiations with News Corporation, while at the same time continuing due diligence and other discussions with representatives of Company D. Our board also directed representatives of Thomas Weisel Partners to contact Company D to determine whether Company D was prepared to make a formal offer to acquire us.

In light of the possible sale by the VantagePoint Stockholders of all or a portion of their equity interest in us to News Corporation irrespective of whether we ultimately consummated a transaction with News Corporation, our board of directors also conducted separate deliberative sessions in which potential voting and/or sale arrangements between the VantagePoint Stockholders and News Corporation were discussed, without the participation of the two directors affiliated with the VantagePoint Stockholders.

During the afternoon of July 17, 2005, News Corporation offered a number of revisions to the proposed transaction documentation. Most significantly, News Corporation withdrew its request to acquire the VantagePoint Stockholders’ equity interest in us prior to the proposed merger and also withdrew its request that we implement a stockholder rights plan, agreed to certain standstill provisions with respect to purchases of our equity securities on the open market and in private transactions and made certain accommodations to the termination fee arrangements to make those provisions more acceptable to us. News Corporation continued to request that the VantagePoint Stockholders agree to execute a stockholder voting agreement to vote in favor of the transaction proposed by News Corporation.

On the evening of July 17, 2005, two principal managers of MySpace, Inc., Chris DeWolfe and Josh Berman, who are also indirect stockholders of MySpace, Inc. through an entity called MySpace Ventures, LLC, indicated that if we exercised the MySpace, Inc. purchase option, MySpace Ventures, LLC would be willing to delay the scheduled closing of our obligation to purchase its shares until the closing of the merger or any comparable transaction if the closing of the merger were to occur after October 14, 2005 (which is the date we are required to purchase the shares of the MySpace, Inc. minority stockholders pursuant to the terms of the purchase option). Following discussions with those individuals, Mr. Rosenblatt concluded that it would be in our best interests for those individuals to continue to hold an equity interest in MySpace, Inc. until the merger is completed or, if the merger is not completed, until an alternative transaction is completed. Mr. Rosenblatt advised those individuals that he would recommend this proposal to our board of directors.

Late in the evening of July 17, 2005, our board of directors met to consider the current state of negotiations with News Corporation, and to receive detailed presentations from our financial and legal advisors. Representatives of Thomas Weisel Partners informed the board of directors that, pursuant to the board’s direction, they had contacted Company D’s financial advisor to determine whether Company D would be in a position to offer an acquisition proposal with respect to us. Those representatives advised the board that Company D remained interested and had indicated that it would move forward in an expeditious manner, however Company D was not then in a position to make a proposal but had scheduled a board meeting later that week to consider whether a proposal could be made. Latham & Watkins explained again the fiduciary duties applicable to the board of directors’ consideration of an acquisition transaction such as the proposed News Corporation merger. Representatives of Montgomery and Thomas Weisel Partners presented their preliminary views regarding the valuation of us implied by the terms of the News Corporation proposal. Our financial advisors also compared the valuation of our company with valuations of comparable publicly traded companies and to comparable transactions. Montgomery and Thomas Weisel Partners also discussed, as they had before, the various strategic options available to us at this time. Our board of directors asked representatives of Montgomery and Thomas Weisel Partners to ask News Corporation to increase the $12 per common share acquisition price. Montgomery and Thomas Weisel Partners committed to do so.

In the early morning hours of July 18, 2005, our board of directors met again, by conference telephone. Representatives of Latham & Watkins reviewed with the board of directors the applicable legal considerations, the structure of the contemplated News Corporation transaction, and the material terms of the proposed merger agreement. Representatives of Montgomery and Thomas Weisel Partners then informed the board of directors that News Corporation had stated that it would not increase its $12 per share purchase price. Thereafter, the Montgomery and Thomas Weisel Partners representatives made presentations to the board. Those firms then delivered their respective opinions orally and in writing, to the effect that, as of such date and based upon and subject to the assumptions and limitations set forth in such opinions, the merger consideration payable to our common stockholders in the merger was fair to our common stockholders from a financial point of view and that the merger consideration payable to our preferred stockholders in the merger was fair to our preferred stockholders from a financial point of view.

After deliberation and consideration of various issues related to the proposed merger, our board of directors determined it to be in our best interest and the best interest of our stockholders to enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement. Our board of directors resolved unanimously to approve and adopt the merger agreement and the other transactions contemplated by the merger agreement, and declared the merger advisable to our stockholders. In addition, the board of directors authorized us to enter into an agreement with the MySpace, Inc. senior managers to purchase MySpace Ventures, LLC’s shares in MySpace, Inc. upon the earlier of the consummation of the merger with Fox Interactive Media or any comparable transaction. With our board of directors’ authorization, we also agreed that if the merger is not completed and we do not enter into a comparable alternate transaction prior to February 11, 2006, we will not purchase MySpace Ventures, LLC’s shares of MySpace, Inc. Our board of directors also resolved to approve the stockholder voting agreement between Fox Interactive Media, News Corporation and the VantagePoint Stockholders and to exempt the transactions contemplated by the merger agreement and the stockholder voting agreement from Section 203 of the Delaware General Corporation Law. Finally, our board of directors determined to accelerate the vesting of all options held by Mr. Rosenblatt, effective immediately prior to the effective time of the merger.

Following the board meeting, Fox Interactive Media formally submitted to us a written bona fide offer with respect to a change of control of our company. The offer provided that Fox Interactive Media was prepared to acquire us pursuant to the terms and conditions set forth in the merger agreement that had been negotiated between the parties. Based on that offer, we exercised the MySpace, Inc. purchase option. Thereafter, the parties executed the merger agreement and Fox Interactive Media, News Corporation and the VantagePoint Stockholders executed the stockholder voting agreement. We then issued a joint press release with News Corporation announcing the proposed merger.

Recommendation of Our Board of Directors; Our Reasons for the Merger

Recommendation of Our Board of Directors

Our board of directors, by the unanimous vote of all directors:

•	approved and adopted the merger agreement and other transactions contemplated by the merger agreement, and declared the merger to be advisable to our stockholders;

•	determined that it was in the best interests of us and our stockholders to enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement; and

•	determined that the consideration to be paid to our stockholders in the merger was fair.

Accordingly, our board of directors recommends that you vote “FOR” the adoption of the merger agreement.

Reasons for the Merger

In reaching its determination to approve and adopt the merger agreement and the transactions contemplated thereby and to recommend that you vote in favor of the proposal to adopt the merger agreement, our board of directors consulted with our management, as well as our legal and financial advisors and considered a number of factors, including the following material factors:

Factors Relating to the Transaction Generally:

•	the online business market is rapidly evolving and intensely competitive, and we expect competition will further intensify in the future;

•	the competition for website traffic and subscribers, as well as advertising revenues, both on Internet websites and in more traditional media, is intense; barriers to entry are currently minimal, and current and new competitors can launch new websites and online Services and features at a relatively low cost;

•	many of our current competitors, including iVillage, CNET, Sportsline.com and Traffix, as well as more focused information providers such as Google, AOL and Yahoo! have significantly greater brand recognition, more content, broader service offerings and greater financial resources than we have;

•	the environment for acquisitions in the online business market is very competitive such that Intermix currently represents a valuable strategic opportunity for potential buyers such as Fox Interactive Media, given our recent ability to attract users to our websites; accordingly, our board concluded that this was a favorable time to undertake a sale of Intermix;

•	the risks and uncertainties of pursuing other strategic options available to us, including remaining independent and continuing to implement our business plan or pursuing other strategic alternatives;

•	obtaining an offer to purchase Intermix would trigger our right to exercise our option to purchase the minority equity interests in MySpace, Inc. that we do not already own at a price that is substantially below our board of directors’ estimation of the fair market value of MySpace, Inc.; and

•	our option to purchase MySpace, Inc. will expire in February 2006.

Factors Relating to the Specific Terms of the Merger Agreement with Fox Interactive Media:

•	the merger consideration of $12.00 per share of our common stock represents a substantial premium to historical trading prices of our common stock. The per share common stock merger consideration represents a 11.9% premium over the closing price of our common stock on July 15, 2005, the last trading day prior to the approval of the transaction by our board of directors; an 89.6% premium over our average common stock price for the three month period ending July 15, 2005; and a 136.1% premium over our average common stock price for the one year period ending July 15, 2005;

•	the board of directors concluded that the merger consideration was likely the highest price reasonably attainable for Intermix’ stockholders in a merger or other acquisition transaction;

•	the merger consideration consists solely of cash, which provides certainty of value to our stockholders;

•	there is no financing condition to the completion of the merger, and our board of directors, after consultation with its financial advisors, has determined that Fox Interactive Media will have adequate capital resources to pay the merger consideration; in addition, News Corporation has guaranteed Fox Interactive Media’s obligation to pay the merger consideration;

•	Fox Interactive Media has agreed to loan us up to $69 million in order to fund the consummation of our purchase of the outstanding interests in MySpace, Inc. that we do not already own;

•	the merger agreement, subject to the limitations and requirements contained in the agreement, allows our board of directors to furnish information to and conduct negotiations with third parties under certain circumstances;

•	the stockholder voting agreement with the VantagePoint Stockholders terminates in the event that the merger agreement terminates, which permits the VantagePoint stockholders to support a transaction involving a superior offer in such a case;

•	our board considered the terms of the merger agreement, as reviewed by the Intermix board with its legal advisors, including that the conditions to closing the merger are limited to Intermix stockholder approval, antitrust clearance and other customary conditions;

•	the view of our board of directors, after receiving advice of management and after consultation with our legal counsel, concluded that regulatory approvals necessary to complete the merger are likely to be obtained;

•	the relatively short time period that is likely necessary to close the transaction;

•	Fox Interactive Media is generally obligated to close the merger notwithstanding any breaches of our representations and warranties, unless those breaches would have a material adverse effect on Intermix and its subsidiaries, taken as a whole;

•	the fact that the completion of the merger is subject to the adoption of the merger agreement by our stockholders and if a superior proposal for an alternative transaction were to be made prior to the adoption of the merger agreement by our stockholders at the special meeting of our stockholders, our stockholders (other than the VantagePoint Stockholders who are entitled to vote approximately 21.5% of the outstanding voting power of our common stock and preferred stock, voting as a single class on an as converted basis with respect to each share of our preferred stock) would be free to reject the transaction with Fox Interactive Media by voting against the adoption of the merger agreement;

•	under the merger agreement, changes to our business arising from the following will not be taken into account when determining whether Fox Interactive Media may terminate the merger agreement due to a breach of a representation or warranty resulting in a material adverse effect on us and our subsidiaries, taken as a whole: (i) the negotiation or public announcement of the merger agreement, including the loss of customers, suppliers or employees as a result of the announcement of the merger, (ii) the execution and delivery of the merger agreement, including the loss of customers, suppliers or employees as a result of the execution and delivery of the merger agreement (except with respect to breaches of agreements that result from the execution and delivery of the merger agreement), (iii) our failure to meet any projections or forecasts, (iv) changes affecting the United States or world economy generally or industry conditions to the extent they do not disproportionately affect Intermix, (v) the outbreak or escalation of hostilities or acts of terrorism involving the United States or any declaration of war by the United States, (vi) certain lawsuits (other than certain developments) brought against us by the State of New York, our former Chief Executive Officer and any similar actions or proceedings, (vii) changes in our stock price taken by itself and (viii) the exercise of our purchase option to acquire the interests in MySpace, Inc. that we did not already own; and

•	our board considered the presentation by Montgomery & Co., LLC on July 18, 2005 and its opinion that, as of July 18, 2005, and based on and subject to the matters set forth in its opinion, the consideration to be offered to holders of our common stock and holders of our preferred stock in the merger was fair, from a financial point of view, to such stockholders, and the presentation by Thomas Weisel Partners LLC on July 18, 2005 and its opinion that, as of July 18, 2005, and based on and subject to the matters set forth in its opinion, the consideration to be offered to holders of our common stock and holders of our preferred stock in the merger was fair, from a financial point of view, to such stockholders.

Potential Negative Factors Relating to the Transaction:

The Intermix board also considered potential drawbacks or risks relating to the merger, including the following material risks and factors:

•	we will no longer exist as an independent company and our stockholders will no longer participate in our growth as an independent company and also will not participate in any synergies resulting from the merger;

•	the merger agreement precludes us from actively soliciting alternative proposals;

•	we are obligated to pay Fox Interactive Media a termination fee of $25 million if we terminate or if Fox Interactive Media terminates the merger agreement under certain circumstances, which may deter others from proposing an alternative transaction that might be more advantageous to our stockholders;

•	we are required to submit a proposal to adopt the merger agreement to our stockholders even if we receive a superior proposal for an alternative transaction or our board of directors changes its recommendation that our stockholders vote in favor of the adoption of the merger agreement;

•

while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if the merger agreement is adopted by our stockholders. If the merger does not close, we may incur significant risks and costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on business and customer relationships;

•	certain of our directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other stockholders;

•	the gain from an all-cash transaction would be taxable to our tax-paying stockholders for United States federal income tax purposes;

•	under the merger agreement, Fox Interactive Media or Merger Sub is obligated to loan us up to $69 million to fund our purchase of the equity interests in MySpace, Inc. that we do not already own, upon our request; if the merger agreement terminates, however, this loan obligation of Fox Interactive Media and Merger Sub also terminates if not previously drawn down, and we would have to seek other funding to complete our purchase of those equity interests in MySpace, Inc. and alternative means of funding may not be available to us on terms that are commercially reasonable to us, if at all; and

•	any loan by Fox Interactive Media to us will be secured by all our assets, including the stock that we hold in MySpace, Inc. and all rights with respect to that stock; in the event that the merger agreement terminates after we have drawn upon the loan from Fox Interactive Media and consummated the purchase option for the equity interests in MySpace, Inc. that we do not already own, we may not have, or be able to obtain, sufficient funds to repay such loan and Fox Interactive Media may foreclose upon our equity interests in MySpace, Inc.

After taking into account all of the factors set forth above, as well as others, our board of directors unanimously agreed that the benefits of the merger outweigh the risks and that the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of us and our stockholders. Our board of directors has unanimously approved the merger agreement and the merger and recommends that our stockholders vote to adopt the merger agreement at the special meeting.

The foregoing discussion is not intended to be exhaustive, but we believe it addresses the material information and factors considered by the Intermix board of directors in its consideration of the merger. In view of the number and variety of factors and the amount of information considered, our board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of our board of directors may have given different weights to different factors.

Opinion of Montgomery & Co., LLC

Montgomery & Co., LLC has acted as co-financial advisor to us in connection with the merger. Montgomery is a leading investment bank for growth companies in the information technology, communications, healthcare and media sectors. Our board of directors retained Montgomery based upon its qualifications, expertise and reputation and its knowledge of our business and affairs and the online advertising, online content and networking, online direct marketing and offline direct marketing industries.

On July 18, 2005, Montgomery rendered to our board of directors its oral opinion, subsequently confirmed in writing, that, as of that date, and based upon the assumptions made, matters considered and limits on review set forth in Montgomery’s written opinion, the merger consideration to be received by our common stockholders pursuant to the merger agreement is fair to the common stockholders and the merger consideration to be received by our preferred stockholders pursuant to the merger agreement is fair to the preferred stockholders, each from a financial point of view.

The full text of the written opinion of Montgomery, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Montgomery in delivering its opinion, is attached as Annex B to this proxy statement. Stockholders should read this opinion carefully and in its entirety. The following description of the opinion of Montgomery is only a summary of the written opinion and as such the following description is qualified by reference to the full text of the written opinion and is not a substitute for the written opinion.

The opinion of Montgomery was directed to our board of directors in their consideration of the merger, and our board was permitted to rely on the opinion. The opinion does not constitute a recommendation to our stockholders as to how they should vote, or take any other action, with respect to the merger. The opinion addresses only the fairness as of the date of the opinion, from a financial point of view, of the consideration to our common and preferred stockholders. It does not address the relative merits of the merger and the other business strategies that our board of directors has considered or may be considering, our decision to proceed with the merger, or any other aspect of the merger. It also does not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the merger or (ii) any tax or other consequences that might result from the merger.

In connection with its opinion, Montgomery, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Intermix and News Corporation;

•	reviewed certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward looking information concerning Intermix, prepared by our management;

•	reviewed with us certain publicly available estimates of research analysts relating to us;

•	held discussions with our management concerning the business, past and current operations, financial condition and future prospects of Intermix;

•	reviewed a draft merger agreement and the financial terms and conditions set forth therein;

•	reviewed the stock price and trading history of our common stock;

•	compared the financial terms of the merger with stock price multiples (and implied enterprise values) of certain other publicly traded companies with businesses comparable to our businesses;

•	compared the financial terms of the merger with the financial terms, to the extent publicly available, of other transactions that Montgomery deemed relevant;

•	prepared a discounted cash flow analysis of Intermix;

•	reviewed our certificate of incorporation and provisions of our certificates of designation setting forth the rights of holders of our preferred stock to receive consideration in respect of their shares in a transaction such as the merger;

•	participated in discussions and negotiations among representatives of Intermix, Fox Interactive Media, and News Corporation and their financial and legal advisors; and

•	made such other studies and inquiries, and took into account such other matters as Montgomery deemed relevant, including Montgomery’s assessment of general economic, market and monetary conditions.

In Montgomery’s review and analysis, and in arriving at its opinion, Montgomery assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it (including information furnished to it orally or otherwise discussed with Montgomery by our management) or publicly available and neither attempted to verify, nor assumed responsibility for verifying, any of such information. Montgomery relied upon the assurances of our management that our management was not aware of any facts that would make such information inaccurate or misleading. Montgomery also made the following assumptions:

•

that with respect to the financial forecasts and projections (and the assumptions and bases therefor) for Intermix that Montgomery reviewed, such forecasts and projections were reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of our management as to the future financial condition and performance of Intermix, and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated;

•	that the merger will be consummated upon the terms set forth in the draft merger agreement reviewed by Montgomery without material alteration thereof;

•	that our historical financial statements reviewed by Montgomery were prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied; and

•	that neither the consideration to be received by our common stockholders nor the consideration to be received by our preferred stockholders, each pursuant to the merger agreement, will be reduced as a result of any indemnification, escrow, purchase price adjustment or other provisions of the merger agreement.

Montgomery did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of our properties, assets or liabilities (contingent or otherwise), nor was Montgomery furnished with any such evaluation or appraisal.

The opinion of Montgomery was based on market, economic and other conditions as in effect on, and information made available to Montgomery as of, the date of the opinion. Accordingly, it should be understood that subsequent developments may affect the conclusion expressed in Montgomery’s opinion and Montgomery disclaims any undertaking or obligation to advise any person of any change in any matter affecting its opinion which may come or be brought to its attention after the date of the opinion.

The following represents a brief summary of the material financial analyses performed by Montgomery in connection with providing its opinion to our board of directors. Some of the summaries of financial analyses performed by Montgomery include information presented in tabular format. In order to fully understand the financial analyses performed by Montgomery, stockholders should read the tables together with the text of each summary. The tables alone do not constitute a complete summary of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Montgomery.

Common Stock

Comparable Company Analysis.

Based on public and other available information about comparable companies, Montgomery utilized a sum of the parts analysis to calculate the implied equity value of Intermix, assuming (i) no exercise and (ii) exercise of the MySpace, Inc. purchase option. Montgomery performed a comparable company analysis for each of our three primary businesses separately (Alena, Intermix Network and our ownership interest in MySpace, Inc.) because the three businesses have different economics and peer groups. Montgomery then aggregated the estimated values of the three primary businesses to come to a range of estimated values for Intermix. In such analysis, Montgomery estimated a range of values for each of the three primary businesses by multiplying the estimated earnings before interest, taxes, depreciation and amortization (or, EBITDA) for each business for 2005 and 2006 (excluding our corporate overhead expenses) by a range of EBITDA multiples for 2005 and 2006 derived from companies with comparable businesses. The ranges of EBITDA multiples for the comparable companies were derived by dividing the enterprise value of each comparable company (based on closing stock prices on July 15, 2005) by the estimated 2005 and 2006 EBITDA for each comparable company. After calculating the aggregate implied enterprise value of each of our separate businesses, Montgomery arrived at a sum of the parts range of values allocable to our common stock by subtracting (i) the aggregate preferred stock liquidation preference that would be payable to holders of our preferred stock in the merger and (ii) an implied reduction in value associated with our projected corporate overhead expenses (which had been excluded from the valuation of each separate business), and by adding back our net cash on hand at June 30, 2005.

Projected 2005 and 2006 information for Intermix was based on projections of our management. Projections for the selected comparable companies were based on Montgomery’s research and other publicly available investment banking research. Montgomery believes that the companies listed below in the online advertising, online content and networking, online direct marketing and offline direct marketing industries have operations similar to some of our businesses, but noted that none of these companies has the same management, composition, size or combination of businesses as us:

Online Advertising	Online Content & Networking	Online Direct Marketing	Offline Direct Marketing
Google	CNET Networks	Aptimus	Church & Dwight Co.
Yahoo!	iVillage	ValueClick	Herbalife Ltd.
	Monster Worldwide	Vertrue	Jarden Corp.
Nature’s Sunshine Products

The following table sets forth the range of EBITDA multiples for each Intermix business indicated by this analysis:

	Enterprise Value/ EBITDA 2005E		Enterprise Value/ EBITDA 2006E
Alena	8.5x-12.0	x	7.0x-8.0	x
Intermix Network	16.0x-20.0	x	12.0x-14.0	x
MySpace, Inc.	22.0x-28.0	x	15.0x-19.0	x
Corporate Overhead	17.5	x	13.0	x
Implied Intermix Common Stock Value Per Share (no exercise of MySpace, Inc. purchase option)	$1.77-$3.88		$7.62-$9.96
Implied Intermix Common Stock Value Per Share (exercise of MySpace, Inc. purchase option)	$2.66-$5.41		$10.72-$14.28

The multiple used for determining the reduction in value associated with our corporate overhead was determined by computing the weighted average of the EBITDA multiples used in valuing each separate business. The implied range of values without the exercise of the MySpace, Inc. purchase option included a range of values for our 53% ownership interest in MySpace, Inc. The implied range of values including exercise of the MySpace, Inc. purchase option included a range of values assuming 100% ownership of MySpace, Inc. minus the $69 million exercise price of the MySpace, Inc. purchase option.

The multiples derived from the implied estimated EBITDA of the companies listed above were calculated using data that excluded all extraordinary items, non-recurring charges and merger-related expenses. In each case, Montgomery multiplied the ratios derived from its analysis by our estimated EBITDA to calculate the resulting price ranges listed above.

Selected Transactions Analysis.

Based on public and other available information about comparable companies, Montgomery utilized a sum of the parts analysis to calculate the implied equity value of Intermix, assuming (i) no exercise and (ii) exercise of the MySpace, Inc. purchase option. Montgomery performed a selected transactions analysis separately for each of our three primary businesses and then aggregated the results together. In such analysis, Montgomery estimated a range of values for each of the three primary businesses by multiplying the revenue or EBITDA for each business for selected periods by a range of revenue or EBITDA multiples for comparable companies based upon precedent transactions for those companies. The implied enterprise value of Intermix Network and our ownership interest in MySpace, Inc. was calculated as a multiple of EBITDA for those businesses for the last twelve months (LTM) and the next twelve months (NTM), and the implied enterprise value of Alena was calculated as a multiple of revenue for that business for the LTM and NTM, each based on selected acquisitions of companies in the online advertising, online content and networking, online direct marketing and offline direct marketing industries that have been announced since January 2, 2002. Montgomery used a revenue multiple for Alena because no meaningful EBITDA data was available with respect to precedent transactions for that line of business. After calculating the aggregate implied enterprise value of all of our businesses, Montgomery arrived at a sum of the parts range of values for our common stock by subtracting (i) the aggregate preferred stock liquidation preference that would be payable to holders of our preferred stock in the merger and (ii) an implied reduction in value associated with our projected corporate overhead expenses (which had been excluded from the valuation of each separate business), and by adding back our net cash on hand at June 30, 2005.

The acquisitions reviewed in this analysis were the following:

	Acquiror	Target
Online Advertising	InterActiveCorp	Ask Jeeves
	InfoSpace	Switchboard
	Ask Jeeves	Interactive Search
	Yahoo! Inc.	Overture
	Overture	Fast Search and Transfer
	Overture	Alta Vista
	Yahoo! Inc.	Inktomi

Online Content & Networking	E. W. Scipps	Shopzilla (pending)
	eBay	Shopping.com (pending)
	Experian	LowerMyBills.com (pending)
	New York Times	About.com
	eBay	Rent.com
	Dow Jones	MarketWatch
	United Online	Classmates Online
	Cendant	Orbitz
	Monster Worldwide	Tickle
	InterActiveCorp	Hotwire.com
	InterActiveCorp	Lending Tree
	InterActiveCorp	Hotels.com
	InterActiveCorp	Expedia.com
	InterActiveCorp	uDate
	Yahoo! Inc.	HotJobs

Online Direct Marketing	ValueClick	Web Clients
	Private investors	Doubleclick
	AOL	Advertising.com
	Findwhat.com	eSpotting

Offline Direct Marketing	IAC/InterActiveCorp	Cornerstone Brands Inc.
	Wasserstein & Co., L.P.	Bear Creek Corporation
	Blyth Inc.	Walter Drake, Inc.

The following table sets forth the range of multiples for each Intermix business indicated by this analysis:

Announced Enterprise Value/ EBITDA or Revenue
	LTM		NTM
Alena (Revenue)	1.3x-2.0	x	1.2x-1.4	x
Intermix Network (EBITDA)	21.9x-31.3	x	16.7x-22.0	x
MySpace, Inc. (EBITDA)	17.0x-26.2	x	14.5x-18.3	x
Corporate Overhead	4.0	x	3.0	x
Implied Intermix Common Stock Value Per Share (no exercise of MySpace, Inc. purchase option)	$2.72-$4.59		$8.09-$10.45
Implied Intermix Common Stock Value Per Share (exercise of MySpace, Inc. purchase option)	N/A		$9.81-$12.99

The multiple used for determining the reduction in value associated with our corporate overhead was based on an estimate Montgomery believed to be reasonable. The implied range of values without the exercise of the MySpace, Inc. purchase option included a range of values for our 53% ownership interest in MySpace, Inc. The implied range of values including exercise of the MySpace, Inc. purchase option included a range of values assuming 100% ownership of MySpace, Inc. minus the $69 million exercise price of the MySpace, Inc. purchase option. Each of the implied Intermix values set forth above was based on a range of multiples of first quartile to third quartile. In each case, Montgomery multiplied the ratios derived from its analysis by our estimated EBITDA or revenues, as applicable, to calculate the resulting price ranges listed above.

No transaction used in the selected transactions analysis is identical to the merger, and no company used in the comparable company analysis is identical to Intermix. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Intermix and the merger are being compared.

Premiums Paid Analysis.

Montgomery reviewed the consideration paid in 41 acquisition transactions involving technology and internet companies announced from January 16, 2002 through June 27, 2005. Montgomery calculated the premiums over the applicable stock price of the acquired company paid in these transactions (i.e., the amount by which the price that the acquiror paid for the target shares exceeded the market price of such shares), calculated based on the one day, the one week average, the one month average and the three month average per share closing price prior to the announcement of the applicable acquisition offer. Montgomery then calculated the per share value of our common stock implied by such premiums. The following table summarizes the results of this analysis.

	Premium Over Target Stock Price as of the Following Periods Prior to Announcement
	One Day	One Week	One Month	Three Month
Third Quartile	38.7%	38.2%	46.3%	58.0%
Mean	29.5%	30.2%	34.8%	41.8%
Median	24.1%	26.3%	30.0%	35.0%
First Quartile	16.5%	16.0%	20.2%	22.7%
Intermix Common Stock Per Share Premium Based on the Per Share Common Merger Consideration (as of 7/15/05)	11.9%	19.3%	36.3%	88.3%
Intermix Common Stock Per Share Premium Based on the Per Share Common Merger Consideration (as of 7/7/05)	39.2%	43.0%	54.7%	101.5%
Implied Intermix Common Stock Per Share Value (as of 7/15/05)	$12.50-$14.90	$11.70-$13.90	$10.60-$12.90	$7.80-$10.10
Implied Intermix Common Stock Per Share Value (as of 7/7/05)	$10.00-$12.00	$ 9.70-$12.00	$ 9.30-$11.40	$7.30-$ 9.40

Montgomery performed its premiums paid analysis based on both our July 7 and July 15 closing stock prices. After July 7, our stock price began to rise due, in part, to acquisition rumors, and July 15 was the trading day immediately prior to the public announcement of the merger.

Each of our implied common stock per share value ranges was calculated based on a range of premiums of first quartile to third quartile.

Discounted Cash Flow Analysis.

Montgomery used cash flow forecasts of Intermix for calendar years 2005 through 2009, as projected by our management, to perform a discounted cash flow analysis. In conducting this analysis, Montgomery assumed that Intermix would perform in accordance with these forecasts. Montgomery estimated the discounted value of the projected cash flows using discount rates ranging from 19% to 25%, which range of discount rates were selected based upon a weighted average cost of capital analysis for Intermix and the other companies used in the comparable company analysis. Montgomery then estimated the terminal value by applying exit multiples to our estimated 2009 EBITDA, which multiples ranged from 8.0x to 12.0x. Montgomery then discounted the terminal value to present values using discount rates ranging from 19.0% to 25.0%. This analysis implied a common stock per share value ranging from $5.70 to $10.40 per share based on a 53% ownership interest in MySpace, Inc., and an implied per share value ranging from $7.10 to $12.70 per share based on a 100% ownership interest in MySpace, Inc.

Montgomery noted that each of the above analyses of Intermix assumed we had net cash totaling $6.4 million, preferred stock with an aggregate liquidation preference of $12.9 million and 47.9 million diluted shares of our common stock outstanding.

Preferred Stock

Montgomery’s opinion with respect to the fairness from a financial point of view of the merger consideration to be paid to the holders of our preferred stock is based solely upon (i) its conclusion regarding the fairness from a financial point of view of the merger consideration to the holders of our common stock and (ii) the prior negotiated agreements among Intermix and the original purchasers of our preferred stock, as evidenced by the certificates of designation governing our preferred stock, with respect to the consideration, if any, that holders of our preferred stock would be entitled to receive in excess of any amounts to be paid to holders of our common stock in a transaction such as the merger. Montgomery’s opinion does not address any legal matters with respect to the consideration that holders of our preferred stock are entitled to receive in the merger. Rather, in its analysis, Montgomery has assumed that the merger consideration to be paid to the holders of our preferred stock in the merger complies with the certificate of designation applicable to each series of our preferred stock.

General

The foregoing description is only a summary of the analyses and examinations that Montgomery deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Montgomery. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to our board of directors. In addition, Montgomery may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Montgomery with respect to the actual value of Intermix.

In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Intermix. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Montgomery with respect to the fairness, from a financial point of view, of the consideration to be received by our stockholders pursuant to the merger, and were provided to our board of directors in connection with the delivery of the Montgomery opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

As described above, the opinion of Montgomery was among many factors that our board of directors took into consideration in making its determination to approve, and to recommend that the stockholders adopt the merger agreement.

In connection with Montgomery’s engagement by Intermix, except for certain limited inquiries made to certain potential acquirors approved by Intermix, Montgomery was not authorized to solicit, and did not solicit, third-parties regarding alternatives to the merger.

Under its engagement letter dated July 12, 2005, we agreed to pay Montgomery customary fees for its services. We agreed to pay Montgomery (i) a fairness opinion fee of $750,000 upon the rendering of a fairness opinion, which amount will be credited against any subsequent success fee we are obligated to pay to Montgomery. Furthermore, we agreed to pay Montgomery, upon consummation of the transaction, a success fee equal to either (i) 0.425% of the consideration involved in the transaction if the transaction is consummated with News Corporation or any of its affiliated entities, plus an additional $750,000 if we received a bona fide offer from News Corporation or its affiliated entities to acquire us and a transaction is consummated with a third party within the term of the engagement letter, or (ii) 0.50% of the consideration involved in the transaction if the transaction is consummated with a party other than News Corporation or its affiliated entities. Our board of directors was aware of this fee structure and took it into account in considering the Montgomery opinion and in approving the merger. Further, we agreed to reimburse Montgomery for its reasonable out-of-pocket expenses and to indemnify Montgomery against specific liabilities that may arise out of Montgomery’s engagement.

In the ordinary course of business, Montgomery may trade in our securities and News Corporation’s securities for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in our securities or News Corporation’s securities.

Opinion of Thomas Weisel Partners LLC

Thomas Weisel Partners LLC has acted as co-financial advisor to us in connection with the merger. Our board of directors selected Thomas Weisel Partners to render an opinion as to fairness, from a financial standpoint of the consideration to be received by our stockholders because Thomas Weisel Partners is an internationally recognized investment banking firm based on its qualifications, expertise and reputation and its knowledge of our business and affairs and the Internet industry.

On July 18, 2005, Thomas Weisel Partners rendered to our board of directors its written opinion that, as of that date, and based upon the assumptions made, matters considered and limits on review set forth in Thomas Weisel Partners’ written opinion, the merger consideration to be received by holders of our common stock and the merger consideration to be received by holders of our preferred stock pursuant to the merger agreement, is fair to such stockholders from a financial point of view.

The full text of the written opinion of Thomas Weisel Partners, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Thomas Weisel Partners in delivering its opinion, is attached as Annex C to this proxy statement. Stockholders should read this opinion carefully and in its entirety. The following description of the opinion of Thomas Weisel Partners is only a summary of the written opinion and as such the following description is qualified by reference to the full text of the written opinion and is not a substitute for the written opinion.

The opinion of Thomas Weisel Partners was directed to our board of directors in its consideration of the merger, and our board was permitted to rely on the opinion. The opinion does not constitute a recommendation to our stockholders as to how they should vote with respect to the merger. The opinion addresses only the fairness, from a financial point of view, of the consideration to our stockholders as of the date of the opinion. It does not address the relative merits of the merger, any alternatives to the merger, our underlying decision to proceed with or effect the merger, or any other aspect of the merger. In furnishing its opinion, Thomas Weisel Partners did not admit that it is an expert within the meaning of the term “expert” as used in the Securities Act of 1933 (or Securities Act), nor did it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act. The written opinion of Thomas Weisel Partners includes statements to this effect.

In connection with its opinion, Thomas Weisel Partners, among other things:

•	reviewed certain publicly available financial and other data with respect to Intermix, including the consolidated financial statements for recent years and certain other relevant financial and operating data relating to Intermix made available to Thomas Weisel Partners from published sources and from our own internal records;

•	reviewed the financial terms and conditions of the merger as set forth in the merger agreement;

•	reviewed certain publicly available information concerning the trading of, and the trading market for, our common stock;

•	compared Intermix from a financial point of view with certain other companies in the Internet industry that Thomas Weisel Partners deemed to be relevant;

•	considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the Internet industry that Thomas Weisel Partners deemed to be comparable, in whole or in part, to the merger;

•	reviewed and discussed with representatives of our management certain information of a business and financial nature regarding Intermix, furnished to Thomas Weisel Partners by us, including financial forecasts and related assumptions of Intermix;

•	made inquiries regarding and discussed the merger and the merger agreement and other matters related thereto with our counsel; and

•	performed such other analyses and examinations as Thomas Weisel Partners deemed appropriate.

In preparing its opinion, Thomas Weisel Partners did not assume any obligation to independently verify any of the information referred to above and relied on such information being accurate and complete in all material respects. Thomas Weisel Partners also made the following assumptions:

•	with respect to our financial forecasts provided to Thomas Weisel Partners by our management, upon the advice of such management and with our consent, Thomas Weisel Partners assumed for purposes of its opinion that the forecasts had been reasonably prepared on bases reflecting the best available estimates and judgments of our management at the time of preparation as to the future financial performance of Intermix, and that such forecasts provided a reasonable basis upon which Thomas Weisel Partners could form its opinion;

•	that the MySpace, Inc. purchase option will be consummated prior to the effective time of the merger;

•	that the value of the preferred stock merger consideration accurately reflects the rights of the respective series of our preferred stock under our certificate of incorporation;

•	that there have been no material changes in the assets, financial condition, results of operations, business or prospects of Intermix since the respective dates of our last financial statements made available to Thomas Weisel Partners;

•	that Thomas Weisel Partners relied on advice of counsel, our customers and our independent accountants as to all legal and financial reporting matters with respect to us, the merger and the merger agreement; and

•	that the merger would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations.

In addition, Thomas Weisel Partners did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of Intermix, nor was Thomas Weisel Partners furnished with any such appraisals.

The opinion of Thomas Weisel Partners was based on economic, monetary, market and other conditions as in effect on, and the information made available to Thomas Weisel Partners as of, the date of the opinion. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel Partners has not assumed any obligation to update, revise or reaffirm its opinion.

Thomas Weisel Partners further assumed, with our consent, that the merger would be consummated in accordance with the terms described in the merger agreement, without any further amendment thereto, and without waiver by Intermix of any of the conditions to its obligations thereunder.

The following represents a brief summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to our board of directors. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, stockholders should read the tables together with the text of each summary. The tables alone do not constitute a complete summary of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners.

Discounted Cash Flow Analysis

Thomas Weisel Partners used cash flow forecasts of Intermix for calendar years 2005 through 2009, as projected by our management, to perform a discounted cash flow analysis. In conducting this analysis, Thomas Weisel Partners assumed that we would perform in accordance with these forecasts. Thomas Weisel Partners first estimated the discounted value of the projected cash flows using discount rates ranging from 17% to 23%, which range of discount rates were selected based upon a weighted average cost of capital analysis for Intermix and the other companies used in the selected public companies analysis. Thomas Weisel Partners then estimated the terminal value by applying exit multiples to Intermix’s estimated 2010 EBITDA, calculated by annualizing Intermix’s fourth quarter 2009 EBITDA, which multiples ranged from 8.0x to 12.0x. Thomas Weisel Partners then discounted the terminal value to present values using discount rates ranging from 17.0% to 23.0%. This analysis indicated a range of enterprise values, to which total cash, cash equivalents and marketable securities were added, and total debt, preferred stock liquidation preference and the cost to Intermix to complete the MySpace, Inc. purchase option were subtracted to calculate a range of equity values. This analysis implied per share values ranging from $10.50 to $19.51.

Selected Public Companies Analysis

Based on public and other available information, Thomas Weisel Partners calculated the implied enterprise value of Intermix (which Thomas Weisel Partners defined as market capitalization plus total debt, preferred stock liquidation preference and the cost to us to complete the MySpace, Inc. purchase option less cash, cash equivalents, and marketable securities); the implied equity value of Intermix; and the implied per share value of Intermix. The multiples that were analyzed by Thomas Weisel Partners were derived by (i) dividing the enterprise value of each company (based on closing stock prices on July 15, 2005) by its estimated 2005 and 2006 revenues, (ii) dividing the enterprise value of each company (based on closing stock prices on July 15, 2005) by its estimated EBITDA, (iii) dividing the closing price per share of the common stock of each company on July 15, 2005 by its estimated 2005 and 2006 earnings per share (the PE ratio) and (iv) dividing the PE ratio of the common stock of each company on July 15, 2005 by its estimated growth rate (or P/E/G). Projected 2005 and 2006 information for Intermix was based on projections of our management. Projections for the other selected companies were based on Thomas Weisel Partners’ research and other publicly available investment banking research. Thomas Weisel Partners believes that the 14 companies listed below have operations similar to some of our operations, but noted that none of these companies has the same management, composition, size or combination of businesses as us:

Content	eCommerce	Direct Marketing
• Bankrate	• 1-800-FLOWERS.COM	• Aptimus
• CNET	• Blue Nile	• Marchex
• iVillage	• Celebrate Express	• ValueClick
	• Netflix	• Vertrue
• NutriSystem
• Overstock.com
• Provide Commerce

The following table sets forth the multiples indicated by this analysis:

	Enterprise Value/ Revenue 2005E		Enterprise Value/ EBITDA 2005E		Per Share Price / EPS 2005E		P/E/G 2005E
Third Quartile	5.4	x	26.6	x	50.6	x	178%
Mean	3.4	x	21.3	x	42.3	x	139%
Median	3.0	x	22.3	x	39.0	x	153%
First Quartile	1.2	x	13.3	x	31.1	x	98%
Implied Intermix Enterprise Value (millions)	$140.2-$651.3		$201.5-$402.4		$ 283.2-412.8		$239.5-$371.8
Implied Intermix Equity Value (millions)	$ 64.6-$575.8		$125.9-$326.9		$207.6-$337.2		$163.9-$296.2
Implied Intermix Per Share Value	$ 1.54-$11.76		$ 2.95-$ 6.89		$ 4.55-$ 7.09		$ 3.69-$ 6.29

	Enterprise Value/ Revenue 2006E		Enterprise Value/ EBITDA 2006E		Per Share Price / EPS 2006E		P/E/G 2006E
Third Quartile	3.8	x	19.3	x	36.7	x	119%
Mean	2.8	x	16.9	x	33.9	x	115%
Median	2.6	x	18.2	x	34.2	x	92%
First Quartile	1.0	x	10.0	x	26.0	x	69%
Implied Intermix Enterprise Value (millions)	$199.4-$802.2		$521.4-$1,004.5		$855.6-$1,177.6		$597.0-$971.8
Implied Intermix Equity Value (millions)	$123.8-$726.7		$ 445.8-$928.9		$ 780.0-$1,102.1		$521.4-$896.3
Implied Intermix Per Share Value	$ 2.91-$14.72		$ 9.22-$18.68		$ 15.77-$ 22.07		$10.70-$18.04

The implied Intermix values above were each based on a range of multiples of first quartile to third quartile. The quartiles were calculated using statistical interpolation to divide the probability distribution into four equal areas.

The multiples derived from the implied estimated enterprise values, revenues, EBITDA, EPS and P/E/G of the companies listed above were calculated using data that excluded all extraordinary items, non recurring charges and merger-related expenses, were pro forma for pending acquisitions and assumed a tax rate equal to the greater of (i) 35% or (ii) the company’s actual tax rate. In each case, Thomas Weisel Partners multiplied the ratios derived from its analysis by our applicable estimated revenues, EBITDA, EPS and P/E/G to calculate the resulting price ranges listed above.

Selected Transactions Analysis

Based on public and other available information, Thomas Weisel Partners calculated the implied enterprise value of Intermix, which Thomas Weisel Partners defined as market capitalization plus total debt, preferred stock liquidation preference and the cost to Intermix to complete the MySpace, Inc. purchase option less cash, cash equivalents and marketable securities as a multiple of revenue and EBITDA for the next twelve months in 18 selected acquisitions of Internet companies that have been announced since January 2, 2002. The acquisitions reviewed in this analysis were the following:

Acquiror	Target
E.W. Scripps	Shopzilla (Pending)
eBay	Shopping.com (Pending)
New York Times	About.com
Dow Jones	MarketWatch
United Online	Classmates Online
Cendant	Orbitz
Viacom	SportsLine.com
InfoSpace	Switchboard
InterActiveCorp	Hotwire.com
Telefonica	Terra Networks
Dun and Bradstreet	Hoover’s
InterActive Corp	Ask Jeeves
eBay	Rent.com
USA Interactive	LendingTree
USA Interactive	Hotels.com
USA Interactive	Expedia.com
USA Interactive	uDate
Yahoo!	HotJobs

The following table sets forth the multiples indicated by this analysis:

	Announced Enterprise Value/EBITDA
	NTM
Third Quartile	22.2	x
Mean	19.9	x
Median	18.3	x
First Quartile	16.4	x
Implied Intermix Enterprise Value (millions)	$413.3-$558.3
Implied Intermix Equity Value (millions)	$337.7-$482.7
Implied Intermix Per Share Value	$7.10-$ 9.94

The implied Intermix values above were each based on a range of multiples of first quartile to third quartile. In each case, Thomas Weisel Partners multiplied the ratios derived from its analysis by our estimated EBITDA to calculate the resulting price ranges listed above.

No transaction used in the selected transactions analysis is identical to the merger, and no company used in the selected public company analysis is identical to Intermix. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Intermix and the merger are being compared.

Premiums Paid Analysis

Thomas Weisel Partners reviewed the consideration paid in 23 acquisition transactions involving technology companies and 100% cash consideration announced from March 8, 2004 through June 27, 2005. Thomas Weisel Partners calculated the premiums paid in these transactions over the applicable stock price of the acquired company (i.e., the amount by which the price that the acquiror paid for the target shares exceeded the market price of such shares) one day, one week, one month, three months, and six months prior to the announcement of the acquisition offer, and calculated the enterprise value, equity value and per share value implied by such premiums. The following table summarizes the results of this analysis.

	Premium Over Average Target Stock Price as of the Following Periods Prior to Announcement
	One Day	One Week	One Month	Three Months	Six Months
Third Quartile	39.1%	41.2%	47.8%	53.1%	41.5%
Mean	27.4%	29.8%	35.1%	35.8%	33.4%
Median	27.3%	31.2%	32.9%	31.7%	27.5%
First Quartile	10.1%	16.3%	24.1%	25.2%	18.2%

Implied Intermix Per Share Value	$11.81-$14.91	$11.78-$14.30	$10.85-$12.92	$7.93-$9.70	$8.06-$9.65

The implied Intermix values above were each based on a range of premiums of first quartile to third quartile.

The foregoing description is only a summary of the analyses and examinations that Thomas Weisel Partners deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to our board of directors. In addition, Thomas Weisel Partners may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis.

Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of Intermix.

In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the fairness, from a financial point of view, of the consideration to be received by our stockholders pursuant to the merger as of the date of the opinion, and were provided to our board of directors in connection with the delivery of the Thomas Weisel Partners opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

As described above, the opinion of Thomas Weisel Partners was among many factors that our board of directors took into consideration in making its determination to approve, and to recommend that the stockholders adopt the merger agreement.

Under its engagement letter dated July 12, 2005, we agreed to pay Thomas Weisel Partners a fee of $750,000 upon the first delivery of its fairness opinion. Furthermore, we agreed to pay Thomas Weisel Partners, upon consummation of the transaction, a success fee equal to either (i) 0.425% of the consideration (as defined in the engagement letter) involved in the transaction if the transaction is consummated with News Corporation or any of its affiliated entities or (ii) 0.50% of the consideration involved in the transaction if the transaction is consummated with a party other than News Corporation or its affiliated entities. Our board of directors was aware of the fee arrangement and took it into account in considering the Thomas Weisel Partners opinion and in approving the merger. Further, we agreed to reimburse Thomas Weisel Partners for its reasonable out-of-pocket expenses and to indemnify Thomas Weisel Partners, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

In the ordinary course of its business, Thomas Weisel Partners actively trades the equity securities of Intermix and News Corporation for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities, including as distributing broker.

Description of the Stockholder Voting Agreement

Concurrently with the execution of the merger agreement, Fox Interactive Media entered into a stockholder voting agreement with the VantagePoint Stockholders, which beneficially own, as of the record date for the special meeting, 1,750,000 shares of our Series B Preferred Stock, 3,786,575 shares of our Series C Preferred Stock, 1,350,000 shares of our Series C-1 Preferred Stock, and 3,050,000 shares of our common stock. As of the record date, the VantagePoint Stockholders held approximately 23.4% of the voting power of our outstanding common stock and preferred stock, voting as a single class on an as converted basis with respect to each share of preferred stock. As a result of the prior agreement of the holders of our Series C convertible preferred stock to vote only 78.947% of their shares of Series C convertible preferred stock in all matters presented to our stockholders, the VantagePoint Stockholders will be entitled to cast votes representing approximately 21.5% of the voting power of our outstanding common stock and preferred stock, voting as a single class on an as converted basis with respect to each share of preferred stock, unless we and the VantagePoint Stockholders agree to waive the voting restrictions on the Series C convertible preferred stock in advance of the special meeting.

Agreement to Vote and Proxy

Pursuant to the stockholder voting agreement, the VantagePoint Stockholders have agreed, until the termination of the stockholder voting agreement, to vote all of their shares of our common and preferred stock:

•	in favor of the adoption of the merger agreement;

•	against any action or proposal that is intended to result in our breach in any respect of any covenant, representation, warranty, obligation under the merger agreement or of the VantagePoint Stockholders under the stockholder voting agreement; and

•	except as otherwise agreed to in writing in advance by Fox Interactive Media, against the following actions or proposals (other than the transactions contemplated by the merger agreement):

•	any extraordinary corporate transaction, such as a merger, share exchange, arrangement, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving us or any of our subsidiaries;

•	any approval or consent regarding any “acquisition proposal” (as defined below);

•	any change in our board of directors; and

•	any other action or proposal involving us or any of our subsidiaries that, to the knowledge of the VantagePoint Stockholders, is intended, or could reasonably be expected, to prevent, impede, interfere with, materially delay, postpone or materially adversely affect the transactions contemplated by the merger agreement.

Pursuant to the stockholder voting agreement, the VantagePoint Stockholders have delivered to Fox Interactive Media a proxy, irrevocably appointing Fox Interactive Media as the sole and exclusive attorney and proxy of the VantagePoint Stockholders, with full power of substitution and resubstitution, to vote and exercise all voting rights covered by the stockholder voting agreement with respect to our stock beneficially owned by the VantagePoint Stockholders.

For purposes of the stockholder voting agreement, “acquisition proposal” means any inquiry, proposal or offer relating to:

•	the acquisition of more than 25% of the outstanding shares of our capital stock or any of our other voting securities by any third party;

•	a merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, liquidation, dissolution or similar transaction which would result in any third party acquiring 25% or more of the fair market value of our assets or the assets of our subsidiaries, taken as a whole (including capital stock of our subsidiaries);

•	any other transaction which would result in a third party acquiring 25% or more of the fair market value of our assets or the assets of our subsidiaries, taken as a whole (including capital stock of our subsidiaries), immediately prior to such transaction (whether by purchase of assets, acquisition of stock of a subsidiary or otherwise); or

•	any combination of the foregoing.

No Solicitation

During the period commencing on the date of the stockholder voting agreement and continuing until the termination of the stockholder voting agreement, the VantagePoint Stockholders have agreed not to, and have agreed to use commercially reasonable efforts to prevent any of their subsidiaries or controlled affiliates or their own or such affiliates’ directors, officers, employees, agents or representatives from, directly or indirectly:

•	soliciting, initiating or knowingly facilitating or encouraging an acquisition proposal;

•	furnishing or disclosing to any third party non-public information with respect to, or in furtherance of, or which would reasonably be likely to, lead to an acquisition proposal;

•	negotiating or engaging in substantive discussions with any third party with respect to an acquisition proposal; or

•	entering into any agreement or agreement in principle with respect to an acquisition proposal.

Transfer Restrictions

While the stockholder voting agreement is in effect each VantagePoint Stockholder has agreed not to:

•	sell, sell short, transfer, tender, pledge, encumber, assign, grant any right to acquire or otherwise dispose of, or enter into any agreement with respect to any or all its Intermix stock; or

•	take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under the stockholder voting agreement.

Indemnification

The stockholder voting agreement provides that Fox Interactive Media will indemnify each of the VantagePoint Stockholders and each of their members, affiliates, partners, and their respective directors, managing directors, members, partners, attorneys, representatives, officers, and employees, against any payments made or payable by any such person arising by reason of the VantagePoint Stockholders entering into and performing the stockholder voting agreement in respect of:

•	costs and expenses (including reasonable attorneys’ fees) incurred;

•	judgments, fines, losses, amounts paid in settlement, claims, penalties and damages incurred or suffered; and

•	liabilities incurred.

News Corporation has guaranteed the foregoing obligations of Fox Interactive Media.

Termination

The stockholder voting agreement will terminate upon the earliest to occur of:

•	the mutual consent of Fox Interactive Media and the VantagePoint Stockholders;

•	the date of termination of the merger agreement in accordance with its terms;

•	the effective time of the merger; or

•	January 18, 2006.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that our directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that our stockholders vote in favor of the adoption of the merger agreement.

The following table sets forth the amount of cash each of our executive officers and directors will receive for shares of our common stock, stock options to purchase our common stock and stock options to purchase shares of the common stock of MySpace, Inc. held by such individual:

	Cash to be Received in Connection with the Merger in Exchange for
Name of Executive Officer or Director	Our Shares	Vested Options for Our Shares	Unvested Options for Our Shares(1)	Total
Richard Rosenblatt(2)	$2,706,000	$20,340,000	$0	$23,046,000
Brett Brewer	12,000	10,425,000	646,250	11,083,250
Lisa Terrill	0	0	892,500	892,500
Sherman Atkinson	0	0	1,198,500	1,198,500
Adam Goldenberg	0	7,518,744	650,003	8,168,747
Chris Lipp	36,432	2,893,750	969,375	3,899,557
Chris DeWolfe(3)	660,000	533,790	329,826	1,523,616
David Carlick	240,000	859,800	0	1,099,800
Daniel Mosher	90,000	1,545,800	0	1,635,800
Lawrence Moreau	0	0	0	0
James Quandt	0	712,550	0	712,550
Andrew Sheehan	0	859,800	0	859,800
William Woodward(4)	60,000	339,325	0	399,325

(1)	Cash relating to unvested options is payable in installments made when and if such unvested option would have been vested under the conditions described below.
(2)	Includes 180,000 shares issued to Highview Ventures, LLC in connection with the Company’s acquisition of assets of Supernation, LLC. Mr. Rosenblatt is the sole Managing Member of Highview and exercises shared voting and investment power over the shares held by Highview.
(3)	Assumes the exercise of a warrant to purchase 7,500 shares of our common stock that was issued to Mr. DeWolfe as a member of MySpace Ventures, LLC on July 8, 2005. Excludes amounts that Mr. DeWolfe will receive indirectly upon the completion of our purchase of the outstanding equity interests of MySpace, Inc. that we do not already own by virtue of his ownership interest in MySpace Ventures, LLC, a stockholder of MySpace, Inc.
(4)	Includes 5,000 shares held by WRW Investments, L.P., a limited partnership in which Mr. Woodward holds shared voting and investment power.

Stock Options

All outstanding options to purchase shares of our common stock will be cancelled at the effective time of the merger.

Vested Options. The holder of an option to purchase shares of our common stock (including our directors and officers) that is vested as of the effective time of the merger, including an option that vests as a result of the merger, will be entitled to receive a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of $12.00 over the applicable option exercise price and (ii) the number of shares of common stock subject to such option. Each unvested option to purchase shares of our common stock that is held by our Chief Executive Officer or by any of our non-employee directors will accelerate and vest in full in connection with the merger.

Unvested Options. The holder of an option to purchase shares of our common stock that is not vested at the effective time of the merger and does not vest as a result of the merger (including our officers), will be entitled to receive 50% of the product of (i) the excess, if any, of $12.00 over the applicable option exercise price and (ii) the number of shares of common stock subject to the option, payable in installments, when and if the option would have vested, except that with respect to certain specified individuals, the option holder’s right to receive these payments will be subject to certain conditions, including:

•	continued employment of the option holder by News Corporation or its subsidiaries;

•	the execution of an agreement and waiver prior to the effective time of the merger, releasing us from all liabilities, demands, losses, obligations, costs and expenses arising out of or related to any claim by such holder:

•	with respect to the unvested option;

•	that any circumstance or event resulting from or arising in connection with the completion of the transactions contemplated by the merger agreement constitutes (a) a constructive termination of the employee’s employment agreement or arrangement with us, (b) ”good reason” for such employee to terminate his or her employment agreement or arrangement with us or (c) an event (other than a termination of employment without consent) that would accelerate the vesting of the unvested options or option spread; and

•	the execution of non-compete, non-solicitation and confidentiality provisions.

With respect to holders of unvested options other than the individuals discussed above, the option holder’s right to receive the payments in respect of their unvested options provided for by the merger agreement will be subject to:

•	continued employment of the option holder by News Corporation or its subsidiaries; and

•	execution of a separate agreement before the effective time of the merger that contains certain non-solicitation and confidentiality provisions.

In addition to the foregoing, certain of our employees (including certain of our officers) have employment agreements that provide for accelerated vesting of unvested options upon a qualifying termination of employment. The merger agreement provides that if a qualifying termination of employment were to occur, such employees would be entitled to receive the unpaid portion of 50% of the option spread, to the extent not already paid.

MySpace, Inc. Options. Promptly following the effective time of the merger, Fox Interactive Media will make a cash payment, without interest, and less any applicable withholding taxes, in respect of each outstanding option to purchase shares of MySpace, Inc. common stock (including options held by officers and directors of MySpace, Inc.), whether vested or unvested, equal to the product of (i) the excess, if any, of $3.266 over the applicable option exercise price and (ii) the number of MySpace, Inc. common stock shares subject to such option. We have exercised our right to purchase all of the outstanding equity interests of MySpace, Inc. that we do not already own and the completion of this purchase is scheduled to occur on October 14, 2005. Upon completion of the MySpace, Inc. purchase, all outstanding options to purchase shares of MySpace, Inc. common stock will be cancelled. Fox Interactive Media has agreed that if the MySpace, Inc. purchase is completed prior to the effective time of the merger, it will, at the effective time of the merger, make the above described payment in respect of the options to purchase shares of MySpace, Inc. common stock that were outstanding on the date of our completion of the MySpace, Inc. purchase.

Change of Control Payments Under Existing Employment Agreements

We have entered into employment agreements with certain officers that provide for certain severance benefits upon or after a change of control, among other terms and conditions.

Richard Rosenblatt Employment Agreement. Pursuant to the employment agreement, dated as of February 23, 2004, between Richard Rosenblatt and us, we granted Mr. Rosenblatt options to purchase, at an exercise price of $1.83 per share, an aggregate of 2,000,000 shares of common stock, of which 100,000 shares vested immediately, 1,200,000 shares were to vest monthly on a pro rata basis over four years and 700,000 shares were to vest upon the achievement of certain financial goals or, if not then vested, at the end of six years of continuous employment. Under Mr. Rosenblatt’s employment agreement, upon our change of control, Mr. Rosenblatt was to receive immediate vesting of 50% of the unvested portion of the performance based option. In the event of a change of control and the simultaneous or subsequent termination of Mr. Rosenblatt’s employment by us for any reason or termination of employment by Mr. Rosenblatt for “good reason” within six months following the change of control, Mr. Rosenblatt was to receive immediate vesting of all unvested options. Concurrently with the execution of the merger agreement, our board of directors agreed to accelerate the vesting of all the outstanding unvested stock options held by Mr. Rosenblatt to occur immediately prior to the effective time of the merger. Mr. Rosenblatt also entered into a non-competition agreement and waived certain contractual severance arrangements; provided, however if Mr. Rosenblatt is terminated without cause following the merger, he is entitled to continuation of his base salary and health plan coverage for a period of nine months.

Chris DeWolfe Employment Agreement. On December 3, 2004, and in connection with his employment by us, we granted Chris DeWolfe an option to purchase an aggregate of 80,000 shares of our common stock, at an exercise price of $4.01 per share, of which 20,000 shares vested immediately and the remaining 60,000 shares vest in 12 equal installments every three months, the first installment of which vested on March 3, 2005. Following the restructuring of our ownership interest in the MySpace.com web site, MySpace, Inc. entered into an employment agreement, dated February 11, 2005 with Mr. DeWolfe. In accordance with his employment agreement, any portion of Mr. DeWolfe’s option to purchase the 80,000 shares of our common stock that remains unvested, will vest immediately upon a change of control of MySpace, Inc.

Adam Goldenberg Employment Agreement. On January 29, 2004, and in connection with his employment by us, we granted Adam Goldenberg, President of our Alena subsidiary, an option to purchase an aggregate of 200,000 shares of our common stock, at an exercise price of $2.25 per share, which vest at the end of six years of continuous employment or earlier upon achieving certain financial goals of the division Mr. Goldenberg runs.

Unless he waives his rights to receive severance, Mr. Goldenberg will be entitled to receive $175,000 of severance if his employment is terminated for reasons other than for cause during the term of his agreement or if Mr. Goldenberg resigns for good reason.

Lisa Terrill and Sherman Atkinson Employment Agreements. Pursuant to employment agreements between Intermix and Lisa Terrill, our Chief Financial Officer, and Sherman Atkinson, our Chief Operating Officer, in the event of a (i) change of control and the simultaneous or subsequent termination of Ms. Terrill’s or Mr. Atkinson’s employment by us for any reason or (ii) termination of employment by Ms. Terrill or Mr. Atkinson for “good reason” following a change of control, all unvested options held by such officer will vest immediately.

Option Agreements with Change of Control Provisions. On September 23, 2004, we granted stock options to Chris Lipp, our Senior Vice President, General Counsel and Secretary, and Brett Brewer, our President, to purchase 300,000 and 200,000 shares, respectively, of our common stock at $2.60 per share, the market price as of the date of grant. In the event of a (i) change of control and the simultaneous or subsequent termination of Mr. Lipp’s or Mr. Brewer’s employment by us for any reason or (ii) termination of employment by Mr. Lipp or Mr. Brewer for “good reason”, the unvested portion of these options will vest immediately.

Cancellation of Options Pursuant to Merger Agreement. The merger agreement provides that Ms. Terrill and Messrs. Atkinson, Brewer, Lipp and Goldenberg and other of our executives must agree to execute a waiver of any claim that they may have that the consummation of the merger will constitute “good reason” for the purposes of voluntary termination of their employment agreements and a non-compete agreement prior to the effective time of the merger as a condition to receiving the consideration due to holders of unvested options, as described above, and that, if these conditions are satisfied, upon a qualifying termination of employment following the merger, these executives will be entitled to receive the unpaid portion of the 50% of the option spread (as described above) to the extent not yet paid; certain of these executives have indicated that, due to the provisions of their employment arrangements and/or their option grants, they disagree with our position that their options may be cancelled by virtue of the merger without provision for the ability to realize 100% of the option spread value of their unvested options upon a qualifying termination of their employment after the effective time of the merger; we expect that, in conjunction with Fox Interactive Media, we will attempt to resolve these issues prior to the effective time of the merger.

Stock Ownership

Many of our officers and directors beneficially own shares of common stock. For a further description of these stock holdings, see “Security Ownership of Certain Beneficial Owners and Management,” beginning on page 75.

Stockholder Voting Agreement

David Carlick and Andrew Sheehan are two of our directors and are also managing directors of VantagePoint Venture Partners. Under our certificate of designation for the Series C convertible preferred stock, as long as 51% or more of the originally issued shares of our Series C convertible preferred stock remains outstanding, the holders of our Series C convertible preferred stock have the right, voting separately as a class, to elect two members to our board of directors. As the holder of 100% of the originally issued shares of Series C convertible preferred stock, VantagePoint Venture Partners appointed Messrs. Carlick and Sheehan to our board. As discussed above in “The Intermix Special Meeting—Stockholder Voting Agreement,” on July 18, 2005, the VantagePoint Stockholders entered into a stockholder voting agreement with Fox Interactive Media providing that the VantagePoint Stockholders will vote their shares of common stock, Series B, Series C and Series C-1 convertible preferred stock in favor of the adoption of the merger agreement, subject to certain terms and conditions.

Employment Arrangements Following the Merger

It is expected that Richard Rosenblatt, our Chief Executive Officer, and Chris DeWolfe, Chief Executive Officer of MySpace, Inc., will continue in their respective roles following completion of the merger.

Indemnification, Insurance and Employee Benefits

The merger agreement provides for director and officer indemnification and insurance, and for the continuation of certain employee benefits. We describe these provisions in “The Merger Agreement—Indemnification and Insurance” and “The Merger Agreement—Employee Benefits.”

MySpace, Inc. Purchase Option

We currently hold approximately 53% of the outstanding common stock and preferred stock (on an as converted to common stock basis) of MySpace, Inc. Pursuant to the stockholders agreement governing MySpace, Inc. and its operations, we received an option to acquire all of the minority equity interests in MySpace, Inc. for an aggregate exercise price of approximately $69 million. In connection with entering into the merger agreement, we exercised our option to purchase these minority interests. MySpace Ventures, LLC is currently a minority stockholder in MySpace, Inc., with approximately 20.4% of the outstanding equity interests of MySpace, Inc. At the closing of the MySpace, Inc. purchase option, MySpace Ventures, LLC has the right to receive approximately $21.4 million. Chris DeWolfe, the CEO of MySpace, Inc. is a member of MySpace Ventures, LLC and will receive his beneficial ownership interest of any purchase price payable to MySpace Ventures, LLC.

We have entered into an agreement with MySpace Ventures, LLC, which is owned by the senior managers of MySpace, Inc. to purchase MySpace Ventures, LLC’s interest in MySpace, Inc. upon the earlier of the consummation of the merger or any comparable transaction. In addition, if the merger is not completed and we do not enter into an agreement with respect to a comparable alternate transaction prior to February 11, 2006, we have agreed not to purchase the shares of MySpace, Inc. held by MySpace Ventures, LLC.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from the American Stock Exchange and deregistered under the Exchange Act, and Intermix will no longer file periodic reports with the Securities and Exchange Commission.

Litigation Relating to the Merger

As of the date of this proxy statement, we are unaware of any lawsuits filed against us or our board of directors in connection with the merger.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences of the merger to United States Holders (as defined below) of our common stock and our preferred stock whose shares are converted into the right to receive cash under the merger. This summary is based on the Internal Revenue Code of 1986, as amended (or, the Code), applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect. This summary assumes that shares of our common stock and our preferred stock are held as capital assets. It does not address all of the tax consequences that may be relevant to particular holders in light of their personal circumstances, or to other types of holders, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	broker-dealers;

•	traders;

•	expatriates;

•	tax-exempt organizations;

•	Non-United States Holders (as defined below);

•	persons that are, or are holding our common stock or our preferred stock through, S-corporations, partnerships or other pass through entities;

•	persons who are subject to alternative minimum tax;

•	persons who hold their shares of our common stock or preferred stock as a position in a “straddle” or as part of a “hedging” or “conversion” transaction;

•	persons deemed to sell their shares of our common stock or preferred stock under the constructive sale provisions of the Code;

•	persons that have a functional currency other than the United States dollar; or

•	persons who acquired their shares of our common stock upon the exercise of stock options or otherwise as compensation.

In addition, this discussion does not address any state, local or foreign tax consequences of the merger, and this summary does not address the tax consequences to holders of our common stock or preferred stock who exercise appraisal rights under Delaware law.

We urge each holder of our common stock and preferred stock to consult his or her tax advisor regarding the United States federal income or other tax consequences of the merger to such holder.

For purposes of this discussion, a “United States Holder” means a holder that is:

•	an individual citizen or resident of the United States;

•	a corporation or an entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust (a) the administration over which a United States court can exercise primary supervision and all of the substantial decisions of which one or more United States persons have the authority to control and (b) certain other trusts considered United States Holders for federal income tax purposes.

A “Non-United States Holder” is a holder other than a United States Holder.

Consequences of the Merger

The receipt of cash in exchange for shares of our common stock or preferred stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a United States Holder who receives cash in exchange for shares of our common stock or preferred stock pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares of our common stock or preferred stock exchanged for cash pursuant to the merger. Any such gain or loss would be long-term capital gain or loss if the holding period for the shares of our common stock or preferred stock exceeded one year. Long-term capital gains of noncorporate taxpayers are generally subject to tax at a reduced rate. Capital gains of corporate stockholders are generally taxable at the regular tax rates applicable to corporations. The deductibility of capital losses is subject to limitations.

Backup Withholding

Backup withholding may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a holder who (1) furnishes a correct taxpayer identification number and certifies it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to holders of our common stock or preferred stock prior to completion of the merger, or (2) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER, AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK OR PREFERRED STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Regulatory Matters

Antitrust Authorities

Under the HSR Act, we cannot complete the merger until both parties have notified the Antitrust Division and the FTC of the merger, furnished them with certain information and materials and allowed the applicable waiting period to terminate or expire. The HSR Act provides for an initial 30-calendar-day waiting period following the necessary filings by the parties to the merger. We and Fox Interactive Media filed notification and report forms under the HSR Act with the Antitrust Division and the FTC on August 12, 2005. The FTC and Antitrust Division granted early termination of the waiting period effective as of August 19, 2005.

Although we do not believe the transaction requires additional foreign regulatory approvals, we and Fox Interactive Media have agreed to obtain additional regulatory approvals from, or make additional regulatory notifications to, various state and foreign competition authorities, if applicable.

Although the FTC and Antitrust Division have granted early termination of the statutory waiting period under the HSR Act, the FTC, the Antitrust Division or other similar regulatory authority could take action under antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger or seeking the divestiture by Fox Interactive Media of all or part of our shares or assets, or of other business conducted by Fox Interactive Media, or their affiliates, or seeking to subject us, Fox Interactive Media or our respective affiliates to operating conditions, before or after we complete the merger. We cannot assure you that an antitrust challenge to the merger will not be made and, if such a challenge is made, we cannot predict the result.

Commitment to Obtain Approvals

We and Fox Interactive Media have agreed to use commercially reasonable efforts to obtain as soon as practicable all necessary consents and approvals of any governmental entity and all material consents, registrations, approvals, permits and authorizations from any other person necessary to consummate the merger. We have also agreed with Fox Interactive Media to use our respective commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting the merger agreement to which we or Fox Interactive Media may be a party. We have further agreed with Fox Interactive Media to cooperate with one another in the preparation and filing of notices, reports and other filings to governmental entities, to inform the other of communications received by governmental entities or third parties, to permit the other party to review communications from such party to governmental entities or third parties and, where permissible by law, to reasonably comment in advance, and to the extent practicable, consult with the other on the information relating to such party and its respective subsidiaries, that appears in any filing or communication made between such party and governmental entities or third parties in connection with the merger. Furthermore, subject to any confidentiality obligations and the preservation of any attorney-client privilege, we and Fox Interactive Media have agreed to keep the other apprised of the status of matters relating to completion of the transactions contemplated, including furnishing the other with copies of notices or other communications received with respect to the merger. We and Fox Interactive Media agreed not to participate, or to permit our subsidiaries to participate, in any substantive meeting or discussion, either in person or by telephone, with any governmental entity in connection with the transactions contemplated by the merger agreement unless we or Fox Interactive Media, as applicable, consult with the other party in advance and, to the extent not prohibited by such governmental entity, give the other party the opportunity to attend and participate.

Despite our general obligation to use commercially reasonable efforts to obtain necessary consents and approvals, Fox Interactive Media is not required to offer or commit to divest any business or assets or to agree to any limitation on the conduct of its or any of its subsidiaries’ businesses in connection with obtaining necessary approvals to consummate the merger, and we have agreed to not enter into any such agreement with respect to our or any of our subsidiaries’ assets or businesses, without the prior written consent of Fox Interactive Media.

Appraisal Rights

Holders of record of our shares of common stock and preferred stock who do not vote in favor of the adoption of the merger agreement or consent thereto in writing and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware, or Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262 which is attached to this proxy statement as Annex E. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” or “holders of shares of our common stock and preferred stock” are to the record holder or holders of the shares of our common stock and preferred stock entitled to vote as to which appraisal rights are asserted. A person having a beneficial interest in shares of our common stock or preferred stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under Section 262, a record holder of shares of our common stock or preferred stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the merger, who does not vote in favor of the adoption of the merger agreement and who otherwise follows the procedures set forth in Section 262, will be entitled to have his or her shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by our stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute the notice, and the full text of Section 262 is attached to this proxy statement as Annex E. Any holder of our common stock or preferred stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex E carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock or preferred stock, we believe that if you consider exercising such rights, you should seek the advice of legal counsel.

Any stockholder wishing to exercise appraisal rights must deliver to us, before the vote on the adoption of the merger agreement at the special meeting on September 28, 2005, a written demand for the appraisal of the stockholder’s shares, and a holder of shares of our common stock or preferred stock must not vote in favor of the adoption of the merger agreement. A holder of shares of our common stock or preferred stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger, since appraisal rights will be lost if the shares are transferred prior to the effective time of the merger. A proxy which is signed and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain from voting on the merger agreement. Neither voting against the adoption of the merger agreement (in person or by proxy), nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. The demand must reasonably inform us of the identity of the record holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of our common stock or preferred stock is entitled to assert appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of our common stock or preferred stock should be executed by or on behalf of the holder of record, and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, execution of the demand should be by or for the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder or record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of our common stock or preferred stock entitled to vote held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to Intermix Media, Inc., 6060 Center Drive, Suite 300, Los Angeles, California 90045, Attention: Secretary.

Within ten days after the effective time of the merger, the surviving corporation must notify each holder of our common stock or preferred stock who has complied with Section 262, and who has not voted in favor of the adoption of the merger agreement that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of our common stock or preferred stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery with a copy served on the surviving corporation demanding a determination of the fair value of the shares held by all dissenting holders. If a petition for appraisal is not timely filed, then the right to an appraisal for all dissenting stockholders will cease. The surviving corporation is under no obligation to and has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, the holders of our common stock or preferred stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of our common stock or preferred stock within the time and in the manner prescribed in Section 262.

Within 120 days after the effective time of the merger, any holder of our common stock or preferred stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

Under the merger agreement, we have agreed to provide Fox Interactive Media prompt notice of any demands for appraisal, withdrawals of such demands and any other instruments served on or otherwise received by us pursuant to Section 262. Fox Interactive Media will have the right to participate in, and control all negotiations and proceedings with respect to demands for appraisal under Section 262. We will not make any payments with respect to, or settle or offer to settle, any demands for appraisal without the written consent of Fox Interactive Media.

If a petition for an appraisal is timely filed by a holder of shares of our common stock or preferred stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

After determining the holders of our common stock and preferred stock entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the common merger consideration ($12.00 per share of common stock) or the preferred merger consideration (ranging from $12.00 – $14.60 per share of preferred stock) that they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a merger is not necessarily an opinion as to fair value under Section 262. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Fox Interactive Media has informed us that it does not anticipate offering to any stockholder exercising appraisal rights more than $12.00 per share to any holder of shares of common stock or the applicable cash consideration per share to any holder of shares of preferred stock (ranging from $12.00 – $14.60 per share of preferred stock), and Fox Interactive Media has reserved the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than $12.00 per share of common stock and less than the applicable cash consideration per share of preferred stock (ranging from $12.00 – $14.60 per share of preferred stock). The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of our common stock or preferred stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. However, costs do not include attorneys’ and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys’ and expert witness expenses, although upon application of a dissenting stockholder or the surviving corporation, the Court may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

Any holder of shares of our common stock or preferred stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of our common stock and preferred stock as of a record date prior to the effective time of the merger).

If any stockholder who demands appraisal of shares of our common stock or preferred stock under Section 262 fails to perfect, or successfully withdraws or loses, such holder’s right to appraisal, the stockholder’s shares of our common stock or preferred stock will be deemed to have been converted at the effective time of the merger into the right to receive $12.00 or the applicable cash consideration per share to any holder of shares of preferred stock (ranging from $12.00 – $14.60 per share of preferred stock) in cash per share, without interest and less any applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent approval by the Delaware Court of Chancery, which approval may be conditioned upon the terms the Court deems just.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

THE MERGER AGREEMENT

The following description summarizes the material provisions of the merger agreement. Stockholders should read carefully the merger agreement, which is attached as Annex A to this proxy statement.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The merger agreement contains representations and warranties that we, on the one hand, and Fox Interactive Media and Merger Sub, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the merger agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosures letters exchanged by the parties in connection with signing the merger agreement. While we do not believe that these disclosure letters contain information required to be publicly disclosed under the applicable securities laws other than information that has already been so disclosed, the disclosure letters do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about us, since they were made as of specific dates, may be intended merely as a risk allocation mechanism between us and Fox Interactive Media and Merger Sub and are modified in important part by the underlying disclosure letters.

The merger agreement provides that Merger Sub, a Delaware corporation and wholly-owned subsidiary of Fox Interactive Media, will merge with and into us. We will survive the merger and continue to exist after the merger as a wholly-owned subsidiary of Fox Interactive Media.

The closing date for the merger will be as soon as practicable after the satisfaction or waiver of all conditions to closing in the merger agreement. We will seek to complete the merger shortly following the special meeting of stockholders on September 28, 2005 and currently expect to complete the merger on or about September 30, 2005. However, we cannot assure you when, or if, all of the conditions to completion of the merger will be satisfied. See “The Merger Agreement—Conditions to the Merger.”

The merger will be effective when we file a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as we and Fox Interactive Media specify in the certificate of merger. We expect to make this filing at the time of the closing under the merger agreement.

Merger Consideration

The merger agreement provides that each share of our capital stock outstanding immediately prior to the effective time of the merger (other than shares held by us, our wholly-owned subsidiaries, Fox Interactive Media or Merger Sub or by holders properly exercising appraisal rights under Delaware law) will be converted at the effective time of the merger into the right to receive cash, without interest and less any applicable withholding taxes, in the amounts indicated in the chart below.

Capital Stock	Cash Payment Amount
Common Stock	$12.00/share
Series A Convertible Preferred Stock	$12.00/share
Series B Convertible Preferred Stock	$14.60/share
Series C Convertible Preferred Stock	$13.50/share
Series C-1 Convertible Preferred Stock	$14.00/share

If any of our stockholders perfects appraisal rights with respect to any of our shares, then we will treat those shares as described under “The Merger Agreement—Appraisal Rights.”

Treatment of Stock Options and Stock-Based Awards

All outstanding options to purchase shares of our common stock will be cancelled at the effective time of the merger. In addition, each outstanding warrant to purchase shares of our common stock will be cancelled at the effective time of the merger without any payment being made. We will notify the holders of these warrants prior to cancellation.

If the merger occurs, stock options and stock-based awards will be treated as described below.

•	each outstanding option to purchase shares of our common stock that is vested as of the effective time of the merger, including an option that vests as a result of the merger, will be cancelled and the holder will be entitled to receive a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of $12.00 over the applicable option exercise price and (ii) the number of shares of common stock subject to such option; and all unvested options to purchase shares of our common stock that are held by our Chief Executive Officer or by any of our non-employee directors will accelerate and vest in full in connection with the merger;

•	each option to purchase shares of our common stock that is not vested at the effective time of the merger (and does not become vested as a result of the merger) will be cancelled and the holder will be entitled to entitled to receive 50% of the product of (i) the excess, if any, of $12.00 over the applicable option exercise price and (ii) the number of shares of common stock subject to the option, payable in installments, when and if the option would have vested, except that the option holder’s right to receive these payments will be subject to certain conditions, including (a) continued employment of the holder of the option by News Corporation or its subsidiaries, (b) the execution of a waiver of any claim that they may have that the consummation of the merger will constitute “good reason” for the purposes of voluntary termination of their employment agreements and a non-compete agreement by the option holder prior to the effective time of the merger (if the option holder is a specified executive of Intermix that has an employment agreement with us providing for certain severance payments upon a termination of employment on or after a change of control), and (c) the execution of an agreement acceptable to Fox Interactive Media and us by the option holder prior to the effective time of the merger (if the option holder is not a specified executive of Intermix);

•	promptly following the effective time of the merger, Fox Interactive Media will make a cash payment, without interest, and less any applicable withholding taxes, in respect of each outstanding option to purchase shares of MySpace, Inc. common stock (including options held by officers and directors of MySpace, Inc.), whether vested or unvested, equal to the product of (i) the excess, if any, of $3.266 over the applicable option exercise price and (ii) the number of MySpace, Inc. common stock shares subject to such option; we have exercised our right to purchase all of the outstanding equity interests of MySpace, Inc. that we do not already own and the completion of this purchase is scheduled to occur on October 14, 2005; upon completion of the MySpace, Inc. purchase, all outstanding options to purchase shares of MySpace, Inc. common stock will be cancelled; Fox Interactive Media has agreed that if the MySpace, Inc. purchase is completed prior to the effective time of the merger, it will, at the effective time of the merger, make the above described payment in respect of the options to purchase shares of MySpace, Inc. common stock that were outstanding on the date of our completion of the MySpace, Inc. purchase;

•	our employee stock purchase plan will be terminated prior to the effective time of the merger and any amounts previously withheld but not yet applied to purchase common stock will be refunded to participants without interest and less any applicable withholding taxes; and

•	upon completion of the merger, each outstanding warrant to purchase shares of our common stock will be cancelled without any payment being made; we will notify the holders of these warrants prior to cancellation.

Surrender of Stock Certificates; Payment of Shares; Lost Certificates

Prior to the completion of the merger, Fox Interactive Media will appoint a paying agent for the benefit of the holders of our common stock, preferred stock, and vested options to purchase our common stock.

Immediately prior to the filing of the certificate of merger with the Secretary of State of Delaware, Fox Interactive Media or Merger Sub will deliver to the paying agent an amount in cash equal to the aggregate merger consideration.

No more than two business days after the effective time of the merger, the paying agent will mail to each person who was a holder of record of our capital stock immediately prior to the effective time of the merger a letter of transmittal containing instructions for exchanging certificates representing shares of our capital stock. After the effective time of the merger, each holder of a certificate previously representing shares of our issued and outstanding capital stock will, upon surrender to the paying agent of a certificate, together with a properly completed letter of transmittal, be entitled to receive the applicable cash payment for each share of our capital stock represented by such certificate.

No interest will be paid or shall accrue on the cash payable upon surrender of any certificate.

If any certificate representing our capital stock has been lost, stolen or destroyed, the paying agent will pay the merger consideration with respect to each share of our capital stock formerly represented by such certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, defaced or destroyed and, if required by Fox Interactive Media, the posting by such person of a bond in such reasonable amount as Fox Interactive Media may direct as indemnity against any claim that may be made against Fox Interactive Media following the effective time of the merger with respect to such certificate.

Directors and Officers

The merger agreement provides that the directors of Merger Sub immediately before the effective time of the merger will be the directors of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and that the officers of Merger Sub immediately before the effective time of the merger will be the officers of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

Representations and Warranties

We have made a number of representations and warranties in the merger agreement regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	our and our subsidiaries’ organization, good standing and qualification;

•	our and our subsidiaries’ capital structure;

•	stockholder voting agreements or registration rights relating to that capital structure;

•	our corporate power and authority to enter into the merger agreement and consummate the merger, and the approval of our board of directors of the merger agreement;

•	the governmental filings required in connection with the merger;

•	the lack of violation of our charter documents or certain contracts as a result of entering into the merger agreement and consummation of the merger;

•	the filing of required company reports and other documents with the Securities and Exchange Commission, compliance of such reports and documents and with applicable requirements of federal securities laws, rules and regulations and the accuracy and completeness of such reports and documents, including the content of our financial statements included in such reports and documents;

•	compliance with Securities and Exchange Commission and stock exchange rules and regulations;

•	the maintenance of disclosure controls and procedures to ensure timely and adequate reporting and compliance with the Sarbanes-Oxley Act of 2002;

•	the lack of untrue, material information contained in this proxy statement provided by us;

•	the absence of certain liabilities not disclosed in our report on form 10-K for the period ended March 31, 2005 that would have a material adverse effect on us;

•	the absence of a material adverse change in our business, assets, liabilities, or results of operations since March 31, 2005 or the payment of any dividend or change in our accounting principles since March 31, 2005;

•	the absence of any material increase in the compensation payable or that could become payable to our directors, officers or key employees or any material amendment to our compensation and benefit plans;

•	the conduct of our business in the ordinary and usual course and the nonoccurrence of certain events since March 31, 2005;

•	the lack of litigation;

•	ERISA compliance, employee benefits and arrangements and labor matters;

•	our compliance, and that of our subsidiaries, with all laws and rules of any government;

•	our compliance with licenses and permits;

•	no written notification to us or our subsidiaries relating to any alleged breach of any such license or permits since January 1, 2003;

•	inapplicability of takeover statutes;

•	environmental matters;

•	tax matters;

•	labor matters;

•	intellectual property;

•	title to our real properties and our rights to use leased properties;

•	our material contracts;

•	insurance;

•	the stockholder votes required to approve the merger agreement;

•	brokers’ and advisors’ fees and expenses;

•	receipt of opinions from financial advisors; and

•	affiliate transactions.

Many of our representations and warranties are qualified by a material adverse effect standard. Subject to certain exclusions, a material adverse effect means any change in or effect on the condition (financial or otherwise), business, assets, liabilities or results of our operations or our subsidiaries that has had or would reasonably be expected to be materially adverse to us and our subsidiaries taken as a whole; provided, however, that any event or occurrence (including litigation) arising from any of the following shall not be considered when determining if a material adverse effect has occurred or is likely or expected to occur:

•	the negotiation (including activities relating to due diligence) or public announcement of the merger agreement;

•	except for purposes of the fifth and sixth representations discussed above, the execution, delivery or pendency of the merger agreement or the transactions contemplated herein;

•	any failure by us to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after July 18, 2005;

•	changes generally affecting the industries in which we or our subsidiaries operate so long as such changes do not disproportionately affect us and our subsidiaries;

•	changes in economic conditions in the United States, in any region thereof, or in any non-U.S. or global economy;

•	changes in generally accepted accounting principles (or any interpretation thereof);

•	any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress;

•	the petition by the People of the State of New York v. Intermix Media, Inc., filed on April 28, 2005 in the Supreme Court for the State of New York, County of New York and Greenspan v. Salzman, et. al., LASC No. BC328558, filed on February 10, 2005 in the Los Angeles Superior Court, or any similar action or suit, including all court filings, appeals, judgments or settlements in connection therewith and announcements or disclosure thereof (other than as a result of new facts adduced or any new allegations or developments asserted or arising with respect to the subject matter of either of the above referenced matters);

•	the trading price of our common shares taken by itself (but excluding therefrom any underlying cause or suggested cause of such effect); or

•	Our option to purchase equity interests in MySpace, Inc. pursuant to Article 7 of the MySpace, Inc. Stockholders Agreement, including the exercise of such option by us and announcement or disclosure thereof.

Fox Interactive Media and Merger Sub have made a number of representations to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	their organization, good standing and qualification;

•	their corporate power and authority to enter into the merger agreement and consummate the merger and the approval of their respective boards of directors of the merger agreement;

•	the governmental filings required in connection with the merger;

•	no violation of their charter documents or certain contracts as a result of entering into the merger agreement and consummating the merger;

•	the lack of untrue, material information contained in this proxy statement provided by Fox Interactive Media or Merger Sub;

•	the ownership of Merger Sub and the absence of business activities by Merger Sub other than its entry into the merger agreement and related agreements with us;

•	the lack of ownership of Intermix securities;

•	the lack of necessity to obtain the approval of the stockholders of Fox Interactive Media to adopt the merger agreement;

•	availability of (or access to) sufficient funds to pay the merger consideration;

•	brokers and advisors fees and expenses; and

•	the lack of litigation.

The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger.

Covenants

Conduct of Our Business Prior to the Merger

In the merger agreement, we have agreed that we and our subsidiaries will conduct our businesses in the ordinary and usual course and use commercially reasonable efforts to preserve goodwill, maintain and keep our properties and assets in good repair and condition, and maintain in effect all government permits needed for our operations.

In addition we have agreed, with specified exceptions, to various restrictions, including restrictions on our and our subsidiaries’ ability to:

•	amend our certificate of incorporation or by-laws or the comparable governing instruments of any of our subsidiaries;

•	split, combine or reclassify our outstanding shares of capital stock;

•	declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock (other than dividends from our direct or indirect wholly-owned subsidiaries to us or a wholly-owned subsidiary in the ordinary course of business);

•	repurchase, redeem or otherwise acquire any shares of our capital stock or any securities convertible into or exchangeable or exercisable for any shares of our capital stock or permit any of our subsidiaries to purchase or otherwise acquire any shares of our capital stock or any securities convertible into or exchangeable or exercisable for any shares of our capital stock;

•	issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of our capital stock of any class or any debt which could have a right to vote with our stockholders on any matter;

•	issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of the capital stock of any class of MySpace, Inc.;

•	transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets worth more than $20,000 individually or $100,000 in the aggregate in any calendar quarter;

•	make any acquisition of, or investment in, assets or stock worth more than $20,000 individually or $100,000 in the aggregate in any calendar quarter;

•	modify, amend or terminate material contracts or contracts involving amounts greater than $100,000;

•	waive, release, relinquish or assign any “material contract”, right or claim;

•	cancel or forgive any indebtedness owed to us or our subsidiaries;

•	enter into any contract that would in any way be binding upon Fox Interactive Media or any of its affiliates;

•	enter into contracts that would limit our ability to compete in any manner or jurisdiction;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization of us or our subsidiaries;

•	accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates;

•	terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify any of our compensation and benefit plans;

•	increase the salary, wage, bonus or other compensation or benefits of any current or former directors, officers, employees, consultants or service providers;

•	accelerate the vesting or payment of compensation payable or benefits provided or to become payable or provided to any of our current or former directors, officers, employees, consultants or service providers or otherwise pay any amounts, grant any awards or provide any benefits not otherwise due;

•	establish, adopt or enter into any collective bargaining agreement;

•	change any accounting principle, practice or method in a manner that is inconsistent with past practice;

•	make, change or revoke any material tax election, settle or compromise any material tax liability, or amend any material tax return;

•	settle or compromise any suit or claim or threatened suit or claim where the amount involved is greater than $50,000 individually or $200,000 in the aggregate or is otherwise covered in full by insurance and the settlement of which only involves such payment;

•	incur, assume or pre-pay any long-term debt or incur or assume any short-term debt;

•	assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

•	pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise);

•	make any loans, advances or capital contributions to, or investments in, any other person;

•	authorize or make capital expenditures which are in excess of $50,000 individually or $200,000 in the aggregate or, with respect to MySpace, Inc., capital expenditures reasonably necessary for ongoing operations that do not require additional financing;

•	vary our inventory practices in any material respect from our past practices; and

•	authorize or enter into an agreement to do anything prohibited by the foregoing.

Additionally we have agreed to and to cause our subsidiaries to do the following:

•	maintain with financially responsible insurance companies (or through self insurance) insurance in such amounts and against such risks and losses as are consistent with the insurance maintained by us as of July 18, 2005 in the ordinary course of business consistent with past practice;

•	prepare all material tax returns required to be filed with any taxing authority consistent with past practice;

•	timely file any material tax returns and timely pay all taxes due and payable as shown on the tax returns filed; and

•	promptly notify Fox Interactive Media of any action, suit, proceeding, investigation, audit or claim pending against or with respect us or any of our subsidiaries in respect of any material tax where there is a reasonable likelihood of a materially adverse determination or decision.

No Solicitation of Acquisition Proposals

We and our subsidiaries have terminated all discussions or negotiations with all third parties regarding any takeover proposal.

We have agreed that we, our subsidiaries, and any of our respective directors, officers, or employees, representatives and agents will not, directly or indirectly:

•	solicit, initiate or knowingly facilitate or encourage an acquisition proposal;

•	furnish or disclose to any third party non-public information with respect to, or in furtherance of, or which would reasonably be likely to lead to, an acquisition proposal;

•	negotiate or engage in substantive discussions with any person with respect to an acquisition proposal; or

•	enter into any agreement or agreement in principle with respect to an acquisition proposal.

Despite these general prohibitions, subject to the conditions described below, we may, at any time prior to the adoption of the merger agreement by our stockholders,

•	furnish information to and/or draft agreements with a person making an unsolicited acquisition proposal, and
•	participate in discussions or negotiations with such person.

We may only take these actions if:

•	our board of directors determines in good faith that the acquisition proposal is or could reasonably be expected to lead to a superior proposal;

•	we are responding to a bona fide written acquisition proposal that was not solicited by us, our subsidiaries, or our respective representatives;

•	we have made available to Fox Interactive Media the material terms of the draft agreements made with, and the same information being furnished to, the bidder; and

•	the bidder has entered into a customary confidentiality agreement that is not less favorable to us than the confidentiality agreement between us and Fox Interactive Media.

We are required to cause our officers, directors, employees, representatives and agents to comply with these restrictions.

Subject to the conditions described below, our board of directors may, at any time prior to the adoption of the merger agreement by our stockholders, withdraw or modify in a manner adverse to Fox Interactive Media and Merger Sub its recommendation contained in this proxy statement that the stockholders vote in favor of the adoption of the merger agreement proposed in this proxy. Our board of directors may only take this actions if:

•	it has determined in good faith that taking such action is necessary for the members of the board to comply with their fiduciary duties under applicable law, and

•	we have given Fox Interactive Media three (3) business days prior written notice of our intention to take such action.

In addition, in the event that our board of directors seeks to withdraw or modify in a manner adverse to Fox Interactive Media and Merger Sub its recommendation and we have received an acquisition proposal, we have agreed that our board of directors will consider in good faith any proposed changes to the merger agreement made in writing by Fox Interactive Media prior to changing or withdrawing its recommendation and will determine if the acquisition proposal would still constitute a superior proposal if the changes were given effect.

The covenant in the merger agreement generally prohibiting us from soliciting acquisition proposals does not prevent us from complying with Rule 14e-2 promulgated under the Exchange Act with regard to an acquisition proposal or from making any disclosure to our stockholders if, in the good faith judgment of our board of directors such disclosure would be necessary under applicable law.

In the event of any change in the our board of directors’ recommendation, we have agreed to provide Fox Interactive Media with our stockholder list and to allow and to facilitate Fox Interactive Media’s contact with our stockholders and prospective investors.

We have also agreed to notify Fox Interactive Media Interactive Media within 24 hours of any acquisition proposals, requests for confidential information, and discussions relating to an acquisition proposal. We have also agreed to reveal the identity of the potential acquirer, and the details (including copies and/or summaries of any proposal) and status of any such requests, proposals or discussions.

An “acquisition proposal” means any inquiry, proposal or offer relating to:

•	the acquisition of more than 25% of the outstanding shares of our capital stock or our voting securities,

•	a transaction which would result in, or be preceded by, the acquisition of 25% or more of the fair market value of our assets and our subsidiaries, taken as a whole, or

•	any combination of the foregoing.

A “superior proposal” means any bona fide written offer that:

•	if accepted and consummated would result in a third party acquiring either (i) 75% of the outstanding shares of our capital stock or our voting securities, or (ii) 75% of the fair market value of our assets and our subsidiaries, taken as a whole; and

•	our board of directors determines in good faith (after consultation with its financial advisors and legal counsel) to be more favorable (taking into account, among other things, the person or group making such acquisition proposal and all legal, financial, regulatory, fiduciary and other aspects of the merger agreement and such acquisition proposal, including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition and taking into account any revisions made or proposed in writing by Fox Interactive Media or Merger Sub prior to the time of determination) to the holders of common shares or preferred shares than the transactions contemplated by the merger agreement.

In connection with the merger agreement, we have taken all action to exempt the merger agreement and the transactions contemplated thereby from Section 203 of the General Corporation Law of the State of Delaware, which governs transactions between us and interested stockholders.

Board Recommendation; Stockholder Meeting

Under the merger agreement, we have agreed to use commercially reasonable efforts to convene a stockholders’ meeting as promptly as practicable after July 18, 2005 and after the date this proxy statement is cleared by the Securities and Exchange Commission in order to obtain the adoption of the merger agreement by our stockholders. We have agreed that our board of directors will, subject to its fiduciary duties, recommend that our stockholders vote to adopt the merger agreement. If our board withdraws or changes its recommendation, we are still obligated to call and hold a meeting of our stockholders to vote on the merger agreement unless the merger agreement has been terminated in accordance with its terms.

We have agreed to use commercially reasonable efforts to solicit proxies in favor of this merger and to take all other reasonable action necessary or advisable to secure adoption of the merger agreement by our stockholders.

Employee Benefits

Fox Interactive Media has agreed to generally:

•	provide for a period of 12 months after the merger, benefits and salary to our employees that are no less favorable in the aggregate than those provided by us immediately before the merger;

•	provide our employees with credit for their service with us for purposes of eligibility to participate and vesting under Fox Interactive Media’s benefit plans to the same extent recognized by us prior to the merger;

•	waive certain pre-existing-condition limitations under its benefit plans in which our employees are eligible to participate following the merger to the extent waived under our corresponding plans in which the applicable employees participated prior to the merger;

•	give our employees credit for co-payments and deductibles paid prior to the merger in the calendar year in which the merger occurs, toward applicable deductible or out-of-pocket requirements in Fox Interactive Media’s benefit plans in which the employees participate after the merger;

•	honor the terms of all of our current compensation and benefit plans, provided that Fox Interactive Media can amend, suspend or terminate any such plans to the extent permitted by the terms thereof; and

•	stipulate that the consummation of the merger shall constitute a “change in control” under each of our current compensation and benefit plans.

Efforts to Complete the Merger; Regulatory Matters

We, Fox Interactive Media and Merger Sub have agreed to use commercially reasonable efforts to take all actions necessary or advisable to consummate the merger, including by:

•	timely filing any notification required under the HSR Act and foreign antitrust rules with respect to the merger;

•	preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings;

•	obtaining as soon as practicable all required statutory approvals and all material consents, registrations, permits and authorizations necessary from any third party in order to consummate the merger; and

•	defending all lawsuits or other legal, regulatory or other proceedings challenging or affecting the merger agreement and having lifted or rescinded any injunction or restraining order which may adversely affect the parties’ ability to consummate the merger.

We and Fox Interactive Media have agreed to:

•	give the other the right to review, comment on, and consult the other on all information relating to Fox Interactive Media, ourselves, and our subsidiaries appearing in any communication with any third party in connection with the merger; these rights are subject to the right of Fox Interactive Media and ourselves to redact any information concerning Fox Interactive Media’s valuation of us, and restricting any competitively sensitive material provided to the other as being for the use of outside legal counsel only;

•	furnish the other with all information concerning ourselves, our subsidiaries, directors, officers and stockholders and other matters reasonably necessary in connection with this proxy statement or any other statement made to any third party in connection with the merger;

•	keep the other apprised of the status of matters relating to completion of the merger; and

•	not participate in any substantive discussion with any governmental entity in connection with the merger unless it consults with the other party in advance and gives the other party the opportunity to attend and participate.

Under the terms of the merger agreement, Fox Interactive Media is not required to divest any business or assets or limit the conduct of its or any of its subsidiaries’ businesses. In addition, we agreed not to enter into any agreement to divest or limit our businesses without the prior written consent of Fox Interactive Media.

Conditions to the Merger

Our, Fox Interactive Media’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction of the following conditions:

•	the adoption of the merger agreement by our stockholders must be obtained;

•	the expiration or termination of the applicable waiting period under the HSR Act; and

•	the absence of any law or order of a governmental entity existing that prevents or prohibits the consummation of the merger.

Fox Interactive Media’s and Merger Sub’s obligations to complete the merger are subject to the satisfaction by us or waiver by them of the following conditions:

•	the accuracy of our representations and warranties, except where such inaccuracy would not reasonably be expected to result in a material adverse effect (other than representations and warranties relating to our authority to approve the merger, which must be true in all material respects, and relating to our outstanding securities, which must be true in all respects), or to materially delay the consummation of the merger;

•	we have materially complied with (or complied with, in the case of certain covenants related to corporate transactions and our capitalization and capital stock) our obligations and covenants under the merger agreement, as specified in the agreement; and

•	we continue to own the shares of MySpace, Inc. that we held as of July 18, 2005, the date of the merger agreement, free and clear of any liens.

Our obligations to complete the merger are subject to the satisfaction by Fox Interactive Media and/or Merger Sub or waiver by us of the following conditions:

•	the accuracy of Fox Interactive Media’s and Merger Sub’s representations and warranties, except where such inaccuracy would not reasonably be expected to have a material adverse effect on the ability of Fox Interactive Media to consummate the transaction contemplated by the merger agreement, and

•	Fox Interactive Media’s and Merger Sub’s material compliance with their obligations, covenants or agreements under the merger agreement.

Termination

The merger agreement may be terminated at any time before the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders as follows:

•	by our and Fox Interactive Media’s mutual written consent;

•	by either Fox Interactive Media or us if:

•	we do not complete the merger by January 17, 2006, provided that this date will be extended by two months if necessary to obtain required regulatory approvals and all other conditions to the completion of the merger have been satisfied or remain capable of being satisfied (except that this termination right is not available to a party whose breach has been a principal reason for merger not being consummated by this date);

•	there exists any law, order or other action taken by a governmental entity which prevents or prohibits the consummation of the merger that is final and nonappealable; or

•	our stockholders do not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) called for such purpose; or

•	by us if Fox Interactive Media or Merger Sub materially breaches a material representation, warranty, covenant or agreement so that the related closing conditions cannot be satisfied and such breach cannot be cured within 20 business days after receipt of written notice from us; and

•	by Fox Interactive Media if:

•

our board of directors (i) approves or recommends another acquisition proposal, (ii) fails to recommend against another acquisition proposal within 10 days of such request by Fox Interactive Media, (iii) fails to recommend or withdraws or modifies its recommendation of the merger in a manner adverse to Fox Interactive Media or Merger Sub or fails to reconfirm its recommendation of the merger within 10 days of such request by Fox Interactive Media, or (iv) recommends another acquisition proposal, (v) fails to recommend against a tender offer that would result in any person or group becoming a beneficial owner of 20% of our common shares;

•	another person or group becomes the beneficial owner of 30% or more of our common shares; or

•	we materially breach a material representation, warranty, covenant or agreement so that the related closing conditions cannot be satisfied and such breach cannot be cured within 20 business days after receipt of written notice from Fox Interactive Media and Merger Sub.

Termination Fees and Other Expenses

Each party will pay its own fees and expenses in connection with the merger, whether or not the merger is consummated, except that we and Fox Interactive Media will each pay one-half of the expenses incurred in connection with filing, printing and mailing this proxy statement.

We will be required to pay a termination fee of $25 million to Fox Interactive Media if Fox Interactive Media terminates the merger agreement because:

•	our board of directors approves or recommends another acquisition proposal;

•	our board of directors fails to recommend against another acquisition proposal and for the merger agreement within 10 days of such request by Fox Interactive Media;

•	our board of directors fails to recommend or withdraws or modifies (or does not continue to make) its recommendation of the merger in a manner adverse to Merger Sub and Fox Interactive Media or fails to reconfirm its recommendation of the merger within 10 days of such request by Fox Interactive Media;

•	our board of directors fails to recommend against a tender offer that would result in any person or group becoming a beneficial owner of 20% of our common shares;

•	another person or group becomes the beneficial owner of 30% or more of our common shares;

•	we violate the non-solicitation provisions described under “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals”; or

•	we fail to call a stockholder meeting as described under “The Merger Agreement—Board Recommendation; Stockholder Meeting”.

We will be required to pay to Fox Interactive Media a termination fee of $12.5 million if an acquisition proposal is:

•	publicly disclosed or otherwise known by our officers or directors, and the merger is not completed by January 17, 2006 (or March 17, 2006 if certain conditions are met), and the merger is terminated as a result of this untimely completion of the merger;

•	publicly disclosed, and our stockholders do not adopt the merger agreement at the stockholders meeting called for such purpose, and the merger agreement is terminated as a result of this failure by the stockholders to adopt the merger agreement; or

•	publicly disclosed or otherwise known by our senior executive officers or our board of directors, and we materially breach a material representation, warranty, covenant or agreement so that the related closing conditions cannot be satisfied, and such breach is not or cannot be cured within 20 business days after receipt of written notice from Fox Interactive Media or Merger Sub and Fox Interactive Media terminates the merger agreement as a result of this breach.

In addition, in those circumstances in which we have paid the $12.5 million termination fee, if we enter into an agreement for an alternate acquisition with another party within 12 months after the termination of the merger agreement, then we will be obligated to pay an additional $12.5 million to Fox Interactive Media.

For purposes of the additional termination fee payment, an “alternate acquisition” means any transaction that would constitute an “acquisition proposal” with the added requirements of:

•	the acquisition of more than 50% of the outstanding shares of our capital stock or our voting securities;

•	a transaction which would result in, or be preceded by, the acquisition of 50% or more of the fair market value of our assets; or

•	any combination of the foregoing.

Indemnification and Insurance

News Corporation (but only with respect to claims related to the merger agreement and the merger) and the surviving corporation have agreed to jointly and severally indemnify any of our current directors or officers for acts or omissions occurring at or prior to the effective time of the merger to the fullest extent allowed under Delaware law.

Fox Interactive Media and the surviving corporation have agreed to continue in full force and effect after the merger the indemnification provisions contained in specified agreements in accordance with their terms.

The merger agreement requires that, for a period of six years after the effective time of the merger, Fox Interactive Media maintain in effect directors’ and officers’ liability insurance that is no less favorable than our current policy. However, Fox Interactive Media will not be required to pay aggregate annual premiums for insurance in excess of three times the premium paid by us prior to the merger, but is nevertheless obligated to provide the most advantageous coverage as may be obtained for this amount. Fox Interactive Media is also required to maintain indemnification provisions in the certificate of incorporation and bylaws of the surviving entity which are on the same basis as set forth in the current indemnification provisions in our organizational documents for a period of six years after the effective time of the merger.

MySpace, Inc. Purchase Option

We have agreed to take commercially reasonable actions to purchase the outstanding stock of MySpace, Inc. which we do not already own pursuant to the terms of the stockholders agreement governing MySpace, Inc. and its operations.

We have also entered into an agreement with MySpace Ventures, LLC, owner of 20.4% of the outstanding equity interests of MySpace, Inc., by which we have agreed to purchase MySpace Ventures LLC’s interests in MySpace, Inc. upon the earlier of the consummation of the merger or any comparable transaction. In addition, if the merger is not completed and we do not enter into an agreement with respect to a comparable alternative transaction prior to February 11, 2006, we have agreed not to purchase the shares of MySpace, Inc. held by MySpace Ventures, LLC. All of the other provisions of the stockholders agreement continue to apply pending the effective time of the merger.

Upon our request, Fox Interactive Media has agreed to loan us up to $69 million in order for us to purchase the MySpace, Inc. stock. If made, this loan will be secured by all of our assets, including all of the stock of MySpace, Inc. that we own and our rights with respect to that stock. The loan will bear interest at a rate of 12% per annum and must be repaid one year from the date of the loan.

Standstill

Until the merger agreement is either consummated or terminated, neither Fox Interactive Media nor any of its affiliates will:

•	purchase any of our capital stock;

•	form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with respect to the purchase of our stock; or

•	prior to the termination of the merger agreement, commence a tender or exchange offer at a price below $12.00 per share of common stock.

Guarantee

News Corporation has agreed in the merger agreement that, except for any payments, liabilities or obligations with respect to indemnification and director and officer insurance, it will guarantee the performance of all of Fox Interactive Media’s obligations under the merger agreement and its punctual payment in full of any amounts due pursuant to the merger agreement.

Litigation

Following the effective time of the merger, Fox Interactive Media will use commercially reasonable efforts to take such actions as are within its control so as to obtain the dismissal of Greenspan v. Salzman, et al., LASC No. BC328558; provided that it will not be required to make any payments to any of the plaintiffs (or their counsel) in such litigation to do so.

Additional Agreements

Upon reasonable notice, and except as may otherwise be required by applicable law, we have agreed to afford Fox Interactive Media’s officers, directors, employees, counsel, accountants, agents and other representatives reasonable access, during normal business hours, to all of our executive officers, properties, books, contacts and records, and to furnish promptly to Fox Interactive Media all information concerning our business, properties and personnel as may reasonably be requested.

Except as would violate applicable law, we and Fox Interactive Media have agreed to consult with each other prior to issuing any press release or other public announcements with respect to the merger.

We agreed to use commercially reasonable efforts to prepare, file and have cleared by the Securities and Exchange Commission, this proxy statement and to use our commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the Securities and Exchange Commission with respect to this proxy statement.

Amendment

The parties to the merger agreement may amend the agreement by a written instrument signed by us, News Corporation, Fox Interactive Media and Merger Sub, so long as the amendment is approved by each of our boards of directors.

PROPOSAL 2—AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

If at the special meeting of stockholders, the number of shares of our common stock and preferred stock present or represented and voting in favor of adoption of the merger agreement is insufficient to adopt that proposal under the Delaware General Corporation Law, we intend to move to adjourn the special meeting in order to enable our board of directors to solicit additional proxies in respect of such proposal. In that event, we will ask our stockholders to vote only upon the adjournment proposal, and not the proposal regarding the adoption of the merger agreement.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption of the merger agreement to defeat that proposal, we could adjourn the special meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires a majority of the votes cast on the proposal, with our common stock and preferred stock voting together as a single class on an as converted basis. No proxy that is specifically marked “AGAINST” adoption of the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

Our board of directors believes that if the number of shares of our common stock and preferred stock present or represented at the special meeting and voting in favor of adoption of the merger agreement is insufficient to approve that proposal, it is in the best interests of us and our stockholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes in favor of adoption of the merger agreement to bring about its approval.

Our board of directors recommends that you vote “FOR” the adjournment proposal.

MARKET PRICE AND DIVIDEND DATA

Our common stock is traded on the American Stock Exchange under the symbol “MIX”. This table shows, for the periods indicated, the range of high and low sales prices for our common stock as quoted on the American Stock Exchange.

	High	Low
Year ended December 31, 2003
First Quarter	$7.30	$4.23
Second Quarter	6.25	3.38
Third Quarter	2.40	1.48
Fourth Quarter	2.85	1.55
Year ended December 31, 2004
First Quarter	$2.75	$1.50
Second Quarter	2.74	0.51
Third Quarter	2.75	2.00
Fourth Quarter	6.66	2.40
Year ended December 31, 2005
First Quarter	$9.20	$4.90
Second Quarter	8.85	3.20
Third Quarter (through August 24, 2005)	11.95	8.20

The following table sets forth the closing per share sales price of our common stock, as reported on the American Stock Exchange on July 15, 2005, the last full trading day before the public announcement of the proposed merger, and on August 24, 2005, the latest practicable trading day before the printing of this proxy statement:

Intermix Common Stock Closing Price
July 15, 2005	$10.72
August 24, 2005	$11.81

We have never declared or paid cash dividends on our common stock. Our current policy is to retain earnings for use in our business. Following the merger there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of the close of business on August 24, 2005, the record date, with respect to the beneficial ownership of our voting and equity securities by the following individuals or groups:

•	each person who is known by us to own beneficially more than 5% of our outstanding common stock or more than 5% of our outstanding preferred stock;

•	each of our directors,

•	our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of our last completed fiscal year;

•	an individual that served as an executive officer during our last completed fiscal year but was not serving as an executive officer at the end of our last completed fiscal year; and

•	all of our directors and executive officers as a group.

The percentage of beneficial ownership is based on 35,326,274 shares of common stock and shares of preferred stock having the right to cast 6,998,393 votes outstanding as of the record date. Shares not outstanding but deemed beneficially owned by a person or group by virtue of the right of that person or group to acquire them within 60 days, whether by the exercise of options or warrants or the conversion of shares of preferred stock into shares of common stock, are deemed outstanding in determining the number of shares beneficially owned by the person or group. Unless otherwise indicated, each of the stockholders named in the tables has sole voting and dispositive power with respect to the shares shown as beneficially owned by such stockholder.

Preferred Stock
	Shares Beneficially Owned	Percentage Beneficially Owned
Entities Affiliated with VantagePoint Venture Partners(1)	6,886,575	97.5%
Entities Affiliated with News Corporation(2)	6,886,575	97.5%

(1)	According to a Schedule 13D/A filed with the Securities and Exchange Commission on July 21, 2005 and a Form 4 filed with the Securities and Exchange Commission on March 11, 2005. This includes (i) 1,750,000 shares of Series B convertible preferred stock held by VP Alpha Holdings IV, LLC (“VP Alpha Holdings”), (ii) 3,430,258 shares of Series C convertible preferred stock held by VantagePoint Venture Partners IV (Q), L.P. (“VantagePoint IV (Q)”), (iii) 343,821 shares of Series C convertible preferred stock held by VantagePoint Venture Partners IV, L.P. (“VantagePoint IV”), (iv) 12,496 shares of Series C convertible preferred stock held by VantagePoint Venture Partners IV Principals Fund, L.P. (together with VantagePoint IV (Q) and VantagePoint IV, the “Series C Funds”), and (v) 1,325,000 shares of Series C-1 convertible preferred stock held by VP Alpha Holdings. The shares indicated also include 25,000 shares of Series C convertible preferred stock issuable to the Series C Funds on September 30, 2005 as a dividend in accordance with the provisions of the certificate of designations that governs the Series C convertible preferred stock. VantagePoint Venture Associates IV, LLC (“VP Associates”) is the General Partner of each of the Series C Funds. James D. Marver and Alan E. Salzman are the managing members of VP Associates. VP Associates, James D. Marver and Alan E. Salzman disclaim beneficial ownership in the reported securities held by the Series C Funds, except to the extent of their pecuniary interest therein. VP Alpha Holdings and the Series C Funds are referred to herein as the “VantagePoint Stockholders”. The VantagePoint Stockholders have shared voting power over each of the shares as more fully described in footnote 2 below. The address of the VantagePoint Stockholders is 1001 Bay Hill Drive, Suite 300, San Bruno, CA 94066.

(2)

Based upon a Schedule 13D filed with the Securities and Exchange Commission on July 28, 2005. Reflects shares over which News Corporation and its subsidiary, Fox Interactive Media, share the right to vote pursuant to a stockholder voting agreement, dated July 18, 2005, by and among the VantagePoint Stockholders, Fox Interactive Media and News Corporation. Pursuant to the stockholder voting agreement, the VantagePoint Stockholders agreed to vote all of our securities owned of record or beneficially by them, discussed in footnote 1 above, as of the date of the stockholder voting agreement and all of our securities acquired by them prior to the expiration of the stockholder voting agreement in favor of the adoption of the merger agreement. News Corporation and Fox Interactive Media disclaim beneficial ownership in the reported securities held by the VantagePoint Stockholders. The address of News Corporation is 1211 Avenue of the Americas, New York, NY 10036 and the address of Fox Interactive Media is 10201 W. Pico Boulevard, Los Angeles, CA 90035.

Common Stock
	Shares Held of Record	Stock Equivalents Exercisable within 60 days	Total Shares Beneficially Owned	Percentage Beneficially Owned
Greater than Five Percent Beneficial Ownership

Entities Affiliated with VantagePoint Venture Partners(1)	3,050,000	6,886,575	9,936,575	23.5%
Fox Interactive Media, Inc.(2)	0	0	9,936,575	23.5%
Brad Greenspan(3)	3,988,000	0	3,988,000	11.3%
William Blair & Co. L.L.C.(4)	2,841,980	0	2,841,980	8.0%
Gardner Lewis Asset Management L.P.(5)	1,953,683	0	1,953,683	5.5%
Trafelet & Company, LLC(6)	1,872,400	0	1,872,400	5.3%
Persons and Entities affiliated with Gruber and McBaine Capital Management, LLC(7)	1,777,950	0	1,777,950	5.0%

Executive Officers and Directors

Richard Rosenblatt(8)	225,500	1,075,000	1,300,500	3.6%
Brett Brewer	1,000	1,102,500	1,103,500	3.0%
Adam Goldenberg	0	766,666	766,666	2.1%
Chris Lipp	3,036	306,250	309,286	*
Chris DeWolfe	50,000	64,825	114,825	*
Daniel Mosher	7,500	133,333	140,833	*
David Carlick(9)	20,000	60,833	80,833	*
Lawrence Moreau	0	0	0	*
James Quandt	0	41,667	41,667	*
Andrew Sheehan(9)	0	60,833	60,833	*
William Woodward(10)	5,000	19,583	24,583	*

Former Executive Officer

Thomas Flahie(11)	0	0	0	*

All executive officers and directors as a group (13 persons)	312,036	3,631,490	3,943,526	10.1%

*	Less than 1%
(1)	According to a Schedule 13D/A filed with the Securities and Exchange Commission on July 21, 2005. Includes (i) 1,750,000 shares of common stock issuable to VP Alpha Holdings upon full conversion of the Series B convertible preferred stock owned by VP Alpha Holdings, (ii) 3,786,575 shares of common stock issuable to the Series C Funds upon full conversion of the Series C convertible preferred stock owned by the Series C Funds, (iii) 25,000 shares of common stock issuable to the Series C Funds upon the exercise of shares of Series C convertible preferred stock to be issued as a dividend on September 30, 2005 in accordance with the provisions of the certificate of designations that governs the Series C convertible preferred stock (iv) 1,325,000 shares of common stock issuable to VP Alpha Holdings upon full conversion of the Series C-1 convertible preferred stock held by VP Alpha Holdings and (v) 3,050,000 shares of common stock owned by VP Alpha Holdings.

(2)	Reflects shares over which News Corporation and Fox Interactive Media share the right to vote pursuant to the stockholder voting agreement; discussed in footnote 2 to the preceeding table.
(3)	According to a Form 4 filed with the Securities and Exchange Commission on May 10, 2005. The address of Mr. Greenspan is 264 South La Cienega, Suite 1218, Beverly Hills, CA 90211.
(4)	According to a Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2005. The address of William Blair & Co. L.L.C. is 222 W. Adams, Chicago IL 60606.
(5)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. Gardner Lewis Asset Management L.P. reports holding 1,931,333 shares of common stock with sole voting power, 22,350 shares of common stock with shared voting power and 1,953,683 shares of common stock with sole dispositive power. The address of Gardner Lewis Asset Management L.P. is 285 Wilmington West Chester Pike, Chadds Ford, PA 19317
(6)	According to a Schedule 13G filed with the Securities and Exchange Commission on March 24, 2005. Remy W. Trafelet is the managing member of Trafelet & Company, LLC and shares voting and dispositive power over the shares. The address of Trafelet & Company, LLC and Mr. Trafelet is 900 Third Avenue, Fifth Floor, New York, NY 10022.
(7)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. Gruber and McBaine Capital Management, LLC (“GMCM”) is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares. Jon D. Gruber and J. Patterson McBaine are the Managers, controlling persons and portfolio managers of GMCM and, together with Eric Swergold and J. Lynn Rose, constitute a group. GMCM, Mr. Gruber, Mr. McBaine, Mr. Swergold and Mr. Rose hold shared voting and shared dispositive power with respect to 1,640,000 of the shares. Mr. Gruber holds sole voting and sole dispositive power with respect to 137,950 of the shares and Mr. McBaine holds sole voting and sole dispositive power with respect to 150,450 of the shares. The address for GMCM, Mr. Gruber, Mr. McBaine, Mr. Swergold and Mr. Rose is 50 Osgood Place, Penthouse, San Francisco, CA 94133.
(8)	Includes 180,000 shares issued to Highview Ventures, LLC in connection with our acquisition of the assets of Supernation, LLC. Mr. Rosenblatt is the sole Managing Member of Highview and exercises shared voting and investment power over the shares held by Highview.
(9)	Excludes shares which are beneficially owned by the VantagePoint Stockholders.
(10)	Includes 5,000 shares held by WRW Investments, L.P., a limited partnership in which Mr. Woodward holds shared voting and investment power.
(11)	According to a Form 4 filed with the Securities and Exchange Commission on March 2, 2005.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

We will hold our 2005 annual meeting of stockholders only if the merger is not consummated because following the merger our common stock will be delisted from the American Stock Exchange, our common stock will be deregistered under the Exchange Act and we will no longer be a publicly-held company. Any stockholder wishing to have a proposal considered for inclusion in our 2005 annual meeting proxy solicitation materials must set forth such proposal in writing and file it with our secretary a reasonable period of time before we print and mail our 2005 annual meeting proxy materials. We will publicly notify you of the expected date that we plan to print and mail our 2005 annual meeting proxy materials at the time we establish a date for such meeting if the merger is not consummated. Proposals received after such date shall be considered untimely and shall not be included in our annual meeting proxy solicitation materials. Our board of directors will review any timely submitted stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in our 2005 annual meeting proxy solicitation materials.

If you wish to submit a proposal for consideration at our next annual general meeting of stockholders but that is not to be included in our proxy statement, you must delivery the proposal in writing (and otherwise comply with the requirements in our by-laws relating to the submission of proposals) to: 6060 Center Drive, Suite 300, Los Angeles, California 90045, Attention, Secretary.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no other matters which may be presented for consideration at the special meeting. However, if any other matter is presented properly for consideration and action at the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

News Corporation, Fox Interactive Media and Merger Sub are not participants in the solicitation made by this proxy statement. None of News Corporation, Fox Interactive Media or Merger Sub has any interest in the solicitation other than as a result of Fox Interactive Media’s agreement to acquire all of the outstanding shares of our common stock and preferred stock pursuant to the terms of the merger agreement.

INCORPORATION OF INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement.

This proxy statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission.

Intermix’s Securities and Exchange Commission filings	Period
Annual Report on Form 10-K	Year ended March 31, 2005, as filed on June 29, 2005
Amendment No. 1 to Annual Report on Form 10-K/A	Year ended March 31, 2005, as filed on July 29, 2005
Current Reports on Form 8-K	Filed on July 19, 2005 and August 18, 2005
Quarterly Report on Form 10-Q	Quarter ended June 30, 2005, as filed on August 15, 2005

We also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission between the date of this proxy statement and the date of the special meeting of stockholders or, if sooner, the termination of the merger agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the Securities and Exchange Commission or the Securities and Exchange Commission’s Internet web site at http://www.sec.gov. You may obtain documents we incorporate by reference from us without charge, excluding all exhibits except those that we have specifically incorporated by reference in this proxy statement. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following address:

Intermix Media, Inc.

Attn: Investor Relations

6060 Center Drive, Suite 300

Los Angeles, CA 90045

(310) 215-1001 ex. 289

investors@intermix.com

We will send you any of these documents free of charge upon your request.

You should rely only on the information contained or incorporated by reference into this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement or in any of the materials that have been incorporated by reference into this document. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the solicitation presented in this document does not extend to you. This proxy statement is dated August 25, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of this proxy statement to stockholders does not create any implication to the contrary.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Intermix Media, Inc., Attn: Investor Relations, 6060 Center Drive, Suite 300, Los Angeles, CA 90045, telephone (310) 215-1001 ex. 289. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

SOURCES OF ADDITIONAL INFORMATION

Except where we indicate otherwise, we use the name “Fox Interactive Media” in this proxy statement to refer to Fox Interactive Media, Inc., and references to “Intermix”, “Intermix Media”, “us”, “we”, “our”, “ours” and similar expressions used in this proxy statement refer to Intermix Media, Inc. We briefly describe Fox Interactive Media and the other parties to the merger agreement under “The Merger—The Companies” on page 23. We also refer to our common stock, par value $0.001 as the “common stock” and our Series A 6% convertible preferred stock, par value $0.10, Series B convertible preferred stock, par value $0.10, Series C convertible preferred stock, par value $0.10, and Series C-1 convertible preferred stock, par value $0.10, as our “preferred stock.” All information contained in this proxy statement with respect to the parties to the merger agreement other than Intermix has been supplied by and is the responsibility of those other parties.

Intermix and News Corporation, the parent of Fox Interactive Media, are each subject to the informational requirements of the Exchange Act. Each company files reports and other information with the Securities and Exchange Commission.

You may read and copy these reports, proxy statements and other information (including the documents described in “Incorporation of Information by Reference” on page 79) at the Securities and Exchange Commission’s Public Reference Section at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding Intermix, News Corporation and other registrants that file electronically with the Securities and Exchange Commission.

You may also read reports, proxy statements and other information relating to Intermix at the offices of the American Stock Exchange at 86 Trinity Place, New York, NY 10006.

If you have questions about the special meeting or the merger with Fox Interactive Media after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, please contact:

Intermix Media, Inc.

Attn: Investor Relations

6060 Center Drive, Suite 300

Los Angeles, CA 90045

(310) 215-1001 ex. 289

investors@intermix.com

or

Georgeson Shareholder Communications Inc.

17 State Street, 10th Floor

New York, NY 10004

Banks and Brokers Call: (212) 440-9800

All Others Call Toll Free: (866) 328-5440

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

INTERMIX MEDIA, INC.,

FOX INTERACTIVE MEDIA, INC.

PROJECT IVORY ACQUISITION CORPORATION

AND

NEWS CORPORATION

(SOLELY WITH RESPECT TO SECTIONS 6.9 AND 6.15)

Dated as of July 18, 2005

A-i

Exhibit A – Break Up Note Term Sheet
Exhibit B – Purchase Option Loan Term Sheet

A-ii

INDEX OF DEFINED TERMS

Defined Term	Page
Acquisition Proposal	A-36
Affiliate	A-11
Aggregate Preferred Merger Consideration	A-6
Agreement	A-1
AMEX	A-14
Audit Date	A-17
Bankruptcy and Equity Exception	A-14
By-Laws	A-2
Certificate	A-4
Certificate of Incorporation	A-2
Certificate of Merger	A-2
Change in Recommendation	A-35
Claim	A-40
Closing	A-10
Closing Date	A-10
Code	A-18
Common Merger Consideration	A-3
Common Share	A-3
Confidentiality Agreement	A-51
Continuing Employees	A-39
Controlled Group Liability	A-18
Conversion Rights	A-13
D&O Insurance	A-41
DGCL	A-1
Dissenting Shares	A-8
Effective Time	A-2
Employees	A-17
Environmental Law	A-21
ERISA Affiliate	A-18
ESPP	A-5
Exchange Act	A-14
Exchange Fund	A-6
Expenses	A-40
Foreign Antitrust Filings	A-14
Governmental Entity	A-14
Hazardous Material	A-21
HSR Act	A-14
Indemnified Parties	A-41
Intellectual Property Agreements	A-23
Intellectual Property Rights	A-23
IRS	A-18
Ivory	A-1
Ivory Balance Sheet	A-16
Ivory Compensation and Benefit Plan	A-17
Ivory Disclosure Letter	A-10
Ivory Indemnified Parties	A-40
Ivory Material Adverse Effect	A-11
Ivory Option	A-4
Ivory Plans	A-13

A-iii

Defined Term	Page
Ivory Preferred Stock	A-12, A-13
Ivory Recommendation	A-10
Ivory Reports	A-15
Ivory Representatives	A-34
Ivory Required Statutory Approvals	A-14
Ivory Requisite Vote	A-14
Ivory Stockholders Meeting	A-9
Ivory Unvested Option	A-4
Knowledge	A-12
Laws	A-20
Leased Real Property	A-25
Liens	A-26
Loan Agreement	A-38
Material Contracts	A-26
Merger	A-1
Merger Indemnities	A-40
Merger Sub	A-1
MySpace	A-11
MySpace Option	A-5
MySpace Shares	A-5
New Allegation or Development	A-12
New Facts	A-12
News	A-1
Option Cash Payment	A-4
Order	A-44
Owned Real Property	A-25
Parent	A-1
Parent Disclosure Letter	A-28
Parent Group	A-36
Parent Material Adverse Effect	A-28
Parent Representatives	A-36
Parent Required Statutory Approvals	A-29
Paying Agent	A-5
Pending Matters	A-12
Permits	A-20
Permitted Liens	A-26
Person	A-7
Phantom Stock Payment	A-5
Preferred Merger Consideration	A-4
Preferred Share	A-13
Proxy Statement	A-9
Purchase Option Loan	A-38
Purchase Option Loan Funding Date	A-38
Purchase Option Loan Notice	A-38
Release	A-21
Representatives	A-34
Securities Act	A-15
Series A Preferred Merger Consideration	A-3
Series A Preferred Stock	A-12
Series B Preferred Merger Consideration	A-3
Series B Preferred Stock	A-12

A-iv

Defined Term	Page
Series C Preferred Merger Consideration	A-4
Series C Preferred Stock	A-12
Series C-1 Preferred Merger Consideration	A-4
Series C-1 Preferred Stock	A-12
Software	A-23
Specified Individual	A-4
Stockholders Agreement	A-28
Subsidiary	A-11
Superior Proposal	A-36
Support Agreement	A-1
Surviving Corporation	A-2
Takeover Statute	A-42
Tax	A-22
Tax Return	A-22
Taxable	A-22
Taxes	A-22
Termination Date	A-45
Termination Fee	A-47
Third Party	A-36
Trade Secrets	A-23
U.S. GAAP	A-16
Voting Debt	A-14
Warrants	A-13

A-v

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of July 18, 2005, by and among Intermix Media, Inc., a Delaware corporation (“Ivory”), Fox Interactive Media, Inc., a Delaware corporation (“Parent”), Project Ivory Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and, solely with respect to Sections 6.9 and 6.15, News Corporation, a Delaware corporation (“News”).

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of Ivory, Parent and Merger Sub have unanimously approved the acquisition of Ivory by Parent on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of Ivory has (i) determined that the Merger (as defined herein) and the other transactions contemplated hereby are fair to and advisable and in the best interests of Ivory and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger and (iii) recommended that Ivory’s stockholders adopt this Agreement;

WHEREAS, the respective Boards of Directors of Merger Sub and Ivory have approved and adopted the merger of Merger Sub with and into Ivory with Ivory as the survivor, as set forth below (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a condition to and an inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders of Ivory are entering into a stockholder voting agreement with Parent (the “Support Agreement”); and

WHEREAS, Ivory, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into Ivory, and the separate corporate existence of Merger Sub shall thereupon cease. Ivory shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of Ivory with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the DGCL.

Section 1.2 Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time that the Merger becomes effective in accordance with applicable Law (which shall occur upon such filing) being the “Effective Time”).

Section 1.3 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of Ivory, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law (the “Certificate of Incorporation”).

Section 1.4 By-Laws. At the Effective Time, and without any further action on the part of Ivory or Merger Sub, the by-laws of Ivory, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation (the “By-Laws”), until thereafter amended as provided therein, in the Certificate of Incorporation or in accordance with applicable Law.

Section 1.5 Directors. Subject to requirements of applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws.

Section 1.6 Officers. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any further action on the part of Ivory, Parent, Merger Sub or any holder of any shares of capital stock of Ivory, Parent or Merger Sub:

(a) Merger Sub. Each share of common stock, par value of $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.001 per share, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation and shall not be affected by the Merger.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Each Common Share and Preferred Share that is owned by Ivory directly as treasury stock or by Parent, Merger Sub, or any of Ivory’s wholly-owned Subsidiaries (other than in a representative or fiduciary capacity) shall automatically be retired and shall cease to be outstanding, and no cash or other consideration shall be delivered in exchange therefor.

(c) Conversion of Ivory Common Shares.

Subject to Section 2.3:

(i) each issued and outstanding share of Ivory common stock, par value $0.001 per share (the “Common Shares”) (other than any Common Shares to be retired in accordance with Section 2.1(b) and Dissenting Shares (as defined below)) shall be converted into the right to receive $12.00 in cash, without interest (the “Common Merger Consideration”).

(ii) each issued and outstanding share of Series A Preferred Stock (as defined below) (other than any share of Series A Preferred Stock to be retired in accordance with Section 2.1(b) and Dissenting Shares), shall be converted into the right to receive $12.00 in cash, without interest (the “Series A Preferred Merger Consideration”);

(iii) each issued and outstanding share of Series B Preferred Stock (as defined below) (other than any share of Series B Preferred Stock to be retired in accordance with Section 2.1(b) and Dissenting Shares), shall be converted into the right to receive $14.60 in cash, without interest (the “Series B Preferred Merger Consideration”);

(iv) each issued and outstanding share of Series C Preferred Stock (as defined below) (other than any share of Series C Preferred Stock to be retired in accordance with Section 2.1(b) and Dissenting Shares), shall be converted into the right to receive $13.50 in cash, without interest (the “Series C Preferred Merger Consideration”);

(v) each issued and outstanding share of Series C-1 Preferred Stock (as defined below) (other than any share of Series C-1 Preferred Stock to be retired in accordance with Section 2.1(b) and Dissenting Shares), shall be converted into the right to receive $14.00 in cash, without interest (the “Series C-1 Preferred Merger Consideration” and, together with the Series A Preferred Merger Consideration, the Series B Preferred Merger Consideration, and the Series C Preferred Merger Consideration, the “Preferred Merger Consideration”); and

(vi) as of the Effective Time, all such Common Shares and Preferred Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Common Shares or Preferred Shares (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificates (for each Common Share or Preferred Share represented thereby), the Common Merger Consideration or the appropriate Preferred Merger Consideration, as applicable. No Preferred Share that validly elects to treat the Merger as a Liquidation or Liquidation Event, as applicable, under the terms of the applicable Certificate of Designation shall, be entitled to receive any Preferred Merger Consideration.

(d) Stock Options; ESPP; Warrants.

(i) As of the Effective Time, each outstanding option to purchase Common Shares under any employee stock option or compensation plan or arrangement of Ivory (an “Ivory Option”) that is fully vested as of the Effective Time shall by virtue of the Merger and without any action on the part of any holder of any Ivory Option be cancelled and the holder thereof will receive as soon as reasonably practicable following the Effective Time a cash payment with respect thereto equal to the product of (a) the excess, if any, of the Common Merger Consideration over the exercise price per share of such Ivory Option and (b) the number of Common Shares issuable upon exercise of such Ivory Option (the “Option Cash Payment”). As of the Effective Time, all Ivory Options, whether or not vested or exercisable, shall no longer be outstanding and shall automatically cease to exist, and each holder of a Ivory Option shall cease to have any rights with respect thereto, except the right to receive the Option Cash Payment. Prior to the Effective Time, Ivory shall take any and all actions necessary to effectuate this Section 2.1(d)(i), including, but not limited to, providing holders of Ivory Options with notice of their rights with respect to any such Ivory Options as provided herein.

(ii) Each Ivory Option that is unvested as of the Effective Time and that is outstanding immediately prior to the Effective Time (an “Ivory Unvested Option”) shall, at the Effective Time, cease to represent a right to acquire Common Shares, shall be cancelled and of no further force or effect and with respect to each Ivory Unvested Option held by (a) an individual set forth in Section 2.1(d)(ii) of the Ivory Disclosure Schedule (“Specified Individual”) who has signed before the Effective Time a waiver and non-compete agreement in the appropriate form indicated for that individual in such forms acceptable to Parent and Ivory, or (b) any other individual who has signed before the Effective Time an agreement in a form acceptable to Parent and Ivory, shall be converted into the right to receive fifty percent (50%) of the Option Cash Payment in respect of each such Ivory Unvested Option (“Phantom Stock Payment”) in installments as and when such Ivory Unvested Option would have vested subject to the individual’s continued employment with the Surviving Corporation and its Affiliates if it had not been cancelled. Further, with respect to each Ivory Unvested Option subject to an agreement set forth in Section 2.1(d)(ii) of the Ivory Disclosure Schedules (each of which is subject to accelerated vesting upon a qualifying termination of employment as set forth in such agreements, the employee who is party to such agreements shall be entitled to receive, upon a qualifying termination of employment within such period of time specified in such agreement, and subject to the waivers referenced in the preceding sentence, the balance of the Phantom Stock Payment to the extent that such Option Cash Payment has not previously been paid.

Prior to the Effective Time, Ivory shall take any and all actions necessary to effectuate this Section 2.1(d)(ii) including but not limited to providing holders of Ivory Options with notice of their rights with respect to any such Ivory Options as provided herein and obtaining consents from the individuals set forth in Section 2.1(d)(ii) of the Ivory Disclosure Schedule.

(iii) As of the Effective Time, each outstanding option to purchase MySpace Shares of Common Stock (“MySpace Shares”) under MySpace’s 2005 Equity Incentive Plan (a “MySpace Option”) shall by virtue of the Merger and without any action on the part of any holder of any MySpace Option be cancelled and the holder thereof will receive as soon as practicable following the Effective Time a cash payment with respect thereto equal to the product of (a) the excess, if any, of $3.2660 over the exercise price per share of such MySpace Option and (b) the number of MySpace Shares issuable upon exercise of such MySpace Option.

(iv) Prior to the Effective Time, Ivory shall take any and all actions with respect to Ivory’s 2002 Employee Stock Purchase Plan (the “ESPP”) as are necessary to provide that effective no later than the Effective Time, the ESPP shall terminate and any and all amounts that have been withheld but not yet applied to purchase Common Shares shall be refunded to the participants in the ESPP without interest.

(v) As of the Effective Time, each issued and outstanding Warrant shall no longer be outstanding and shall automatically cease to exist, and each holder of a Warrant shall cease to have any rights with respect thereto. Prior to the Effective Time, Ivory shall take any and all actions necessary to effectuate this Section 2.1(d)(iv), including, but not limited to, providing holders of Warrants with notice of their rights with respect to any such Warrants.

Section 2.2 Exchange of Common Share Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate a paying agent reasonably acceptable to Ivory (the “Paying Agent”) for the payment of the Common Merger Consideration and the appropriate Preferred Merger Consideration or any other payment to which holders of Ivory Options shall become entitled pursuant to Section 2.1. Immediately prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Parent shall deposit, or cause Merger Sub to deposit, with the Paying Agent, for the benefit of the holders of Certificates and Ivory Options, cash equal to (i) the product of (A) the number of Common Shares issued and outstanding (and not to be retired pursuant to Section 2.1(b)) immediately prior to the Effective Time multiplied by (B) the Common Merger Consideration, plus (ii) the Aggregate Preferred Merger Consideration plus (iii) the amount equal to the sum of the Option Cash Payments. The deposit made by Parent or Merger Sub, as the case may be, pursuant to this Section 2.2(a) is hereinafter referred to as the “Exchange Fund”. In the event such funds shall be insufficient to make the payments contemplated by Section 2.1(c) and 2.1(d), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. The Paying Agent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Common Shares, Preferred Shares and Ivory Options and (ii) applied promptly to making the payments provided for in Section 2.1. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. For the purposes of this Agreement, “Aggregate Preferred Merger Consideration” shall mean the sum of (i) the product of (A) the number of shares of Series A Preferred Stock issued and outstanding (and not to be retired pursuant to Section 2.1(b)) immediately prior to the Effective Time multiplied by (B) the Series A Preferred Merger Consideration, plus (ii) the product of (A) the number of shares of Series B Preferred Stock issued and outstanding (and not to be retired pursuant to Section 2.1(b)) immediately prior to the Effective Time multiplied by (B) the Series B Preferred Merger Consideration, plus (iii) the product of (A) the number of shares of Series C Preferred Stock issued and outstanding (and not to be retired pursuant to Section 2.1(b)) immediately prior to the Effective Time multiplied by (B) the Series C Preferred Merger Consideration, plus (iv) the product of (A) the number of shares of Series C-1 Preferred Stock issued and outstanding (and not to be retired pursuant to Section 2.1(b)) immediately prior to the Effective Time multiplied by (B) the Series C-1 Preferred Merger

Consideration. Notwithstanding anything to the contrary, no amounts need to be deposited with the Paying Agent in respect of Dissenting Shares unless and until the holder thereof fails to perfect or withdraws or otherwise loses his right to appraisal.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time (but in no event more than two (2) Business Days thereafter), Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a letter of transmittal specifying that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, such letter of transmittal to be in customary form and have such other provisions as Parent or Paying Agent may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Common Merger Consideration and Preferred Merger Consideration (such instructions shall include instructions for the payment of the Common Merger Consideration or Preferred Merger Consideration to a Person other than the Person in whose name the surrendered Certificate is registered on the transfer books of Ivory, subject to the receipt of appropriate documentation for such transfer). Upon surrender to the Paying Agent of a Certificate (or evidence of loss in lieu thereof) for cancellation together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be requested by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Common Merger Consideration or Preferred Merger Consideration that such holder is entitled to receive pursuant to this Article II, and the Certificate so surrendered shall forthwith be cancelled; provided that in no event will a holder of a Certificate be entitled to receive Common Merger Consideration or Preferred Merger Consideration if Common Merger Consideration or Preferred Merger Consideration was already paid with respect to the Common Shares or Preferred Shares, as the case may be, underlying such Certificate in connection with an affidavit of loss. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Common Shares or Preferred Shares that is not registered in the transfer records of Ivory, payment may be issued to such a transferee if the Certificate formerly representing such Common Shares or Preferred Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer, and the Person requesting such issuance pays any transfer or other Taxes required by reason of such payment to a Person other than the registered holder of such Certificate or establishes to the satisfaction of Parent and Ivory that such Tax has been paid or is not applicable. All cash paid upon the surrender of a Certificate in accordance with the terms of this Section 2.2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Shares or Preferred Shares formerly represented by such Certificate.

For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit corporations), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

(c) Transfers; No Further Ownership Rights. After the Effective Time, there shall be no registration of transfers on the stock transfer books of Ivory of Common Shares or Preferred Shares that were outstanding immediately prior to the Effective Time. If Certificates are presented to the Surviving Company for transfer following the Effective Time, they shall be cancelled against delivery of the Common Merger Consideration or Preferred Merger Consideration, as applicable, for each Common Share or Preferred Share formerly represented by such Certificates.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund relating to the Common Merger Consideration and the Preferred Merger Consideration that remains unclaimed by the stockholders of Ivory or holders of Ivory Options one (1) year after the Effective Time shall be returned to Parent or the Surviving Corporation. Any stockholders of Ivory or holders of Ivory Options who have not theretofore complied with this Article II shall thereafter look only to Parent or the Surviving Corporation for payment of the Common Merger Consideration or the Preferred Merger Consideration upon due surrender of their Certificates (or affidavits of loss in lieu thereof), without interest. Notwithstanding the foregoing, none of Parent, the

Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Common Shares, holder of Preferred Shares or holder of Ivory Options for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond reasonably satisfactory to Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Common Merger Consideration or Preferred Merger Consideration, as applicable, upon due surrender of the Common Shares or Preferred Shares represented by such Certificate pursuant to this Agreement.

(f) Withholding Rights. Each of Parent, the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under provision of any federal, state, local or foreign Tax Law. If Parent, the Paying Agent or the Surviving Corporation, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares or Preferred Shares, as applicable, in respect of which Parent, Paying Agent or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 2.3 Dissenters’ Rights.

(a) Notwithstanding anything in any other Section of this Agreement to the contrary, Common Shares and Preferred Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted for adoption of this Agreement, or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Common Merger Consideration or Preferred Merger Consideration, as applicable, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive, subject to and net of any applicable withholding of Taxes, payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to receive, subject to and net of any applicable withholding of Taxes, payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL shall cease and such Dissenting Shares shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Common Merger Consideration or the appropriate Preferred Merger Consideration, as applicable, without interest, upon surrender, in the manner provided in Section 2.2, of the Certificate or Certificates that formerly evidenced such Dissenting Shares.

(b) Ivory shall give Parent prompt notice of any demands for appraisal received by Ivory, withdrawals of such demands and any other instruments served on or otherwise received by Ivory pursuant to the DGCL, and Parent shall have the right to participate in and control all negotiations and proceedings with respect to demands for appraisal under the DGCL. Ivory shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Section 2.4 Adjustments to Prevent Dilution. Without limiting the other provision of the Agreement, including Section 5.1, in the event that Ivory changes the number of Common Shares or Preferred Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Common Merger Consideration and each Preferred Merger Consideration shall be equitably adjusted to reflect such change.

Section 2.5 Stockholders’ Meeting; Proxy Statement.

(a) In accordance with any applicable Law, the certificate of incorporation and by-laws of Ivory, Ivory shall use its commercially reasonable efforts to call and hold a meeting of its stockholders as promptly as reasonably practicable after the date hereof for the purpose of voting upon the adoption of this Agreement and the transactions contemplated hereby, including the Merger (the “Ivory Stockholders Meeting”), and Ivory shall use its commercially reasonable efforts to hold such stockholder meeting as promptly as reasonably practicable after the date on which the Proxy Statement (as defined below) is cleared by the SEC (as defined below). The Board of Directors of Ivory shall duly call, give notice of, convene, hold and submit the adoption of this Agreement to the stockholders of Ivory whether or not the Board of Directors of Ivory effects a Change of Recommendation (as defined below).

(b) Ivory shall use its commercially reasonable efforts to solicit from the stockholders of Ivory proxies in favor of the Merger and shall take all other reasonable action necessary or advisable to secure the vote or consent of the stockholders of Ivory required by the DGCL and the Certificate of Incorporation and By-Laws of Ivory to adopt this Agreement.

(c) As promptly as reasonably practicable after the date of this Agreement, Ivory shall prepare and file with the SEC, and shall use its commercially reasonable efforts to have cleared by the SEC, the proxy statement relating to the Ivory Stockholders Meeting (together with any amendments thereof or supplements thereto) to be distributed in connection with the Ivory Stockholders Meeting to vote upon this Agreement (the “Proxy Statement”). Ivory, Parent and Merger Sub each shall promptly and timely provide all information relating to its respective businesses or operations necessary for inclusion in the Proxy Statement to satisfy all requirements of applicable state and United States federal securities Laws. Ivory and Parent (with respect to Parent and Merger Sub) each shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it (and Merger Sub with respect to Parent) or its Affiliates based upon written information provided by it (or Merger Sub with respect to Parent) for inclusion in the Proxy Statement.

(d) Ivory shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide a copy of such comments or requests to Parent promptly after receipt, and shall promptly provide to Parent copies of all correspondence between Ivory or any representative of Ivory and the SEC. Ivory shall give Parent and its counsel the reasonable opportunity to review and comment on any proposed responses to comments, which review shall be concluded as promptly as possible, but in no event more than three (3) Business Days after the receipt by Parent of Ivory’s proposed responses to SEC comments or other correspondence to the SEC. If at any time after the date the Proxy Statement is mailed to stockholders and prior to the Ivory Stockholders Meeting any information relating to Ivory, Parent or Merger Sub, or any of their respective Affiliates, officers or directors, is discovered by Ivory, Parent or Merger Sub which is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, and, to the extent required by applicable Law, disseminated to the stockholders of Ivory. As promptly as reasonably practicable after the Proxy Statement has been cleared by the SEC, Ivory shall mail the Proxy Statement to the holders of Common Shares and Preferred Shares as of the record date established for the Ivory Stockholder Meeting. Unless the Board of Directors of Ivory shall have effected a Change in Recommendation, the Proxy Statement shall include the recommendation of the Board of Directors of Ivory that the holders of Common Shares and Preferred Shares vote in favor of the adoption of this Agreement (the “Ivory Recommendation”).

(e) Nothing in this Section 2.5 shall be deemed to prevent Ivory or its Board of Directors from taking any action they are permitted or required to take under, and in compliance with, Section 6.2 or are required to take under applicable Law.

ARTICLE III

THE CLOSING

Section 3.1 Closing. The closing of the Merger (the “Closing”) shall take place (i) at the offices of Pillsbury Winthrop Shaw Pittman LLP, MGM Tower, 10250 Constellation Boulevard, Los Angeles, CA 90067 at 10:00 a.m. Pacific time on the second Business Day after the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived (by the party entitled to the benefit of such condition) in accordance with this Agreement or (ii) at such other place and time and/or on such other date as Ivory and Parent may agree in writing (the “Closing Date”), unless this Agreement has been terminated pursuant to its terms.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Ivory. Except as set forth in the section of the disclosure letter delivered to Parent by Ivory on or prior to the date of this Agreement (the “Ivory Disclosure Letter”) that corresponds with the applicable subsection of this Section 4.1, Ivory hereby represents and warrants to Parent and Merger Sub that:

(a) Organization, Good Standing and Qualification. Each of Ivory and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of Ivory and its Subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and to carry on its business as currently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing, in the aggregate, has not had and would not reasonably be expected to have an Ivory Material Adverse Effect. Ivory has heretofore made available to Parent complete and correct copies of Ivory’s and each of its Subsidiaries’ certificate of incorporation and by-laws (or comparable governing instruments), as in effect on the date hereof. Section 4.1(a) of the Ivory Disclosure Letter sets forth a list, as of the date hereof, of all of the Subsidiaries of Ivory and the jurisdictions under which such Subsidiaries are incorporated or organized.

As used in this Agreement, the term “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, trust or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) (i) is either the sole general partner, the sole managing member or sole holder of other similar interest, or (ii) owns (x) 50% or more of the voting power of the voting capital stock or other equity interests, or (y) 50% or more of the outstanding voting capital stock or other voting equity interests, or (z) 50% or more of the economic interest of such corporation, partnership, limited liability company or other legal entity. For the avoidance of doubt, MySpace, Inc. (“MySpace”) shall be deemed to be a Subsidiary of Ivory for all purposes of this Agreement.

As used in this Agreement, the term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

As used in this Agreement, the term “Ivory Material Adverse Effect” means any change in or effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of Ivory or any of its Subsidiaries that has had or would reasonably be expected to be materially adverse to Ivory and its Subsidiaries taken as a whole; provided, however, that any event or occurrence (including litigation) arising from any of the following shall not be considered when determining if an Ivory Material Adverse Effect has occurred or is likely or expected to occur: (i) the negotiation (including activities relating to due diligence) or public announcement of this Agreement or (ii) except for purposes of Section 4.1(d), the execution, delivery or pendency of this Agreement or the transactions contemplated herein, including the impact thereof on the relationships of Ivory or any of its Subsidiaries with customers, suppliers, distributors, consultants, stockholders, employees or independent contractors or other third parties with whom Ivory or any of its Subsidiaries has any relationship, (b) any failure by Ivory to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof, (c) changes generally affecting the industries in which Ivory or its Subsidiaries operates so long as such change does not disproportionately affect Ivory and its Subsidiaries, (d) changes in economic conditions in the United States, in any region thereof, or in any non-U.S. or global economy, (e) changes in generally accepted accounting principles (or any interpretation thereof), (f) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress, (g) the petition by the People of the State of New York v. Intermix Media, Inc., filed on April 28, 2005 in the Supreme Court for the State of New York, County of New York and Greenspan v. Salzman, et. al, LASC No. BC328558, filed on February 10, 2005 in the Los Angeles Superior Court (the “Pending Matters”), or any similar action or suit, including all court filings, appeals, judgments or settlements in connection therewith and announcements or disclosure thereof (other than as a result of New Facts adduced or any New Allegations or Developments asserted or arising with respect to the subject matter of either of the Pending Matters), (h) the trading price of Common Shares taken by itself (but excluding therefrom any underlying cause or suggested cause of such effect) or (i) Ivory’s option to purchase equity interests in MySpace pursuant to Article 7 of the Stockholders Agreement, including the exercise of such option by Ivory and announcement or disclosure thereof; provided that clause (i) shall not apply to Section 7.2(a) insofar as the accuracy of the last sentence of Section 4.1(w) is concerned.

“New Fact” means, with respect to a Pending Matter, any material factual matter in respect of an action by Ivory or any of its Subsidiaries, or any of their respective officers, directors, employees or agents, that is relevant to the resolution of such Pending Matters (or any related proceeding), and of which the Parent had not become aware prior to the date of this Agreement.

“New Allegation or Development” means, with respect to a Pending Matter, any material new allegation asserted, or material new line of investigation initiated, by any Governmental Entity in such Pending Matters (or in any related proceeding).

As used in this Agreement, the term “Knowledge” or any similar formulation of Knowledge shall mean the actual knowledge of, with respect to Ivory and its Subsidiaries, those Persons set forth in Section 4.1(a) of the Ivory Disclosure Letter and, with respect to Parent and its Subsidiaries, those Persons set forth in Section 4.2 of the Parent Disclosure Letter, in each case without any separate duty to investigate.

(b) Capital Structure. The authorized capital stock of Ivory consists of (i) 250,000,000 Common Shares, of which 34,905,254 shares were outstanding as of June 30, 2005 (and none of which Common Shares were held by Ivory in its treasury), and (ii) 40,000,000 shares of preferred stock, par value $0.10 per share (the “Ivory Preferred Stock”), of which (A) 10,000,000 shares are designated Series A 6% Convertible Preferred Stock (the “Series A Preferred Stock”), of which 194,000 shares were outstanding as of the date hereof, (B) 4,098,335 shares are designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), of which 1,750,000 shares were outstanding as of the date hereof, (C) 20,000,000 shares are designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”), of which 3,786,595 shares were outstanding as of the date hereof and (D) 2,000,000 shares are designated Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”), of which 1,325,000 shares were outstanding as of the date hereof (such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and

Series C-1 Preferred Stock referred to collectively as the “Ivory Preferred Stock,” each share of Ivory Preferred Stock a “Preferred Share”). Ivory has not made any issuance of Common Shares or Preferred Shares except as a result of (x) exercises of Ivory Options which were outstanding on June 30, 2005 for Common Shares, (y) conversions of Preferred Shares which were outstanding on June 30, 2005, into Common Shares or (z) dividends payable on Common Shares or Preferred Shares which were outstanding as of June 30, 2005. All of the issued and outstanding Common Shares and Preferred Shares have been and all Common Shares which may be issued pursuant to the Ivory Stock Plans (as defined below) will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights. Each of the outstanding shares of capital stock or other ownership interests in each of Ivory’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for MySpace (which is at least 50% owned by Ivory) is owned by Ivory or a direct or indirect wholly owned Subsidiary of Ivory, free and clear of all Liens (as defined below) (including any restriction on the right to vote, sell or otherwise dispose of such capital stock of other ownership interests, except restrictions on transfer imposed by federal and state securities laws). Other than with respect to the Subsidiaries listed on Section 4.1(a) of the Ivory Disclosure Letter, Ivory does not directly or indirectly own any securities or other beneficial ownership interests in any other Person (including through joint ventures or partnership arrangements), or have any investment in any other Person. As of the date of this agreement, other than (i) 8,776,949 options to purchase Common Shares at an average price of $2.79 per Common Share as to which options to purchase 4,904,512 shares have not vested as of June 30, 2005, pursuant to (A) Ivory’s 2004 Stock Awards Plan, (B) Ivory’s 1999 Stock Awards Plan, and (C) Ivory’s 2002 Employee Stock Purchase Plan, each as amended ((A), (B) and (C) collectively, the “Ivory Plans”), (ii) options to purchase 832,920 shares of MySpace common stock pursuant to MySpace’s 2005 Equity Incentive Plan, as amended, at an average price of $1.17 per share, (iii) warrants to purchase such number of Common Shares at such prices as are set forth on Part 1 of Section 4.1(b) of the Ivory Disclosure Letter (the “Warrants”), and (iv) the rights to convert the Preferred Shares into Common Shares (such conversion rights, the “Conversion Rights”), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any kind to which Ivory or any of its Subsidiaries is a party, or by which Ivory or any of its Subsidiaries are bound, obligating Ivory or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of Ivory or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Ivory or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except for the Support Agreement, neither Ivory nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any of its securities or the securities of any of its Subsidiaries. There are not any outstanding contractual obligations of Ivory or any of its Subsidiaries to repurchase, redeem or otherwise acquire or to file any registration statement with respect to any shares of capital stock of Ivory or any of its Subsidiaries. Following the consummation of the Merger, there will not be outstanding any rights, warrants, options or other securities entitling the holder thereof to purchase, acquire or otherwise receive any shares of the capital stock of Ivory or any of its Subsidiaries (or any other securities exercisable for or convertible into such shares). Except as described above, neither Ivory nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Ivory or any Subsidiary of Ivory on any matter (“Voting Debt”). Part 2 of Section 4.1(b) of the Ivory Disclosure Letter sets forth the holders of all outstanding Preferred Shares, Ivory Options and Warrants, the exercise price and expiration dates, and, with respect to the Ivory Options and Warrants, the number of Common Shares into which they each convert.

(c) Corporate Authority.

(i) Ivory has all requisite corporate power and authority necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, on the terms and subject to the conditions of this Agreement, the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Ivory, and no other corporate proceedings on the part of Ivory are necessary to authorize or approve this Agreement, the performance by Ivory of its obligations hereunder or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of the holders of a majority of the then outstanding Common Shares and Preferred Shares entitled to vote thereon voting together as a single class on an as converted basis with respect to each Preferred Share (collectively, the “Ivory Requisite Vote”). Assuming due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement is a valid and legally binding agreement of Ivory enforceable against Ivory in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(ii) The Board of Directors of Ivory has unanimously approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, has determined that the Merger and the other transactions contemplated hereby are fair to, and advisable and in the best interest of Ivory and its stockholders and, subject to Section 6.2, has recommended that the stockholders of Ivory adopt this Agreement.

(d) Governmental Filings; No Violations.

(i) Other than any reports, filings, registrations, approvals and/or notices (A) required to be made pursuant to Section 1.2, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (C) under the antitrust Laws of foreign Governmental Entities (collectively, the “Foreign Antitrust Filings”) and (D) to comply with the rules and regulations of the American Stock Exchange LLC (“AMEX”) (items (B) through (D) (inclusive), the “Ivory Required Statutory Approvals”), no notices, reports, registrations or other filings are required to be made by Ivory with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Ivory from, any United States or foreign federal, state or local governmental or regulatory authority, agency, court, commission, body or other governmental entity of competent jurisdiction (each a “Governmental Entity”) in connection with the execution and delivery of this Agreement and the consummation by Ivory of the transactions contemplated hereby or by the Support Agreement, except for those that the failure to make or obtain, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect or prevent, impair or materially delay the ability of Ivory to consummate the transactions contemplated by this Agreement or the Support Agreement.

(ii) Neither the execution, delivery and performance of this Agreement and the consummation by Ivory of the transactions contemplated hereby nor compliance by Ivory with any of the provisions hereof or thereof will constitute or result in (A) a breach, conflict or violation of, or a default under, either the certificate of incorporation or by-laws (or comparable governing instruments) of Ivory or any of its Subsidiaries, (B) a breach, conflict or violation of, a default under, the acceleration of any obligations, a termination or the creation of a right of termination, the loss of any right or benefit, or the creation of a Lien on any assets of Ivory or any Subsidiary of Ivory (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation binding upon Ivory or any Subsidiary of Ivory (each, a “Contract”) or, assuming that all consents, approvals and authorizations described in Section 4.1(d)(i) will be obtained prior to the Effective Time and all filings, notifications and registrations described in Section 4.1(d)(i) will have been made and any waiting periods thereunder will have terminated or expired prior to the Effective Time, violate any Law or governmental or non-governmental permit or license to which Ivory or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breaches, conflicts, violations, defaults, accelerations, terminations, rights of termination, creations and changes that, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect or prevent, impair or materially delay the ability of Ivory to consummate the transactions contemplated by this Agreement or the Support Agreement.

(e) Ivory Reports; Financial Statements.

(i) The filings required to be made by Ivory since April 1, 2003 under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act have been filed with the SEC, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and each such filing complied, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing), in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder (collectively, the “Ivory Reports”). None of the Ivory Reports (in the case of Ivory Reports filed pursuant to the Securities Act), as of their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. None of the Ivory Reports (in the case of Ivory Reports filed pursuant to the Exchange Act) as of the respective dates filed with the SEC or first mailed to stockholders (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing), as applicable, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) The consolidated financial statements of Ivory and its Subsidiaries included in the Ivory Reports comply as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto. Each of the consolidated balance sheets included in or incorporated by reference into the Ivory Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Ivory and its Subsidiaries as of its date, and each of the consolidated statements of income and consolidated statements of cash flows included in or incorporated by reference into the Ivory Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of Ivory and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments which, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect), in each case in accordance with United States generally accepted accounting principles as in effect on the date or for the period with respect to which such principles are applied (“U.S. GAAP”) consistently applied during the periods indicated, except as may be noted therein.

(iii) Ivory has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Ivory in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Ivory’s management as appropriate to allow timely decisions regarding required disclosure. Ivory has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or under the Exchange Act.

(f) Information. None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to Ivory’s stockholders and at the time of the Ivory Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation is made by Ivory in this subsection (f) with respect to statements made based on information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement.

(g) No Undisclosed Material Liabilities. There are no liabilities or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities or obligations disclosed and provided for in the Ivory balance sheet as of March 31, 2005 included in the Ivory Reports, including the notes thereto (the “Ivory Balance Sheet”) or in the Ivory Reports filed prior to the date hereof; and (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since March 31, 2005 except in each case for such exceptions as, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect.

(h) Absence of Certain Changes. Since March 31, 2005 (the “Audit Date”), except as disclosed in the Ivory Reports filed on or after the Audit Date and prior to the date of this Agreement or as set forth on Section 4.1(h) of the Ivory Disclosure Letter, Ivory and its Subsidiaries have conducted their business only in the ordinary and usual course of such business, and there has not been (i) any events, circumstances or states of fact which, in the aggregate, have had or would reasonably be expected to have an Ivory Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Ivory or any repurchase, redemption or other acquisition by Ivory or any Subsidiary of any securities of Ivory; or (iii) any change by Ivory in accounting principles, practices or methods which is not required by U.S. GAAP. Except as set forth in Section 4.1(h) of the Ivory Disclosure Letter, since the Audit Date and through the date of this Agreement, there has not been any material increase in the compensation payable or that could become payable by Ivory or any of its Subsidiaries to directors, officers or key employees or any material amendment of any of the Ivory Compensation and Benefit Plans other than increases to employees that are not officers made in the ordinary course of business consistent with past practice.

(i) Litigation. Except as disclosed in the Ivory Reports, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the Knowledge of Ivory, threatened against Ivory or any of its Subsidiaries, except for those that, in the aggregate, have not had and would not be reasonably expected to have an Ivory Material Adverse Effect or prevent or materially delay the ability of Ivory to consummate the transactions contemplated by this Agreement. Except as disclosed in the Ivory Reports filed prior to the date of this Agreement, neither Ivory nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree of a Governmental Entity which, in the aggregate, have had or would reasonably be expected to have an Ivory Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby.

(j) Employee Benefits.

(i) The term “Ivory Compensation and Benefit Plan” shall mean each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and each other bonus, deferred compensation, profit-sharing, thrift, savings, deferred compensation, employee stock ownership, stock bonus, stock purchase, change in control, retention, restricted stock, stock option, employment, termination, severance, compensation or other material compensation or benefit plan, policy, practice, agreement or other arrangement, that is maintained by Ivory or any of its Subsidiaries or that covers employees or former employees (“Employees”), or directors or former directors or consultants or former consultants of Ivory or any of its Subsidiaries; and any trust agreement or insurance contract forming a part of such Ivory Compensation and Benefit Plan. Section 4.1(j) of the Ivory Disclosure Letter lists all Ivory Compensation and Benefit Plans, and any Ivory Compensation and Benefit Plans containing “change of control” or similar provisions therein are specifically identified in Section 4.1(j)(i) of the Ivory Disclosure Letter. Ivory has made available to Parent prior to the date hereof a copy of all Ivory Compensation and Benefit Plans and a copy of each agreement, policy, practice or arrangement that covers key employees or former key employees of Ivory and its Subsidiaries. In addition, with respect to each Ivory Compensation and Benefit Plan, Ivory has made available to Parent a true, correct and complete copy of: (A) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (B) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the IRS, if any.

(ii) All Ivory Compensation and Benefit Plans are in compliance in all material respects with applicable Law including provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”) and any other applicable Law. Each Ivory Compensation and Benefits Plan has been administered in all material respects in accordance with its terms. Each Ivory Compensation and Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the U.S. Department of the Treasury, Internal Revenue Service (the “IRS”), that has not been revoked and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification or that would result in costs to Ivory or any of its Subsidiaries under the Internal Revenue Service’s Employee Plans Compliance Resolution System. As of the date hereof, there is no material pending or, to the Knowledge of Ivory, threatened litigation relating to the Ivory Compensation and Benefit Plans, any fiduciaries thereof with respect to their duties to the Ivory Compensation and Benefits Plans or the assets of any of the trusts under any of the Ivory Compensation and Benefits Plans which could reasonably be expected to result in any material liability of Ivory or any of its Subsidiaries. Neither Ivory nor any of its Subsidiaries nor, to the Knowledge of Ivory, any other Person has engaged in a transaction that, assuming the Taxable period of such transaction expired as of the date hereof, would subject Ivory or any of its Subsidiaries or any Person that Ivory or its Subsidiaries has an obligation to indemnify to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

(iii) Neither Ivory, any of its Subsidiaries nor any ERISA Affiliate maintains or has ever maintained a Plan that is subject to Title IV of ERISA. Neither Ivory, any of its Subsidiaries nor any ERISA Affiliate has contributed to or ever been obligated to contribute to a “multiemployer plan”, within the meaning of Section 3(37) of ERISA, at any time. “ERISA Affiliate” means Ivory and any of its Subsidiaries and any trade or business (whether or not incorporated) that would be treated as a single employer with Ivory or any of its Subsidiaries under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code. There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that could be a material liability of Ivory or its Subsidiaries following the Closing. “Controlled Group Liability” means any and all liabilities as a result of a failure to comply with (A) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, (B) the Health Insurance Portability and Accountability Act or (C) corresponding or similar provisions of foreign Laws or regulations.

(iv) All contributions required to be made by Ivory or any of its Subsidiaries under the terms of any Ivory Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in Ivory Reports.

(v) Neither Ivory nor its Subsidiaries have any material obligations for, or liabilities with respect to, retiree health and life benefits under any Ivory Compensation and Benefit Plan, except for benefits required to be provided under Section 4980B of the Code or any other applicable Law requiring continuation of health coverage.

(vi) Except as described on Section 4.1(j)(vi) of the Ivory Disclosure Letter, the consummation of the transactions contemplated by this Agreement alone or in combination with another event will not (a) entitle any of the employees of Ivory or any of its Subsidiaries to severance pay, (b) accelerate the time of payment or vesting of payment or trigger any payment of compensation or benefits under, increase the amount payable, or trigger any other material obligation pursuant to, any of the Ivory Compensation and Benefit Plans or (c) result in any breach or violation of, or a default under, or trigger any forfeiture under any Ivory Compensation and Benefit Plans. No payment under any Ivory Compensation and Benefit Plans individually or collectively and as a result of the transactions contemplated by this agreement (whether alone or upon the occurrence of any additional or subsequent events) or otherwise, would be expected to give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162(m) of the Code.

(vii) All Ivory Compensation and Benefit Plans subject to the Laws of any jurisdiction outside of the United States (i) have been maintained in material compliance with all applicable Laws and regulations, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

(viii) Ivory has no material liability with respect to any improper classification of any individual who renders services to Ivory or any of its Subsidiaries who is classified by Ivory or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of Taxation and Tax reporting and under Ivory Compensation and Benefit Plans).

(k) Compliance with Laws; Regulatory Matters.

(i) Except for matters that, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect, the business of Ivory and its Subsidiaries is and has been conducted in compliance with all applicable United States or foreign, federal, state or local laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees, arbitration awards, agency requirements, licenses and permits, in each case, of any Governmental Entity (collectively, “Laws”). The provisions of this Section 4.1(k) shall not apply to Environmental Laws which are covered exclusively in Section 4.1(m).

(ii) Except for such failures that, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect, Ivory and each of its Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals from Governmental Entities (“Permits”) necessary to conduct its business as currently conducted, and all such Permits are valid and in full force and effect. Each of Ivory and its Subsidiaries is, and at all times from January 1, 2003 through the date of this Agreement has been, in material compliance with the terms and requirements of such Permits, except for such failures as, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect. Since January 1, 2003, none of Ivory and its Subsidiaries has received any written notice from any Governmental Entity regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Permits, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Permits, except as, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect. To the Knowledge of Ivory, no Governmental Entity has at any time since January 1, 2003 challenged in writing the right of any of Ivory and its Subsidiaries to develop, manufacture, market, license, distribute, promote, offer, provide or sell any products or services.

(l) Anti-takeover Statutes; Rights Plan. Ivory has taken all action necessary to exempt the Support Agreement, the Merger, this Agreement (and, in each case, the performance thereof) and the transactions contemplated hereby or thereby from the provisions of Section 203 of the DGCL, and such action is effective at the date of this Agreement. No other anti-takeover statute or regulation is applicable to this Agreement, the Support Agreement, the Merger or the transactions contemplated hereby or thereby.

(m) Environmental Matters.

(i) Ivory and its Subsidiaries are, and have been since January 1, 2002, in compliance with all Environmental Laws, including possessing all material Permits required for its operations under applicable Environmental Laws, except for instances of non-compliance that, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect.

(ii) Neither Ivory nor any of its Subsidiaries has received written notice of, and, to the knowledge of Ivory, is not the subject of, any actions, claims, investigations, demands, requests for information, citation, complaint or notices by any person alleging liability arising under, or non-compliance with any Environmental Law, except as, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect.

(iii) With respect to any Owned Real Property or Leased Real Property currently or formerly owned or leased, as the case may be, by Ivory or its Subsidiaries there have been no Releases of Hazardous Materials that are reasonably likely to result in a claim against Ivory or any of its Subsidiaries that, in the aggregate, have had or would reasonably be expected to have an Ivory Material Adverse Effect. Neither Ivory nor any of its Subsidiaries has entered into any agreement that may require them to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any liabilities arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Materials, or otherwise arising in connection with or under Environmental Laws, except as, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect.

As used herein, the term “Environmental Law” means any federal, state, local and foreign Law, judicial decisions, injunctions and permits and governmental agreements relating to protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including those relating to the Release of Hazardous Materials.

As used herein, the term “Hazardous Material” means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law, including (a) petroleum, asbestos or polychlorinated biphenyls and (b) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5.

As used herein, the term “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

Notwithstanding any other provision of this Agreement to the contrary (including, but not limited to, Section 4.1(k)), the representations and warranties of Ivory in this Section 4.1(m) constitute the sole representations and warranties of Ivory with respect to any Environmental Law or Hazardous Substance.

(n) Tax Matters. Ivory and each of its Subsidiaries (i) (A) has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by it, and all such Tax Returns are complete and accurate in all material respects and (B) has not requested any extension of time within which to file any material Tax Return; (ii) (A) has timely paid all material amounts of Taxes shown as due and payable on such Tax Returns, except with respect to matters contested in good faith through appropriate proceedings and for which adequate reserves have been established, in accordance with U.S. GAAP, on the Ivory Balance Sheet (as adjusted for operations in the ordinary course of business since the date thereof) and (B) has no liability for penalties or charges with respect to the late filing of any material Tax Return required to be filed by or with respect to any of them on or before the Effective Time; (iii) with respect to all material Tax Returns filed by or with respect to it, has not waived any statute of limitations with respect to Taxes in excess of $20,000 individually or $100,000 in the aggregate or agreed to any extension of time with respect to a Tax assessment or deficiency in excess of $20,000 individually or $100,000 in the aggregate; (iv) as of the date hereof, does not have any deficiency, or any audits, examinations, investigations or other proceedings in respect of material Taxes pending or proposed or threatened in writing; and (v) has timely withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party (as defined below). The consolidated U.S. federal income Tax Returns of Ivory have been examined and settled, or the applicable statutes of limitation for the assessment of Taxes for such period have closed, with respect to all Taxable years prior to 2005. Neither Ivory nor any of its Subsidiaries (i) has any liability for Taxes of any Person (other than Ivory or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of U.S. state or local or foreign Law), as a transferee or successor, by contract or otherwise; (ii) is a party to any agreement (with any Person other than Ivory or any of its Subsidiaries) relating to the allocation or sharing of Taxes other than an agreement set forth in Section 4.1(n) of the Ivory Disclosure Letter which shall terminate on or prior to the Effective Time and under which neither Ivory nor any of its Subsidiaries shall have any liability for any prior periods; (iii) has constituted either a “distributing corporation” or a “controlled corporation” in a transaction that was intended to qualify under Section 355(a) of the Code; or (iv) has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) or any predecessor provision thereto.

As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the terms “Taxes,” and “Taxable”) includes all taxes of any kind, including federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, in all cases whether disputed or not, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(o) Labor Matters. As of the date hereof, (i) neither Ivory nor any of its Subsidiaries is the subject of any material proceeding asserting that Ivory or any of its Subsidiaries has committed an unfair labor practice or any other violation of Law relating to employee matters, (ii) nor since January 1, 2004 has there been any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving Ivory or any of its Subsidiaries, (iii) no labor organization or group of employees of Ivory or any of its Subsidiaries has made a pending demand for recognition or certification, (iv) to the Knowledge of Ivory, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority and (v) to the Knowledge of Ivory, there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving Ivory or any of its Subsidiaries.

(p) Intellectual Property.

(i) For purposes of this Section 4.1(p):

(A) “Intellectual Property Agreements” shall mean all agreements, whether oral or written, and whether between Ivory or any of its Subsidiaries and third Persons or inter-corporate (other than licenses of readily available commercial software programs having an acquisition price of less than $50,000), to which Ivory or any of its Subsidiaries is a party or otherwise bound (1) under which Ivory or its Subsidiaries receives rights under any Intellectual Property Rights, (2) under which Ivory or its Subsidiaries grants rights under any Intellectual Property Rights or (3) restricting Ivory’s or any of its Subsidiaries’ rights to use any Intellectual Property Rights;

(B) “Intellectual Property Rights” means all patents, trademarks, trade names, service marks, Internet domain names, designs, logos, slogans, and general intangibles of like nature together with the goodwill of the business symbolized by the foregoing, copyrights, Software (as defined below), technology, Trade Secrets (as defined below), and other intellectual property and intangible rights, and applications and registrations therefore;

(C) “Software” means all (1) computer programs, whether in source code or object code form, (2) data, databases and compilations and (3) all documentation relating to any of the foregoing;

(D) “Trade Secrets” means all confidential information, technology, trade secrets, know-how, processes, user lists, data collections, formulae, algorithms, models and methodologies; and

(ii) Ivory and its Subsidiaries own, are validly licensed or otherwise have the right to use, free and clear of any Liens other than Permitted Liens (as defined below), all Intellectual Property Rights which are owned, used or held for use in the business of Ivory and its Subsidiaries, provided that this representation shall not expand the representation set forth in Section 4.1(p)(iv)(B).

(iii) The Intellectual Property Agreements are valid and binding obligations of Ivory and its Subsidiaries, and to Ivory’s Knowledge the other Persons thereto, are enforceable in accordance with their terms, and there exists no event or condition which has or will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default under any such Intellectual Property Agreement by (A) Ivory or any of its Subsidiaries, or (B) to Ivory’s Knowledge, any third Person, except, in each case which, in the aggregate, has not had and would not reasonably be expected to have an Ivory Material Adverse Effect. No royalties, honoraria or other fees are payable by Ivory or any of its Subsidiaries to any third Persons for the use of or right to use any Intellectual Property Rights except pursuant to the Intellectual Property Agreements.

(iv) Except as set forth in Section 4.1(p)(iv) of the Ivory Disclosure Letter, and except, in each case which, in the aggregate, has not had and would not reasonably be expected to have an Ivory Material Adverse Effect:

(A) The Intellectual Property Rights owned or used by Ivory or any of its Subsidiaries, are subsisting and are valid and enforceable.

(B) To Ivory’s Knowledge, the conduct of Ivory’s and its Subsidiaries’ business as currently and heretofore conducted does not infringe or otherwise violate any Intellectual Property Right owned by any third Person. No written claim of infringement or other violation of any Intellectual Property Rights of any third Person has been made or asserted against Ivory or any of its Subsidiaries. To Ivory’s Knowledge, no Person is infringing or otherwise violating the rights of Ivory or any of its Subsidiaries with respect to any Intellectual Property Rights.

(C) Ivory and each of its Subsidiaries takes reasonable measures to protect the secrecy of its Trade Secrets. No Trade Secret of Ivory or any of its Subsidiaries has been disclosed or authorized to be disclosed to any third Person other than pursuant to a written non-disclosure agreement. With respect to any non-disclosure agreement relating to Trade Secrets of Ivory or any of its Subsidiaries on the one hand, or a third Person on the other hand, Ivory and its Subsidiaries are not, and to Ivory’s Knowledge the other Person thereto is not, in breach or default thereof.

(D) With respect to the Software which Ivory or its Subsidiaries purport to own, such Software was either developed (1) by U.S. employees of Ivory or any of its Subsidiaries within the scope of their employment, (2) as a “work made for hire” (as defined under 17 U.S.C. § 101) pursuant to a valid written agreement, or (3) by independent contractors who have assigned all their rights to Ivory or any of its Subsidiaries pursuant to valid written agreements.

(E) Except as provided for in the Intellectual Property Agreements, there are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations which (1) materially restrict Ivory’s or any of its Subsidiaries’ rights to use any Intellectual Property Right or (2) permit third Persons to use any material Intellectual Property Right owned or controlled by Ivory or any of its Subsidiaries. The execution of this Agreement and the transactions contemplated hereby will not (a) result in the loss or impairment of Ivory’s or any of its Subsidiaries’ rights to or under any of the Intellectual Property Rights owned by Ivory or any of its Subsidiaries (b) give rise to a right to terminate any Intellectual Property Agreements, or (c) result in payment obligations under Intellectual Property Agreements which are in excess of the amounts payable prior to the Closing Date, except to the extent resulting from increased usage of the applicable Intellectual Property Rights licensed under such Intellectual Property Agreements.

(F) Ivory and its Subsidiaries are in compliance with all applicable Laws, as well as their own rules, policies, and procedures relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by Ivory or any of its Subsidiaries in the conduct of their business. No written claim has been asserted or threatened against Ivory or any of its Subsidiaries alleging a violation thereof.

(q) Title to Properties.

(i) Ivory and its Subsidiaries have good title to their owned assets, or in the case of assets and properties that they lease, license or have other rights in, valid rights by lease, license or other agreement to use, all assets and properties (in each case, tangible and intangible) necessary to permit Ivory and its Subsidiaries to conduct their business as currently conducted, except where the failure to have such title, or rights by lease, license, or other agreement to use, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect. The assets and properties (in each case, tangible and intangible) owned or used by Ivory and its Subsidiaries are in satisfactory condition and repair for their continued use as they have been used and are adequate in all material respects for their current use, reasonable wear and tear excepted, except where the failure to be in satisfactory condition and repair, in the aggregate, has not had and would not reasonably be expected to have an Ivory Material Adverse Effect.

(ii) Except as set forth in Section 4.1(q)(ii) of the Ivory Disclosure Letter and subject to any Permitted Liens, (i) Ivory or one of its Subsidiaries has good and merchantable title to each parcel of real property owned by Ivory or its Subsidiaries that is material to the operation of the business of Ivory and its Subsidiaries taken as a whole (the “Owned Real Property”), (ii) Ivory and its Subsidiaries have not leased, licensed or, to the Knowledge of Ivory, otherwise granted any Person the right to use or occupy such Owned Real Property or any portion thereof that materially interferes with the operation of the business of Ivory and its Subsidiaries taken as a whole and (iii) Ivory and its Subsidiaries have not collaterally assigned or granted any other security interest in such Owned Real Property, except for Permitted Liens. The Owned Real Property constitutes all of the real property owned by Ivory and its Subsidiaries.

(iii) Except as set forth in Section 4.1(q)(iii) of the Ivory Disclosure Letter or as, individually or, in the aggregate, would not reasonably be likely to have an Ivory Material Adverse Effect, (i) Ivory and its Subsidiaries do not sublease or license to any Person the right to use or occupy each parcel of all leasehold or subleasehold estates and other rights to use or occupy any land, buildings or structures currently used by Ivory or its Subsidiaries in the course of their respective businesses (the “Leased Real Property”) or any portion thereof, (ii) to the Knowledge of Ivory, there are no disputes with respect to any lease, (iii) Ivory and its Subsidiaries have not collaterally assigned or granted any other security interest in any lease or any interest therein and (iv) there are no Liens, except for Permitted Liens, on the estate or interest created by any lease.

(iv) Except as, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect, since January 1, 2002, (i) no written notice from any Governmental Entity has been received by Ivory or any of its Subsidiaries requiring or calling attention to the need for any material work, repair, construction, alteration or installation on, or in connection with, the Owned Real Property or the Leased Real Property, and (ii) no material assessment for public improvement that is due and remains unpaid has been made against any Owned Real Property or Leased Real Property and, to the Knowledge of Ivory, there are no currently proposed or pending assessments for public improvements against any Owned Real Property or Leased Real Property.

(v) For the purposes of this Agreement, “Liens” shall mean all mortgages, liens, pledges, charges, security interests, encumbrances or other adverse claims of any kind in respect of any property or asset. For the purposes of this Agreement, “Permitted Liens” shall mean (A) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, (B) Liens securing indebtedness or liabilities that are reflected in the Ivory Balance Sheet, (C) such non-monetary Liens or other imperfections of title, if any, that, individually or in the aggregate, are not reasonably likely to (x) materially interfere with the present use or operation of any property of Ivory or any of its Subsidiaries or (y) materially detract from the value of any such property, (D) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, (E) Liens disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to Parent), and (F) mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, incurred in the ordinary course of business.

(r) Material Contracts.

(i) As of the date hereof, all of the contracts, undertakings, commitments or agreements described in any of Item 601(b)(1), (2), (4), (9) or (10) of Regulation S-K of the rules and regulations issued under the Securities Act to which Ivory or its Subsidiaries is a party (“Material Contracts”) have been filed as exhibits to, or incorporated by reference in, the Ivory Reports.

(ii) There are no Contracts, undertakings, commitments or agreements to which any of Ivory or its Subsidiaries is a party containing any covenant not to compete with another Person, except for such covenants, which in the aggregate, are not reasonably expected to be material to the business of Ivory and it Subsidiaries taken as a whole.

(iii) Neither Ivory nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached any Contract to which it is a party or by which it is bound, except for such breaches as would not have an Ivory Material Adverse Effect. To Ivory’s Knowledge, each Contract to which Ivory or any of its Subsidiaries is a party or by which it is bound that has not expired or terminated by its terms is in full force and effect, except (A) to the extent it has previously expired in accordance with its terms and (B) for such exceptions as, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect. To Ivory’s Knowledge (x) each of the other parties thereto has performed all of the obligations required to be performed by it under, and is not in default under, each such Contract and, (y) no event has occurred that, with notice or lapse of time, or both, would constitute such a default, except for such failures of performance, defaults and events which, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect. Each Material Contract is a valid and binding obligation of Ivory or a Subsidiary of Ivory and, to the Knowledge of Ivory, the valid and binding obligation of each other party thereto.

(s) Insurance. Ivory maintains for itself and its Subsidiaries insurance policies covering the assets, business, equipment, properties, operations, employees, directors and officers, and product warranty and liability claims, and such other forms of insurance in such amounts, with such deductibles and against such risks and losses as, in its good faith judgment, are reasonable for the business and assets of Ivory and its Subsidiaries (taking into account the cost and availability of such insurance). All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and Ivory and its Subsidiaries are otherwise in compliance with the terms and conditions of such policies and bonds, except for such exceptions as, in the aggregate, have not had and would not reasonably be expected to have an Ivory Material Adverse Effect.

(t) Vote Required. The Ivory Requisite Vote is the only vote of any class or series of the capital stock of Ivory required to adopt this Agreement.

(u) Brokers and Finders. Except for Montgomery & Co. and Thomas Weisel Partners LLC, neither Ivory nor any of its Subsidiaries has retained any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger, the Support Agreement or the other transactions contemplated hereby or thereby. Prior to the date hereof, Ivory has provided Parent with a true, correct and complete copy of the engagement letter between Ivory and Montgomery & Co. and Thomas Weisel Partners LLC, respectively.

(v) Opinion of Financial Advisor. Ivory has received an opinion of each of Thomas Weisel Partners LLC and Montgomery & Co., dated as of the date hereof, to the effect that, as of such date, the Common Merger Consideration and the Preferred Merger Consideration is fair from a financial point of view to holders of Common Shares and holders of Preferred Shares.

(w) Transactions with Affiliates. Except as set forth in the Ivory Reports or on Part 1 of Section 4.1(w) of the Ivory Disclosure Letter, since January 1, 2002, neither Ivory nor any of its Subsidiaries is party to any Contract with any person or entity (x) that is an Affiliate of Ivory or (y) with respect to which any Affiliate of Ivory, or any member of the immediate family of any such Affiliate, owns more than 10% of the voting equity of such person or entity that would be required to be disclosed under Rule 404(a) of Regulation S-K. Except as set forth on Section 4.1(w) of the Ivory Disclosure Letter, all such transactions have been conducted on terms at least as favorable to Ivory or its applicable Subsidiary as could have been obtained from third parties. Ivory has disclosed all material information known (after due inquiry) by any of the officers of Ivory that relates to its option to acquire shares of capital stock of MySpace set forth in Article 7 of the Stockholders Agreement, dated February 11, 2005, by and among Ivory, Intermix Media, Inc., MySpace Ventures, LLC, Redpoint Ventures I, L.P., Redpoint Associates I, LLC, Redpoint Ventures II, L.P., Redpoint Associates II, LLC, Redpoint Technology Partners Q-1, L.P., Redpoint Technology Partners A-1, L.P., Orix Venture Finance LLC, Pinnacle Ventures I Affiliates L.P. and Pinnacle Ventures I (Q) Equity Holdings L.L.C., as amended (the “Stockholders Agreement”) and its ability to exercise such option.

(x) No Limitation on Other Representation. Except as otherwise expressly provided in this Agreement, nothing in any representation or warranty in this Agreement shall in any way limit or restrict the scope, applicability or meaning of any other representation or warranty made by Ivory herein.

(y) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4.1, neither Ivory nor any other Person makes any other express or implied representation or warranty on behalf of Ivory or any of its Subsidiaries.

Section 4.2 Representations and Warranties of Parent and Merger Sub. Except as set forth in the section of the disclosure letter delivered to Ivory by Parent on or prior to the date of this Agreement (the “Parent Disclosure Letter”) that corresponds with the applicable subsection of this Section 4.2, Parent and Merger Sub each represents and warrants to Ivory that:

(a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of Parent and Merger Sub has all requisite corporate power to own and operate its material properties and to carry on its business as currently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified as a foreign corporation or be in good standing, in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

As used in this Agreement, the term “Parent Material Adverse Effect” means a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement.

(b) Corporate Authority.

(i) Each of News, Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate on the terms and subject to the conditions of this Agreement, the transactions contemplated hereby, subject only to the receipt of the Parent Required Statutory Approvals. This Agreement has been duly authorized, executed and delivered by News, Parent and Merger Sub, and no other corporate proceedings on the part of News, Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. Assuming due authorization, execution and delivery by Ivory, this Agreement is a valid and legally binding agreement of Parent, News, and Merger Sub, enforceable against each of News, Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(ii) The Boards of Directors of Parent and Merger Sub have approved and adopted this Agreement and approved the transactions contemplated hereby, including the Merger.

(c) Governmental Filings; No Violations.

(i) Other than any reports, filings, registrations, approvals and/or notices (A) required to be made pursuant to Section 1.2, (B) required to be made under the HSR Act, the Securities Act and the Exchange Act, and (C) required pursuant to the Foreign Antitrust Filings (items (B) and (C) (inclusive)), the “Parent Required Statutory Approvals”), no notices, reports, registrations or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, Permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except for those that the failure to make or obtain, in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(ii) Neither the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby nor compliance by Parent and Merger Sub with any of the provisions hereof will constitute or result in (A) a breach or violation of, or a default under, either the certificate of incorporation or by-laws of Parent or Merger Sub, (B) a breach or violation of, or a default under, the acceleration of any obligations, a termination or the creation of a right of termination, the loss of any right or benefit or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or Merger Sub (with or without notice, lapse of time or both) pursuant to any material Contracts binding upon Parent, Merger Sub or any of Parent’s Subsidiaries or, assuming that all consents, approvals and authorizations described in Section 4.2(c)(i) will be obtained prior to the Effective Time and all filings, notifications and registrations described in Section 4.2(c)(i) will have been made and any waiting periods thereunder will have terminated or expired prior to the Effective Time, violate any Law or governmental or non-governmental permit or license to which Parent, Merger Sub or any of Parent’s Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the material Contracts, except, in the case of clause (B) or (C) above, for any breaches, violations, defaults, terminations, rights of termination, accelerations, creation or change that, in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(d) Disclosure Documents. None of the information provided by Parent specifically for inclusion or incorporation by reference in (i) the Proxy Statement or (ii) any other document to be filed with the SEC or any Other Filings will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement at the date it or any amendment or supplement is mailed to stockholders, at the time of the Ivory Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(e) No Business Activities. All of the outstanding capital stock of Merger Sub is owned directly or indirectly by Parent. Merger Sub is not a party to any material Contract and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the Support Agreement and the consummation of the transactions contemplated hereby and thereby. Merger Sub has no Subsidiaries.

(f) No Vote Required. No vote of the stockholders of Parent is required to adopt this Agreement and the transactions contemplated hereby, including the Merger.

(g) Ownership of Ivory Common Shares. Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an “interested stockholder” of Ivory as defined in Section 203 of the DGCL. Neither Parent, Merger Sub nor any of their respective Subsidiaries or, to the Knowledge of Parent, any of their respective Affiliates or associates (as such term is defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), any Common Shares, in each case, except in accordance with this Agreement and the Support Agreement, including the Merger.

(h) Financial Capability. Parent has, and will have at the Effective Time, the financial capacity to perform and to cause Merger Sub to perform its obligations under this Agreement, and Parent has currently available (or access to) all funds necessary to pay the consideration set forth in Article II and any other amounts contemplated by this Agreement. Without limiting the foregoing, Parent’s ability to consummate, and to cause Merger Sub to consummate, the transactions contemplated hereby is not contingent on Parent’s ability to complete any public offering or private placement of equity or debt securities or to obtain any other type of financing prior to or on the Effective Time.

(i) Brokers and Finders. Except for J.P. Morgan Securities Inc., neither Parent nor Merger Sub has retained any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger, the Support Agreement or the other transactions contemplated hereby or thereby.

(j) Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, except for those that, in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree of a Governmental Entity which, in the aggregate, have had and would reasonably be expected to have a Parent Material Adverse Effect.

(k) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4.2, neither Parent nor any other Person makes any other express or implied representation or warranty on behalf of Parent or any of its Subsidiaries.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1 Covenants of Ivory. Except as set forth on Schedule 5.1, Ivory covenants and agrees as to itself and its Subsidiaries (as applicable) that, from the date hereof and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, or to the extent Parent shall otherwise consent in writing:

(a) Ivory shall conduct its business only in the ordinary and usual course, and it and its Subsidiaries shall use their respective commercially reasonable efforts to (i) preserve their current business organizations intact and maintain their existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, licensors, licensees, agents, employees, business associates to the end that Ivory’s and its Subsidiaries’ goodwill and ongoing material businesses shall be unimpaired at the Effective Time; (ii) maintain and keep their properties and assets in good repair and condition; and (iii) maintain in effect all governmental permits pursuant to which Ivory or any of its material Subsidiaries currently operates;

(b) neither Ivory nor any of its Subsidiaries shall (i) amend its certificate of incorporation or by-laws or the comparable governing instruments of any of its Subsidiaries; (ii) split, combine or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries to it or a wholly owned Subsidiary in the ordinary course of business); or (iv) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

(c) neither Ivory nor any of its Subsidiaries shall issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt other than (i) Common Shares issuable pursuant to options (whether or not vested) outstanding on the date hereof under the Ivory Stock Plans, (ii) 605,720 Common Shares issuable under the MySpace’s 2005 Equity Incentive Plan, (iii) Common Shares issuable upon exercise of the Warrants and (iv) Common Shares of Ivory issuable upon exercise of the Conversion Rights; provided that in the event that the Warrants expire unexercised, the amount of shares specified in (ii) shall be decreased by the amount that remains unexercised;

(d) neither Ivory nor any of its Subsidiaries shall issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of the capital stock of any class of MySpace;

(e) neither Ivory nor any of its Subsidiaries shall, other than in the ordinary and usual course of business in transactions not in excess of $20,000 individually or $100,000 in the aggregate in any calendar quarter, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets;

(f) neither Ivory nor any of its Subsidiaries shall, by any means, make any acquisition of, or investment in, assets or stock (whether by way of merger, consolidation, tender offer, share exchange or other activity) in any transaction or any series of transactions (whether or not related) for an aggregate purchase price or prices, including the assumption of any debt, in excess of $20,000 individually or $100,000 in the aggregate in any calendar quarter, except for acquisitions listed on Section 5.1(f) of the Ivory Disclosure Letter or the acquisition of business supplies and equipment in the ordinary course of business;

(g) neither Ivory nor any of its Subsidiaries shall, other than in the ordinary and usual course of business consistent with past practice, (i) modify, amend or terminate any Material Contract (and in any case only if the amount involved is less than $100,000), (ii) waive, release, relinquish or assign any Material Contract (or any of the rights of Ivory or any of its Subsidiaries thereunder), right or claim, (iii) cancel or forgive any indebtedness owed to Ivory or any of its Subsidiaries, (iv) enter into any Contract that (A) would in any way be binding upon Parent or any of its Affiliates (other than Ivory, the Surviving Corporation or any of their Subsidiaries) or (B) would limit the ability of Ivory or any of its Affiliates to compete in any manner or jurisdiction, except for such limitations, when taken together with similar limitations in other Contracts, which would not reasonably be expected to be material to the business or Ivory and its Affiliates;

(h) neither Ivory nor any of its Subsidiaries shall (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization of itself or any of its Subsidiary, or (ii) other than in the usual and ordinary course of business, accelerate or delay (or permit any of its Subsidiaries to accelerate or delay) collection of notes or accounts receivable in advance of or beyond their regular due dates;

(i) neither Ivory nor any of its Subsidiaries shall (i) terminate, establish, adopt, enter into, make any new grants or awards under (other than grants or awards in the ordinary course of business consistent with past practice, amend or otherwise modify any Ivory Compensation and Benefit Plans, except as that are required by applicable Law (ii) increase the salary, wage, bonus or other compensation or benefits of any current or former directors, officers, employees, consultants or service providers, except (A) in the ordinary course of business consistent with past practice and (B) in the case of any increase of compensation to an officer, such increase as described in Section 5.1(i)(ii) of Ivory Disclosure Letter, or (iii) accelerate the vesting or payment of compensation payable or benefits provided or to become payable or provided to any of current or former directors, officers, employees, consultants or service providers or otherwise pay any amounts, grant any awards or provide any benefits not otherwise due, except actions necessary to satisfy contractual obligations under Ivory Compensation and Benefit Plans existing as of the date hereof, or (iv) establish, adopt or enter into any collective bargaining agreement, except in each of (i) through (iv) for, in each case, (A) increases in base salary and wages to employees or new hires with a base salary of less than $120,000 occurring in the ordinary and usual course of business, consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases) and previously disclosed to Parent, or (B) actions necessary to satisfy contractual obligations under the Ivory Compensation and Benefit Plans existing as of the date hereof;

(j) Ivory shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies (or through self insurance) insurance in such amounts and against such risks and losses as are consistent with the insurance maintained by Ivory and its Subsidiaries as of the date of this Agreement in the ordinary course of business consistent with past practice;

(k) except as required by applicable Law or to the extent required by U.S. GAAP as advised by Ivory’s regular independent accountants, neither Ivory nor any of its Subsidiaries shall change any accounting principle, practice or method in a manner that is inconsistent with past practice;

(l) Ivory and its Subsidiaries shall (i) prepare all material Tax Returns required to be filed with any taxing authority consistent with past practice, (ii) timely file such Tax Returns and timely pay all Taxes due and payable as shown on the Tax Returns filed, and (iii) promptly notify Parent of any action, suit, proceeding, investigation, audit or claim pending against or with respect to Ivory or any of its Subsidiaries in respect of any material Tax where there is a reasonable likelihood of a materially adverse determination or decision. Except as required by applicable Law, neither Ivory nor any of its Subsidiaries shall make, change or revoke any material Tax election, settle or compromise any material Tax liability, or amend any material Tax Return;

(m) neither Ivory nor any of its Subsidiaries shall settle or compromise any suit or claim or threatened suit or claim where the amount involved is greater than $50,000 individually or $200,000 in the aggregate or is otherwise covered in full by insurance and the settlement of which only involves such payment;

(n) neither Ivory nor any of its Subsidiaries shall (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that Ivory and its Subsidiaries may pre-pay debt in the ordinary course of business in an amount not to exceed $60,000 in the aggregate; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than a wholly-owned subsidiary of Ivory); (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms; (iv) make any loans, advances or capital contributions to, or investments in, any other Person, except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of Ivory and Ivory or another wholly-owned Subsidiary of Ivory in accordance with past practice; (v) authorize or make capital expenditures which are in excess of $50,000 individually or $200,000 in the aggregate or, with respect to MySpace, capital expenditures reasonably necessary for ongoing operations that do not require additional financing; or (vi) vary Ivory’s inventory practices in any material respect from Ivory’s past practices; and

(o) neither Ivory nor any of its Subsidiaries will authorize or enter into an agreement to do anything prohibited by the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Access. Ivory agrees that upon reasonable prior notice it shall (and shall cause its Subsidiaries to) afford Parent’s officers, directors, employees, counsel, accountants and other authorized representatives and agents (“Representatives”) reasonable access, during normal business hours throughout the period prior to the Effective Time, to its executive officers, properties, books, contracts and records, and, during such period, Ivory shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested but only to the extent such access does not unreasonably interfere with the business or operations of Ivory or its Subsidiaries; provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by Ivory, Parent or Merger Sub in this Agreement or the conditions to the obligations of the parties to consummate the Merger; provided, further that Ivory shall not be obligated to take any action pursuant to the foregoing (i) that would contravene any agreement to which Ivory or a Subsidiary is a party or violate any Law or (ii) in the event of any litigation or threatened litigation between the parties over the terms of this Agreement to the extent such information sought is relevant to such litigation. All such information shall be governed by the terms of the Confidentiality Agreement (as defined below). Ivory shall furnish promptly to Parent a true, correct and complete copy of each report, schedule, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of federal or state securities Laws.

Section 6.2 No Solicitation.

(a) Ivory shall, and shall cause each of its Subsidiaries, and their respective officers, directors, employees, representatives and agents (collectively, “Ivory Representatives”) to immediately cease any existing discussions or negotiations, if any, with any Third Party that may be ongoing with respect to an Acquisition Proposal. Ivory shall not, and shall not authorize or permit any of its Subsidiaries or any of their respective Representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage an Acquisition Proposal, (ii) furnish or disclose to any Third Party non-public information (or afford access to any of the properties, assets, books or records of Ivory or any of its Subsidiaries) with respect to or in furtherance of or which would reasonably be likely to lead to an Acquisition Proposal, (iii) negotiate or engage in substantive discussions with any Third Party with respect to an Acquisition Proposal or (iv) enter into any agreement or agreement in principle with respect to an Acquisition Proposal; provided, however, that at any time prior to obtaining the Ivory Requisite Vote, in response to a bona fide written Acquisition Proposal that was not solicited by Ivory or any of its Subsidiaries or any of their respective Representatives and which the Board of Directors of Ivory determines in good faith constitutes, or could reasonably be expected to lead to, a Superior Proposal, Ivory may (A) furnish information and/or draft agreements with respect to Ivory and its Subsidiaries to the Person making such Acquisition Proposal (and its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives) pursuant to a customary confidentiality agreement not less favorable to Ivory than the Confidentiality Agreement; provided, that all such information and the material terms of any such draft agreements have previously been made available to Parent or is made available to Parent prior to, or concurrently with, the time it is provided to such Person and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal (and its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives) regarding such Acquisition Proposal.

(b) From and after the execution of this Agreement, Ivory shall immediately, and in any event within 24 hours, advise Parent orally and in writing of the receipt, directly or indirectly, of any proposal for an Acquisition Proposal, any request for confidential information or access and of any discussions, negotiations or proposals relating to an Acquisition Proposal, identify the offeror and furnish to Parent a copy of any such proposal, if it is in writing, or a written summary of any such proposal relating to an Acquisition Proposal if it is not in writing. Ivory shall promptly advise Parent of any development relating to such proposal, including the results of any discussions or negotiations with respect thereto. Ivory shall promptly provide Parent with all information provided to such Third Party that has not previously been provided to Parent regardless of whether Parent previously requested such information.

(c) In the event of any Change in Recommendation, Ivory shall provide Parent with its stockholder lists and allow and facilitate Parent’s contact with Ivory’s stockholders and prospective investors and following a Change in Recommendation such contacts may be made without regard to the limitations set forth in Section 6.7.

(d) Notwithstanding any provision of this Section 6.2 to the contrary, the Board of Directors of Ivory may withdraw or modify in a manner adverse to Parent and Merger Sub (or not continue to make) the Ivory Recommendation (any such action, a “Change in Recommendation”) if (x) the Board of Directors of Ivory has determined in good faith that taking such action is necessary for the members of the board to comply with their fiduciary duties under applicable Law, (y) Ivory has given Parent three (3) Business Days prior written notice of its intention to take such action and (z) the Board of Directors of Ivory shall have considered in good faith any proposed changes to this Agreement proposed in writing by Parent and shall not have determined that the Superior Proposal would no longer constitute a Superior Proposal if such changes were to be given effect.

(e) Nothing contained in this Section 6.2 shall prohibit Ivory or the Board of Directors of Ivory from (i) taking and disclosing to the stockholders of Ivory a position contemplated by Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of Ivory if, in the good faith judgment of the Board of Directors of Ivory, such disclosure would be necessary under applicable Law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act).

(f) For the purposes of this Agreement:

(i) “Acquisition Proposal” shall mean any inquiry, proposal or offer relating to (i) the acquisition of or obtaining beneficial ownership with respect to more than 25% of the outstanding shares of capital stock or any other voting securities of Ivory by any Third Party, (ii) a merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, liquidation, dissolution or similar transaction which would result in any Third Party acquiring 25% or more of the fair market value of the assets of Ivory and its Subsidiaries, taken as a whole (including capital stock of Subsidiaries of Ivory), (iii) any other transaction which would result in a Third Party acquiring 25% or more of the fair market value of the assets of Ivory and its Subsidiaries, taken as a whole (including capital stock of Subsidiaries of Ivory), immediately prior to such transaction (whether by purchase of assets, acquisition of stock of a Subsidiary or otherwise) or (iv) any combination of the foregoing.

(ii) “Parent Group” shall mean Parent, Merger Sub, any of their respective Affiliates or Subsidiaries and the Parent Representatives.

(iii) “Parent Representatives” shall mean any officers, directors, employees, representatives and agents (including, without limitation, any accountant, attorney or investment banker) of Parent, Merger Sub or any of their respective Affiliates or Subsidiaries.

(iv) “Superior Proposal” shall mean a bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 75%) which the Board of Directors of Ivory determines in good faith (after consultation with its financial advisors and legal counsel) to be more favorable (taking into account, among other things, the Person or group making such Acquisition Proposal and all legal, financial, regulatory, fiduciary and other aspects of this Agreement and such Acquisition Proposal, including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition and taking into account any revisions made or proposed in writing by Parent or Merger Sub prior to the time of determination) to the holders of Common Shares or Preferred Shares than the transactions provided for in this Agreement.

(g) “Third Party” shall mean any Person (including any “group” as defined in Section 13(d)-3 of the Exchange Act) other than Ivory, its Subsidiaries, the Parent Group or any Person in the Parent Group.

Section 6.3 Filings; Other Actions; Notification.

(a) Each party hereto shall file or cause to be filed with (i) the Federal Trade Commission and the Department of Justice any notifications required to be filed under the HSR Act and (ii) the appropriate Governmental Entity each of the Foreign Antitrust Filings, in each case in accordance with the applicable rules and regulations promulgated under applicable Law, with respect to the transactions contemplated hereby. Each party hereto will use its commercially reasonable efforts to make such filings in a timely manner and to respond on a timely basis to any requests for additional information made by either of such agencies.

(b) Ivory and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Law to consummate and make effective the Merger and the other transactions contemplated hereby and by the Support Agreement as soon as practicable, including (x) preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, (y) using their respective commercially reasonable efforts to obtain as soon as practicable all Ivory Required Statutory Approvals or Parent Required Statutory Approvals, as the case may be, and all material consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Third Party in order to consummate the Merger or any of the other transactions contemplated hereby or by the Support Agreement and (z) defending all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the transactions contemplated hereby and having lifted or rescinded any injunction or restraining order which may adversely affect the parties’ ability to consummate the Merger. Subject to applicable Laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, Parent and Ivory shall have the right to review and reasonably comment on in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or Ivory, as the case may be, and any of their respective Subsidiaries, that appear in any filing made or oral communication with, or written materials submitted to, any Third Party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby or by the Support Agreement; provided, however, that Parent and Ivory may, as each deems advisable and necessary, (x) redact any information concerning Parent’s valuation of Ivory, and (y) designate any competitively sensitive material provided to the other under this Section 6.3 as “outside counsel only,” in which case, such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or Ivory, as the case may be) or its legal counsel. In exercising the foregoing right, each of Ivory and Parent shall act reasonably and as promptly as practicable. Notwithstanding anything to the contrary in this Agreement, Parent shall not be required to offer or commit to divest any business or assets or agree to any limitation on the conduct of its or any of its Subsidiaries’ businesses, and Ivory shall not enter into any such agreement, or make any such commitment, or offer to enter into any such agreement or to make any such commitment, with respect to its or any of its Subsidiaries’ assets or businesses, without the prior written consent of Parent.

(c) Subject to applicable Law and the preservation of any applicable attorney-client privilege, Ivory and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, Ivory or any of their respective Subsidiaries to any Third Party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby or by the Support Agreement.

(d) Subject to any confidentiality obligations and the preservation of any attorney-client privilege, Ivory and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby or by the Support Agreement, including promptly furnishing the other with copies of notices or other communications received by Parent or Ivory, as the case may be, or any of its Subsidiaries, from any Third Party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated hereby or by the Support Agreement. Each of Parent and Ivory agrees not to participate, or to permit its Subsidiaries to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated hereby or by the Support Agreement unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.

Section 6.4 Exercise of Purchase Option. Ivory shall, as soon as practicable following the execution of this Agreement, pursuant to the terms of the Stockholders Agreement, take all commercially reasonable actions required to exercise and consummate its Purchase Option provided for in Article 7 of the Stockholders Agreement. Capitalized terms used in this Section 6.4 that are not defined in this Agreement have the meanings ascribed to such terms in the Stockholders Agreement.

Section 6.5 Purchase Option. Upon Ivory’s request, Parent or Merger Sub shall loan Ivory up to $69 million in order for Ivory to fund its consummation of the Purchase Option (as defined in the Stockholders Agreement) (the “Purchase Option Loan”). The Purchase Option Loan shall be made pursuant to a loan having the terms set forth on Exhibit B to this Agreement (the “Loan Agreement”). If Ivory determines to request funding of the Purchase Option Loan, it shall deliver to Parent a written notice (the “Purchase Option Loan Notice”) indicating (i) the date on which the Purchase Option Loan is to be funded (the “Purchase Option Loan Funding Date”), which date shall be at least the business day after the delivery of such notice, and (ii) wire transfer instructions for deposit of the Purchase Option Loan into Ivory’s bank. Ivory shall deliver to Parent in advance of the loan being made any and all mutually acceptable documentation relating to the Purchase Option. The funding of the Purchase Option Loan shall take place at the offices of Ivory on the Purchase Option Loan Funding Date, at which time (i) Ivory and Parent shall enter into the Loan Agreement (and the related security and other documents) and shall deliver the promissory note evidencing the Purchase Option Loan, duly executed by Ivory and (ii) Parent shall fund the Purchase Option Loan by wire transfer of immediately available funds to the bank account designated in the Purchase Option Loan Notice. This Section 6.5 shall not survive any termination of this Agreement (except that this Section 6.5 shall survive in connection with a termination by Ivory, pursuant to Section 8.3 of this Agreement).

Section 6.6 Stock Exchange De-listing. Parent shall, or shall cause the Surviving Corporation to, use its commercially reasonable efforts to cause the Common Shares to be removed from listing on the American Stock Exchange and de-registered under the Exchange Act as soon as practicable following the Effective Time.

Section 6.7 Publicity. Parent shall consult with Ivory prior to issuing any press releases and Ivory shall consult with Parent prior to issuing any press releases or otherwise making public announcements, in each case, with respect to the Merger and the other transactions contemplated hereby or by the Support Agreement and prior to making any filings with any Third Party and/or any Governmental Entity with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or national market system on which such party’s securities are listed or traded.

Section 6.8 Benefits and Other Employee Matters.

(a) Parent agrees that, during the period of twelve months following the Effective Time, the employees of Ivory and its Subsidiaries (other than those employees covered by a collective bargaining agreement) (“Continuing Employees”) will continue to be provided with benefits and salary under employee benefit plans and policies (other than equity incentive plans) that are no less favorable in the aggregate than those provided by Ivory and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time. Following the Effective Time, subject to applicable law, Parent shall credit Continuing Employees with their service with Ivory or any of its Subsidiaries (and any predecessor entities) for purposes of eligibility and vesting, and for purposes of benefit accrual, under the benefit plans of Parent or its Subsidiaries in which such Continuing Employees participate to the extent credited by Ivory and its Subsidiaries under similar Ivory Compensation and Benefits Plans, except (i) to the extent that such credit could result in duplication of benefits, (ii) for any credit for benefit accruals or levels of benefits under any defined benefit pension plan, and (iii) for newly established plans for which prior service is not taken into account.

(b) From and after the Effective Time, Parent shall cause to be waived any pre-existing condition limitations under benefit plans, policies or practices of Parent or its Subsidiaries in which Continuing Employees participate to the extent waived under the corresponding Compensation and Benefit Plans of Ivory and its Subsidiaries and, for the year in which the Effective Time occurs, cause to be credited any deductibles and out-of-pocket expenses incurred by such Continuing Employees and their beneficiaries and dependents during the portion of the calendar year prior to participation in the benefit plans provided by Parent and its Subsidiaries to the extent satisfied under the corresponding Compensation and Benefit Plans of Ivory and its Subsidiaries.

(c) Parent shall, and shall cause the Surviving Corporation to, honor all Ivory Compensation and Benefit Plans set forth in Section 4.1(j) of the Ivory Disclosure Letter, provided that nothing in this Agreement shall prevent Parent from amending, suspending or terminating any Ivory Compensation and Benefits Plan to the extent permitted by the terms of any such Ivory Compensation and Benefits Plan.

(d) Parent agrees that the consummation of the transactions contemplated by this Agreement meet the definition of, and shall constitute, a “change in control” under each Ivory Compensation and Benefit Plan listed in Section 4.1(j)(i) of the Ivory Disclosure Letter.

(e) Prior to the Closing, Parent, in its discretion, may direct Ivory to adopt a resolution (in the form required by Parent) terminating any defined contribution plan maintained by Ivory or any of its Subsidiaries. If so directed by Parent, Ivory agrees to adopt or cause any of its Subsidiaries to adopt, as applicable, such resolution prior to the Closing.

Section 6.9 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, News (but only with respect to the Merger Indemnities (as defined below)), and the Surviving Corporation shall: (1) indemnify and hold harmless each person who is at the date hereof or during the period from the date hereof through the Effective Date serving as a director or officer of Ivory or its Subsidiaries (collectively, the “Ivory Indemnified Parties”) to the fullest extent authorized or permitted by Delaware law, as now or hereafter in effect, in connection with any Claim (as defined below) and any judgments, fines (including excise Taxes), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (2) promptly pay on behalf of or, within 30 days after any request for advancement, advance to each of the Ivory Indemnified Parties, to the fullest extent authorized or permitted by Delaware law, as now or hereafter in effect, any Expenses (as defined below) incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Ivory Indemnified Party of any Expenses incurred by such Ivory Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security). The indemnification and advancement obligations of News and the Surviving Corporation pursuant to this Section 6.9(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto (the “Merger Indemnities”) and all rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director or officer of Ivory or its Subsidiaries after the date hereof and prior to the Effective Time and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 6.9(a), (1) the term “Claim” means any threatened, asserted, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by Ivory, any Governmental Authority or any other party, that any Ivory Indemnified Party in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Ivory Indemnified Party’s duties or service as a director, officer, trustee, employee, agent, or fiduciary of Ivory, any of its Subsidiaries, any employee benefit plan maintained by any of the foregoing at or prior to the Effective Time and any other Person at the request Ivory or any of its Subsidiaries; and (2) the term “Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including, without limitation, experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 6.9(a), including any action relating to a claim for indemnification or advancement brought by a Ivory Indemnified Party. The indemnification obligations of News and the Surviving Corporation shall be joint and several with respect to Merger Indemnities only.

(b) From and after the Effective Time, Parent and the Surviving Corporation shall keep in full force and effect, and comply with the terms and conditions of, any agreement listed on Section 6.9 of the Ivory Disclosure Letter in effect as of the date of this Agreement between or among Ivory or any of its Subsidiaries and any Ivory Indemnified Party providing for the indemnification of such Ivory Indemnified Party.

(c) As of the Effective Time, Parent or the Surviving Corporation (with the election being at Parent’s option) shall have purchased insurance providing, for a period of six (6) years after the Effective Time, Ivory’s current directors and officers coverage for events occurring at or prior to the Effective Time (including acts or omissions relating to the approval of this Agreement and consummation of the transactions contemplated hereby) (the “D&O Insurance”) that is no less favorable than Ivory’s existing policy, or if substantially equivalent insurance coverage is unavailable, the best available coverage; further, provided, however, that Parent, the Surviving Corporation and Ivory shall not be required to pay an annual premium for the D&O Insurance in excess of three (3) times the amount currently paid by Ivory for such insurance), but in such case shall purchase as much such coverage as possible for such amount. Parent and the Surviving Corporation shall cause such policies to be maintained in full force and effect for their duration.

(d) The Certificate of Incorporation and By-Laws of the Surviving Corporation and comparable organizational documents of its Subsidiaries shall include provisions for exculpation of director and officer liability and indemnification on the same basis as set forth in Ivory’s certificate of incorporation and by-laws in effect on the date hereof. For six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the provisions in its Certificate of Incorporation and By-Laws providing for indemnification of each present and former officer, director and employee of Ivory and its Subsidiaries (collectively, the “Indemnified Parties”), with respect to facts and circumstances occurring at or prior to the Effective Time, to the fullest extent permitted from time to time under the DGCL, which provisions shall not be amended except as required by applicable Law or except to make changes permitted by applicable Law that would increase the scope of the Indemnified Parties’ indemnification rights thereunder; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.

(e) If Parent or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.9.

(f) The provisions of this Section 6.9 shall survive the consummation of the Merger and (i) are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of News, Parent or the Surviving Corporation under this Section 6.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Ivory Indemnified Party under this Section 6.9 without the consent of such affected Ivory Indemnified Party. Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 6.9.

Section 6.10 Expenses. Subject to Section 8.5(b) and (c), whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger and the other transactions contemplated hereby shall be paid by the party incurring such expense, except that each of Ivory and Parent shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement (including any SEC filing fees).

Section 6.11 Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby or by the Support Agreement, each of Parent, Ivory and Merger Sub and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby or by the Support Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. “Takeover Statute” shall mean any restrictive provision of any applicable “fair price,” “moratorium,” “control share acquisition,” “interested stockholder” or other similar anti-takeover Law, including Section 203 of the DGCL. Prior to the termination of this Agreement, neither the Board of Directors of Ivory nor any committee thereof shall exempt any Person from, or otherwise grant a waiver with respect to, any of the provisions of Section 203 of the DGCL.

Section 6.12 Parent Vote. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any shares of capital stock of Merger Sub beneficially owned by it or any of its Affiliates (as such term is defined under the Exchange Act) or with respect to which it or any of such Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption of this Agreement at any meeting of stockholders of Merger Sub, respectively, at which this Agreement shall be submitted for approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either Ivory or Merger Sub by consent in lieu of a meeting).

Section 6.13 Section 16 Matters. Prior to the Effective Time, the Board of Directors of Ivory shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of Common Shares (including derivative securities with respect to such Common Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Ivory, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.14 Standstill. Until the earlier of the Effective Time or the termination of this Agreement, neither Parent nor any of its Affiliates will (i) purchase any Common Shares, Preferred Shares or any other security of Ivory that is convertible into Common Shares in the open market or in privately negotiated transactions or (ii) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing or (iii) prior to the termination of this Agreement, commence a tender or exchange offer at a price below $12 per Common Share.

Section 6.15 Guarantee.

(a) Except for any payments, liabilities or obligations pursuant to Section 6.9, News, hereby irrevocably and unconditionally guarantees to Ivory, as primary obligor and not merely as surety, the performance of all obligations hereunder of Parent and Merger Sub and the due and punctual payment by Parent and Merger Sub in full of any amounts payable by Parent or Merger Sub pursuant to this Agreement. For the avoidance of doubt, the foregoing sentence shall not limit the obligations of News under Section 6.9.

(b) To the fullest extent permitted by applicable law, News waives presentment to, demand of payment from and protest to Ivory, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable Law, the obligations of News hereunder shall not be affected by (i) the failure of Ivory to assert any claim or demand or to exercise or enforce any right or remedy against Parent or Merger Sub under the provisions of this Agreement or otherwise, or (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions, of this Agreement.

(c) News agrees that the guarantee pursuant to this Section 6.15 constitutes an absolute, unconditional, present and continuing guarantee of payment and not of collection, and waives any right to require that any resort be had by Ivory to (i) Ivory’s rights against any other person, including Parent or Merger Sub, or (ii) any other right or remedy available to Ivory by contract, applicable Law or otherwise. It is the intent of the guarantee pursuant to this Section 6.15 that Ivory shall have resort to News without asserting or resorting to any remedy against Parent or Merger Sub and without demand to it, as though News were primarily liable for any payment due hereunder.

Section 6.16 Litigation. Following the Effective Time, Parent shall use commercially reasonable efforts to take such actions as are within its control so as to obtain the dismissal of Greenspan v. Salzman, et al., LASC No. BC328558; provided that Parent shall not be required to make any payments to any of the plaintiffs (or their counsel) in such litigation to do so.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Effective Time of each of the following conditions:

(a) The Ivory Requisite Vote shall have been obtained.

(b) The applicable waiting period under the HSR Act or under any applicable foreign statutes or regulations shall have expired or been terminated.

(c) No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, Law, ordinance, rule, regulation, judgment, decree, injunction or other order enjoining, restraining or otherwise prohibiting the consummation of the Merger or that has the effect of making the purchase of Common Shares illegal (collectively, an “Order”); provided, however, that Parent, Merger Sub and Ivory shall have used their respective commercially reasonable efforts to resist, resolve or lift, as applicable, any such Order and shall have complied in all material respects with its obligations under Section 6.3.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent or Merger Sub at or prior to the Effective Time of each of the following conditions:

(a) The representations and warranties of Ivory set forth in this Agreement, when read without any exception or qualification as to materiality or Ivory Material Adverse Effect, shall be true and correct as of the date hereof and as of the Closing Date, as if such representations and warranties were made as of the date hereof and as of the Closing Date (except as to any such representation or warranty which speaks as of a specific date, which must be true and correct as of such specific date) except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to (i) have an Ivory Material Adverse Effect, (ii) prevent or materially delay the consummation of the Merger. The representations contained in the first, second, and sixth sentences of Sections 4.1(b) shall be true in all respects as of the date of this Agreement and as of the Closing Date and the representations and warranties contained in Section 4.1(c) shall be true in all material respects; provided that a variation of up to one percent (1%) in the aggregate of the outstanding Common Share, Preferred Share and Option amounts set forth in the first, second and sixth sentences of Section 4.1(b) shall not make such representation and warranty incorrect. Parent shall have received a certificate signed on behalf of Ivory by an executive officer of Ivory to the effect of the foregoing sentences.

(b) Ivory shall have performed or complied (x) in all material respect with its obligations, covenants and agreements under this Agreement and (y) in all respects with all of the obligations, covenants and agreements set forth in Sections 5.1(b), (c) and (h) (except for equity grants, issuances and repurchases of less than one percent (1%) in the aggregate and which are de minimis in amount) in each case, required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of Ivory by an executive officer of Ivory to such effect.

(c) Ivory shall own all of the shares of MySpace that it owns as of the date of this Agreement free and clear of all Liens (including any restriction on the right to vote, sell or otherwise dispose of such capital stock of other ownership interests, except restrictions on transfer imposed by federal and state securities laws) other than Liens pursuant to the Stockholders Agreement.

Section 7.3 Conditions to Obligations of Ivory. The obligations of Ivory to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Ivory at or prior to the Effective Time of each of the following conditions:

(a) The representations and warranties of Parent and Merger Sub set forth in this Agreement, when read without any exception or qualification as to materiality or Parent Material Adverse Effect, shall be true and correct as of the date hereof and as of the Closing Date, as if such representations and warranties were made as of the date hereof and as of the Closing Date (except as to any such representation or warranty which speaks as of a specific date, which must be true and correct as of such specific date) except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect and Ivory shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b) Parent and Merger Sub shall have performed or complied in all material respects with any of their respective obligations, covenants or agreements under this Agreement required to be performed by them under this Agreement at or prior to the Closing Date, and Ivory shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

ARTICLE VIII

TERMINATION

Section 8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of Ivory Requisite Vote, by mutual written consent of Ivory and Parent.

Section 8.2 Termination by Either Parent or Ivory. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time, by either Parent or Ivory if (a) the Merger shall not have been consummated on or before January 17, 2006 (the “Termination Date”); provided that the Termination Date shall be automatically extended for two (2) months if, on the Termination Date any of the conditions set forth in Section 7.1(b) shall not have been satisfied or waived but (i) each of the other conditions to the consummation of the Merger set forth in this Agreement has been satisfied or waived or remains capable of satisfaction, and (ii) any approvals and termination of waiting periods required by Section 7.1(b) that have not yet been obtained are being pursued diligently and in good faith; (b) any Order permanently restraining, permanently enjoining or otherwise permanently prohibiting consummation of the Merger shall become final and non-appealable after the parties have used their respective commercially reasonable efforts to have such Order removed, repealed or overturned (whether before or after the receipt of the Ivory Requisite Vote); or (c) the Ivory Requisite Vote shall not have been obtained upon a vote taken at the Ivory Stockholders Meeting or any adjournment or postponement thereof; provided, that the right to terminate this Agreement pursuant to clause (a), (b) or (c) of this Section 8.2 shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in the occurrence of, the failure of the Merger to be consummated; provided, that if Ivory terminates this Agreement pursuant to clauses (a) or (c) it shall simultaneously make payment of any portion of the Termination Fee, if any, required to be paid upon such termination by Section 8.5 of this Agreement.

Section 8.3 Termination by Ivory. This Agreement may be terminated by Ivory and the Merger contemplated hereby may be abandoned by Ivory at any time prior to the Effective Time, if there has been a material breach by Parent or Merger Sub of any material representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within twenty (20) days after written notice of such breach is given by Ivory to the party committing such breach such that any condition to closing set forth in Section 7.1 or 7.3 is incapable of being satisfied.

Section 8.4 Termination by Parent. This Agreement may be terminated by Parent and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time (including following the failure to obtain the Ivory Requisite Vote upon a vote actually taken), if (a) prior to the receipt of the Ivory Requisite Vote, the Board of Directors of Ivory shall have approved or recommended an Acquisition Proposal or within ten (10) Business Days after requested by Parent, but in no event no later than the third Business Day prior to the date on which a vote is scheduled to be held on the adoption of the Merger Agreement the Board of Directors of Ivory shall have failed to recommend against an Acquisition Proposal and continue to recommend the adoption of this Agreement; (b) prior to the receipt of the Ivory Requisite Vote, the Board of Directors of Ivory shall have failed to recommend, or shall have effected a Change in Recommendation, or fails to reconfirm its recommendation that Ivory stockholders adopt this Agreement within ten (10) Business Days after written request from Parent to do so, but in no event no later than the third Business Day prior to the date on which a vote is scheduled to be held on the adoption of the Merger Agreement (it being understood, however, that for all purposes of this Agreement, and without limitation, the fact that Ivory has supplied any Person with information regarding Ivory or has entered into discussions or negotiations with such Person as permitted by Section 6.2(a) of this Agreement, or the disclosure of such facts, shall not be deemed, in and of itself, a withdrawal or modification of the Board of Directors of Ivory’s recommendation of the Merger or this Agreement and the transactions contemplated hereby; provided, that any such disclosure includes a statement that the Board of Directors of Ivory continues to recommend the Merger and this Agreement and the transactions contemplated hereby); (c) a tender offer or exchange offer that, if successful, would result in any Person or “group” becoming a “beneficial owner” (such terms having the meaning in this Agreement as is ascribed under Regulation 13D under the Exchange Act) of twenty percent (20%) or more of the outstanding Common Shares is commenced (other than by Parent or an Affiliate of Parent) and the Board of Directors of Ivory does not within ten (10) Business Days of commencement thereof, but in no event no later than the third Business Day prior to the date on which a vote is scheduled to be held on the adoption of the Merger Agreement, recommend that the stockholders of Ivory do not tender their shares in such tender or exchange offer or any Person or “group” (other than Parent or any of its Affiliates) shall become a “beneficial owner” of thirty percent (30%) or more of the outstanding Common Shares; or (d) there has been a material breach by Ivory of any material representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within twenty (20) days after written notice of such breach is given by Parent to Ivory, such that any condition set forth in Sections 7.1 or 7.2 of this Agreement are incapable of being satisfied.

Section 8.5 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto or its Subsidiaries or Affiliates (or of any of their respective Representatives); provided, however, no such termination shall relieve any party hereto of any liability or damages resulting from any willful and material breach of this Agreement; provided, further that the Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub under circumstances where the Termination Fee is payable and paid by Ivory.

(b) In the event that this Agreement is terminated (i) by Parent pursuant to Section 8.4(a), (b), (c) or (d) (solely by reason of a breach of Sections 6.2 or 2.5(a)), or (ii) by either Ivory or Parent pursuant to Section 8.2(a) if, for purposes of this subclause (ii) only, prior to the time of termination a proposal with respect to an Acquisition Proposal had been disclosed publicly or otherwise became known to Ivory’s Board of Directors or senior executive officers, or (iii) by either Ivory or Parent pursuant to Section 8.2(c) if, for purposes of this subclause (iii) only, prior to the meeting of Ivory’s stockholders to vote on the Merger a proposal with respect to an Acquisition Proposal had been disclosed publicly or otherwise became known generally in the market, or (iv) by Parent pursuant to Section 8.4(d) (other than by reason of a breach of Sections 6.2 or 2.5(a)) if at the time of termination a proposal with respect to an Acquisition Proposal had been disclosed publicly or otherwise became known to Ivory’s Board of Directors or senior executive officers, then, Ivory shall promptly, but in no event later than two (2) Business Days after the date of such termination (or concurrently with Ivory entering into a definitive agreement with respect to an Acquisition Proposal, if earlier than two (2) Business Days from the date of such termination), pay Parent in the case of clause (i) above, a termination fee of $25 million (the “Termination Fee”), and in the case of clauses (ii), (iii) and (iv) above, 50% of the Termination

Fee; provided, that, if within twelve (12) months after any such termination an Acquisition is consummated or Ivory enters into a definitive agreement with respect to an Acquisition, then Ivory shall pay to Parent 50% of the Termination Fee, upon the consummation of such Acquisition or the entry into such definitive agreement by Ivory by wire transfer of same-day funds to an account previously designated in writing by Parent to Ivory. In the event that Ivory is required to pay any amount of the Termination Fee and does not then have available cash on hand sufficient to pay such amount and has not then entered into or consummated an agreement for an Alternative Proposal, such amount may be paid, at Ivory’s option, in the form of a promissory note having the terms and conditions contained in Exhibit A.

(c) For the purposes of Section 8.5(b) only, “Acquisition,” with respect to Ivory, shall mean any of the transactions set forth in clauses (i) through (iv) of the definition of Acquisition Proposal, except that all references therein to “25%” shall for purposes of this definition of “Acquisition” be deemed to be to “50%.”

(d) Parent, Merger Sub and Ivory acknowledge that the agreement contained in Section 8.5(b) is an integral part of the transactions contemplated by this Agreement, and that without this agreement Parent and Merger Sub would not have entered into this Agreement; accordingly, if Ivory fails to promptly pay any amounts due pursuant to Section 8.5(b), and in order to obtain such payment Parent or Merger Sub commences a suit which results in a judgment against Ivory for payment of all or a portion of the Termination Fee, Ivory shall pay to Parent or Merger Sub its costs and expenses (including its attorneys’ fees) incurred in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate in effect from time to time and quoted in The Wall Street Journal during such period. The Termination Fee is payable whether or not there has been a breach of this Agreement.

ARTICLE IX

MISCELLANEOUS AND GENERAL

Section 9.1 Survival. This Article IX and the agreements of Ivory, Parent and Merger Sub contained in Sections 6.6 (Stock Exchange De-listing), 6.8 (Benefits and other Employee Matters), 6.9 (Indemnification; Directors’ and Officers’ Insurance), 6.10 (Expenses), 6.15 (Guarantee) and 6.16 (Litigation) shall survive the consummation of the Merger. This Article IX, the agreements of Ivory, Parent and Merger Sub contained in Section 6.10 (Expenses), Section 8.5 (Effect of Termination and Abandonment), the Confidentiality Agreement and the Support Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

Section 9.2 Modification. At any time prior to the Effective Time, Ivory and Parent may, to the extent permitted by applicable Law, subject to Section 9.3, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that after receipt of the Ivory Requisite Vote, any approval of this Agreement by the Ivory stockholders, there may not be any extension or waiver of this Agreement which decreases the Merger consideration or which adversely affects the rights of the Ivory stockholders hereunder without the approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 9.3 Amendment. This Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after receipt of the Ivory Requisite Vote, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties.

Section 9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 9.5 Governing Law and Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in each case in Wilmington, Delaware (provided that unless required by Law or court rule, the parties shall not commence litigation in Federal Court unless there is already related pending litigation in such court) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Merger and other transactions contemplated hereby or thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a State of Delaware or Federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN OR AMONG ANY OF THE PARTIES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile (upon receipt of electronic confirmation of successful transmission):

if to Parent or Merger Sub,

Fox Interactive Media, Inc.

10201 W. Pico Boulevard

Los Angeles, CA 90067

Attention:	Ross Levinsohn
Telephone:	(310) 444-8411
Facsimile:	(310) 444-8418

with a copy to

News Corporation

1211 Avenue of the Americas

New York, NY 10036

Attention:	Lawrence A. Jacobs, Esq.
Telephone:	(212) 852-7000
Facsimile:	(212) 768-7896

and

Skadden Arps Slate Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attention:	Howard L. Ellin, Esq.
Lou R. Kling, Esq.
Telephone:	(212) 735-3000
Facsimile:	(212) 735-2000

and

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, New York 10036

Attention:	Stephen R. Rusmisel, Esq.
Edward A. Perron, Esq.
Telephone:	(212) 858-1000
Facsimile:	(212) 858-1500

if to Ivory,

Intermix Media, Inc.

6060 Center Drive, Suite 300

Los Angeles, California 90045

Attention:	Chris Lipp
Telephone:	(310) 215-1001 x119
Facsimile:	(310) 258-2758

with a copy to

Latham & Watkins LLP

633 West Fifth Street, Suite 400

Los Angeles, CA 90071-2007

Attention:	Paul D. Tosetti W. Alex Voxman
Telephone:	(213) 891-8746
Facsimile:	(213) 891-8763

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 9.7 Entire Agreement; No Other Representations. This Agreement (including any annexes, schedules and exhibits hereto), the Support Agreement, the Ivory Disclosure Letter and the Parent Disclosure Letter and the Nondisclosure Agreement, dated as of June 22, 2005, between Fox Sports Interactive Media, LLC and Ivory (the “Confidentiality Agreement”) constitute the entire agreement by and among the parties hereto and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

Section 9.8 No Third-Party Beneficiaries. Other than with respect to the matters set forth in Section 6.9 (Indemnification; Directors’ and Officers’ Insurance) and Section 6.16 (Litigation), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.9 Obligations of Parent and of Ivory. Except as otherwise specifically provided herein, whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of Ivory to take any action, such requirement shall be deemed to include an undertaking on the part of Ivory to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

Section 9.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Upon any determination that any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 9.11 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 9.12 Assignment. This Agreement shall not be assignable by operation of Law or otherwise; provided, however, that prior to the receipt of the Requisite Ivory Approval, Parent may designate, by written notice to Ivory, another Subsidiary of Parent to be a constituent corporation in lieu of Merger Sub, so long as such designation would not reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining any Parent Required Statutory Approval or Ivory Required Statutory Approval or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay the consummation of the Merger. If the requirements of the previous sentence are met and Parent wishes to designate another wholly owned direct or indirect Subsidiary to be a constituent corporation in lieu of Merger Sub, then all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

Section 9.13 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law or in equity.

IN WITNESS WHEREOF, this Agreement has been duly executed, acknowledged and delivered by the duly authorized officers of the parties hereto as of the date first written above.

INTERMIX MEDIA, INC.

By:
Name:
Title:

FOX INTERACTIVE MEDIA, INC.

By:
Name:
Title:

PROJECT IVORY ACQUISITION CORPORATION

By:
Name:
Title:

NEWS CORPORATION (SOLELY WITH RESPECT TO SECTIONS 6.9 AND 6.15)

By:
Name:
Title:

(Agreement and Plan of Merger)

EXHIBIT A

Break Up Note Term Sheet

Issuer:	Intermix Media, Inc.

Principal Amount:	$12.5 Million

Maturity Date:	One year from funding of the Loan. Payment of the principal amount of the Note and all accrued and unpaid and accreted interest shall be paid in full in cash upon maturity; provided, that, if Ivory does not have adequate cash or is unable to obtain financing adequate to repay the Note, Ivory may repay the Note (in whole or in part) with stock of MySpace (valued at Fair Market Value). The use of MySpace stock to repay the Note is conditioned upon Ivory and Parent entering into a mutually acceptable customary stockholders agreement containing, among other things, liquidity, governance and minority protection rights.

Interest:	12% per annum payable in cash quarterly in arrears (or PIK at the option of Ivory accreting quarterly on a compounded basis).

Collateral:	Secured by all of the assets of Ivory, including all of the stock of MySpace and any rights of Ivory with respect thereto.

Mandatory Payments:	Upon Ivory entering into an Acquisition Proposal (as defined in the Merger Agreement) payable in full in cash including all accrued and unpaid and accreted interest.

Events of Default:	Customary provisions—to be agreed.

Covenants:	Customary provisions—to be agreed.

Conditions:	Customary provisions—to be agreed.

EXHIBIT B

Purchase Option Loan Term Sheet

Borrower:	Intermix Media, Inc.

Principal Amount:	$69 Million

Use of Proceeds:	To fund the purchase of the MySpace Option

Maturity Date:	1 year from funding of the Loan. Payment of the principal amount of the Loan and all accrued and unpaid and interest accreted shall be paid in full in cash upon maturity. All accrued and unpaid and accreted interest shall be paid in cash in full upon maturity; provided, that, if Ivory does not have cash or is unable to obtain financing adequate to repay the Loan, Ivory may repay the Loan (in whole or in part) with stock of MySpace (valued at Fair Market Value). The use of MySpace stock to repay the Loan is conditioned upon Ivory and Parent entering into a mutually acceptable customary stockholders agreement containing, among other things, liquidity, governance and minority protection rights.

Interest:	12% per annum payable in cash quarterly in arrears (or PIK at the option of Ivory accreting quarterly on a compounded basis) with the first interest payment date being the fifth business day following the earlier of the Effective Date or the Termination Date.

Collateral:	Secured by all of the assets of Ivory, including all of the stock of MySpace and any rights of Ivory with respect thereto.

Mandatory Payments:	Upon Ivory entering into an Acquisition Proposal (as defined in the Merger Agreement).

Events of Default:	Customary provisions—to be agreed.

Covenants:	Customary provisions—to be agreed.

Conditions:	Customary provisions—to be agreed.

ANNEX B

July 18, 2005

Board of Directors

Intermix Media, Inc.

6060 Center Drive

Suite 300

Los Angeles, CA 90045

Members of the Board:

We understand that Intermix Media, Inc. (the “Company”), Fox Interactive Media, Inc. (“Parent”), Project Ivory Acquisition Corporation (a wholly owned subsidiary of Parent, “Merger Sub”) and News Corp. (“News”) (solely with respect to certain provisions of the Agreement) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) which will provide, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Upon consummation of the Merger, the Company will become a wholly-owned subsidiary of Parent. Under the terms, and subject to the conditions, set forth in a draft of the Agreement dated July 18, 2005 (the “Draft Agreement”), at the effective time of the Merger, (i) the outstanding shares of common stock of the Company, par value $0.001 per share (“Company Common Stock”) other than certain shares to be cancelled pursuant to the Agreement and shares held by stockholders who properly exercise dissenters’ rights (“Dissenting Shares”) will be converted into the right to receive an aggregate of $12.00 in cash (the “Common Merger Consideration”), as may be adjusted in accordance with the Agreement, and (ii) each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, (collectively, the “Company Preferred Stock”), other than certain shares to be cancelled pursuant to the Agreement and Dissenting Shares will be converted into the right to receive the respective Preferred Merger Consideration for such series of Company Preferred Stock as described in the Merger Agreement (collectively, the “Preferred Merger Consideration”). The terms and conditions of the Merger are set out more fully in the Draft Agreement.

You have asked us whether, in our opinion, as of the date hereof, the Common Merger Consideration and Preferred Merger Consideration is fair from a financial point of view to such stockholders.

For purposes of this opinion we have, among other things:

(i) reviewed certain publicly available financial statements and other business and financial information of the Company and News;

(ii) reviewed certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward looking information concerning the Company, prepared by the management of the Company;

(iii) reviewed with the Company certain publicly available estimates of research analysts relating to the Company;

(iv) held discussions with the management of the Company concerning the business, past and current operations, financial condition and future prospects of the Company;

(v) reviewed the Draft Agreement and the financial terms and conditions set forth therein;

(vi) reviewed the stock price and trading history of Company Common Stock;

(vii) compared the financial terms of the Merger applicable to holders of Company Common Stock with stock price multiples of certain other publicly traded companies with businesses comparable to the Company’s businesses;

(viii) compared the financial terms of the Merger applicable to holders of Company Common Stock and with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

(ix) prepared a discounted cash flow analysis of the Company;

(x) participated in discussions and negotiations among representatives of the Company, Parent, and News and their financial and legal advisors; and

(xi) made such other studies and inquiries, and took into account such other matters as we deemed relevant, including our assessment of general economic, market and monetary conditions.

In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the Company’s management) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the Company’s management that it is not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for the Company that we have reviewed, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of management of the Company as to the future financial condition and performance of the Company, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. We have assumed that the Merger will be consummated upon the terms set forth in the Draft Agreement without material alteration thereof. In addition, we have assumed that the historical financial statements of the Company reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. We have also assumed that each of the amount of the Common Merger Consideration and Preferred Merger Consideration will not be reduced as a result of any indemnification, escrow, purchase price adjustment or other provisions.

This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, of the Common Merger Consideration to the holders of Company Common Stock and the Preferred Merger Consideration to the holders of Preferred Stock. We do not express any opinion as to any tax or other consequences that might result from the Merger. Our opinion does not address the relative merits of the Merger and the other business strategies that the Company’s Board of Directors has considered or may be considering, nor does it address the decision of the Company’s Board of Directors to proceed with the Merger. Neither does our opinion address any legal or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals.

In connection with our engagement by the Company, except for certain limited inquiries made to certain potential acquirors approved by the Company, we were not authorized to solicit, and did not solicit, third-parties regarding alternatives to the Merger.

Board of Directors

Intermix Media, Inc.

July 18, 2005

We are acting as financial advisor to the Company in connection with the Merger and will receive (i) a fee contingent upon the delivery of this opinion and (ii) an additional fee contingent upon the consummation of the Merger. The Company has also agreed to reimburse us for reasonable out-of-pocket expenses incurred in connection with our services related to the Merger, including the reasonable fees and disbursements of our legal counsel incurred in connection with the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the ordinary course of business, we may trade in the Company’s securities and News’ securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in the Company’s securities or News’ securities.

Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Common Merger Consideration is fair to the holders of Company Common Stock and the Preferred Merger Consideration is fair to the holders of Company Preferred Stock, each from a financial point of view.

Very truly yours,

MONTGOMERY & CO., LLC

ANNEX C

[THOMAS WEISEL PARTNERS LETTERHEAD]

July 18, 2005

Board of Directors

Intermix Media, Inc.

6060 Center Drive, Suite 300

Los Angeles, CA 90045

Gentlemen:

We understand that Intermix Media, Inc., a Delaware corporation (“Seller”), News Corporation, a Delaware corporation (“News”), Fox Interactive Media, Inc., a Delaware Corporation (“Parent”), and Project Ivory Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are proposing to enter into an Agreement and Plan of Merger in substantially the form presented to us on the date hereof (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Seller, which will be the surviving entity (the “Merger”). We also understand that the Merger Agreement contemplates that, prior to the Effective Time (as defined in the Merger Agreement), Parent or Merger Sub will loan to Seller up to $69 million to enable Seller to consummate the Purchase Option as defined in the Stockholders Agreement (the “MySpace Stockholders Agreement”), dated February 11, 2005 by and among Seller and the other stockholders of MySpace, Inc., a Delaware corporation (“MySpace”) to acquire all of the outstanding capital stock of MySpace not currently owned by Seller (the “MySpace Acquisition”). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Seller, we understand that each outstanding share of (i) the common stock, $0.001 par value per share (“Seller Common Stock”) (other than treasury shares or shares held by Parent, Merger Sub or Seller’s wholly-owned subsidiaries or shares with respect to which the holder thereof has demanded appraisal in accordance with Delaware law), of Seller will be converted into and exchangeable for $12.00 in cash, subject to certain adjustments (the “Common Merger Consideration”) and (ii) each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-l Preferred Stock of Seller (collectively, the “Seller Preferred Stock”) (other than treasury shares or shares held by Parent, Merger Sub or Seller’s wholly-owned subsidiaries or shares with respect to which the holder thereof has demanded appraisal in accordance with Delaware law) will be converted into the right to receive the respective Preferred Merger Consideration for such series of Seller Preferred Stock as described in the Merger Agreement (collectively, the “Preferred Merger Consideration”). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

You have asked for our opinion as investment bankers as to whether (i) the Common Merger Consideration to be received by the holders of Seller Common Stock and (ii) the Preferred Merger Consideration to be received by holders of the Seller Preferred Stock pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof. As you are aware, we were not retained to nor did we advise Seller with respect to alternatives to the Merger or Seller’s underlying decision to proceed with or effect the Merger. Further, we were not requested to nor did we solicit or assist Seller in soliciting indications of interest from third parties for all or any part of Seller. In addition, our involvement in the negotiations and discussions with News was limited in that we have been involved in negotiations and discussions with News only since July 12, 2005.

In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller, including the consolidated financial statements for recent years and certain other relevant financial and operating data relating to Seller made available to us from published sources and from the internal records of Seller; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock; (iv) compared Seller from a financial point of view with certain other

Board of Directors

Intermix Media, Inc.

July 18, 2005

companies in the internet industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the internet industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Seller certain information of a business and financial nature regarding Seller, furnished to us by Seller, including financial forecasts and related assumptions of Seller; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Seller’s counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by management of Seller, upon its advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of management of Seller at the time of preparation as to the future financial performance of Seller and that they provide a reasonable basis upon which we can form our opinion. For purposes of this opinion, we have assumed that the MySpace Acquisition will be consummated prior to the effective time of the Merger in accordance with the terms set forth in the MySpace Stockholders Agreement. We have assumed that the value of the Preferred Merger Consideration accurately reflects the rights of the respective series of Seller Preferred Stock under the Certificate of Incorporation of Seller. We have also assumed that there have been no material changes in Seller’s assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to Seller as to all legal and financial reporting matters with respect to Seller, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder.

We have acted as financial advisor to Seller in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Seller and News for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities, including as distributing broker.

Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that (i) the Common Merger Consideration to be received by the holders of Seller Common Stock and (ii) the Preferred Merger Consideration to be received by holders of the Seller Preferred Stock pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof.

[rest of this page intentionally left blank]

Board of Directors

Intermix Media, Inc.

July 18, 2005

This opinion is directed to the Board of Directors of Seller in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of (i) the Common Merger Consideration to be received by the holders of Seller Common Stock and (ii) the Preferred Merger Consideration to be received by holders of the Seller Preferred Stock and does not address the relative merits of the Merger and any alternatives to the Merger, Seller’s underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Very truly yours,

ANNEX D

STOCKHOLDER VOTING AGREEMENT

This STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is entered into as of July 18, 2005, by and among Fox Interactive Media, Inc., a corporation organized under the laws of Delaware (“Parent”), the stockholders listed on Schedule I hereto (each, a “Stockholder” and collectively, the “Stockholders”), and solely with respect to Sections 3.6, News Corporation, a Delaware corporation (“News”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Stockholder holds and is entitled to vote (or to direct the voting of) the number of shares of stock (the “Company Stock”) of Intermix Media, Inc., a Delaware corporation (the “Company”), set forth opposite such Stockholder’s name on Schedule I hereto (with respect to each Stockholder, such shares of Company Stock set forth on Schedule I are referred to herein as the “Subject Shares”);

WHEREAS, the Company, Parent, Project Ivory Acquisition Corporation, a Delaware corporation (“Merger Sub”), and News (solely with respect to certain parts thereto) are concurrently entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned Subsidiary of Parent (the “Merger”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, each Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Section 1.2 Other Definitions. For purposes of this Agreement:

(a) “Acquisition Proposal” shall mean any inquiry, proposal or offer relating to (i) the acquisition of more than 25% of the outstanding shares of capital stock or any other voting securities of the Company by any Third Party, (ii) a merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, liquidation, dissolution or similar transaction which would result in any Third Party acquiring 25% or more of the fair market value of the assets of the Company and its Subsidiaries, taken as a whole (including capital stock of Subsidiaries of the Company), (iii) any other transaction which would result in a Third Party acquiring 25% or more of the fair market value of the assets of the Company and its Subsidiaries, taken as a whole (including capital stock of Subsidiaries of the Company), immediately prior to such transaction (whether by purchase of assets, acquisition of stock of a Subsidiary or otherwise) or (iv) any combination of the foregoing.

(b) “Affiliate” means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to each Stockholder, the term “Affiliate” shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

(c) “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

(d) “Third Party” shall mean any Person other than Parent and its Subsidiaries and Affiliates.

ARTICLE II

VOTING AGREEMENT AND PROXY GRANT

Section 2.1 Agreement to Vote the Subject Shares. Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the “Voting Period”), at any meeting (or any adjournment or postponement thereof) of the Company’s stockholders, however called, or in connection with any written consent of the of the Company’s stockholders, such Stockholder shall vote (or cause to be voted) its Subject Shares (x) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger (and any actions directly required in furtherance thereof), (y) against any action, proposal, transaction or agreement that, to the knowledge of such Stockholder, is intended to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of any Stockholder under this Agreement, and (z) except as otherwise agreed to in writing in advance by Parent, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, share exchange, arrangement, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its respective Subsidiaries; (ii) any approval or consent regarding any Acquisition Proposal; (iii) any change in Persons who constitute the board of directors of the Company; and (iv) any other action or proposal involving the Company or any of its Subsidiaries that, to the knowledge of such Stockholder, is intended, or could reasonably be expected, to prevent, impede, interfere with, materially delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

Section 2.2 Grant of Proxy. Concurrently with the execution of this Agreement, each Stockholder hereby appoints, with respect to such Stockholder’s Subject Shares, Parent, and any designee of Parent, and each of them individually, such Stockholder’s sole and exclusive proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect to such Stockholder’s Subject Shares in the form of Exhibit A attached hereto. This proxy is given to secure the performance of the duties of each Stockholder under this Agreement. Each Stockholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy.

Section 2.3 Nature of Proxy. The proxy and power of attorney granted pursuant to Section 2.2 by each Stockholder shall be irrevocable during the Voting Period and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall be valid and binding on any Person to whom the Stockholder may transfer any of its Subject Shares in breach of, or in accordance with, this Agreement. Each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder’s Subject Shares. Each Stockholder agrees not to grant any proxy (whether revocable or irrevocable) to any Person that conflicts with the proxy granted by such Stockholder pursuant to this Article II, and any attempt to do so shall be void and of no force and effect. The power of attorney granted herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder.

ARTICLE III

COVENANTS

Section 3.1 Generally.

(a) Each Stockholder agrees that during the Voting Period if Parent and Merger Sub are in compliance with the terms of this Agreement and the Merger Agreement, except as contemplated by the terms of this Agreement, it shall not (i) sell, sell short, transfer (including by way of gift), tender, pledge, encumber, assign, grant any right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Stockholder)) or otherwise dispose of (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of its Subject Shares or (ii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

(b) In the event of a stock dividend or distribution, or any change in the Company Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include, with respect to any Stockholder, such Stockholder’s Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of its Subject Shares may be changed or exchanged or which are received in such transaction.

Section 3.2 No Solicitation of Other Offers. During the Voting Period, no Stockholder shall, and each Stockholder shall not authorize any of its Subsidiaries or controlled Affiliates and shall use commercially reasonable efforts not to permit any of its, its Subsidiaries’ or its Affiliates’ directors, officers, employees, agents or representatives to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage an Acquisition Proposal, (ii) furnish or disclose to any Third Party non-public information (or afford access to any of the properties, assets, books or records relating to the Company or any of its Subsidiaries) with respect to or in furtherance of or which would reasonably be likely to lead to an Acquisition Proposal, (iii) negotiate or engage in substantive discussions with any Third Party with respect to an Acquisition Proposal or (iv) enter into any agreement or agreement in principle with respect to an Acquisition Proposal.

Section 3.3 No Effect on Directors. Notwithstanding any of the provisions of this Agreement, the parties acknowledge that the Stockholders are represented on the Company’s Board of Directors and agree that such persons will act in their capacities as directors of the Company solely in accordance with their duties to the Company and its stockholders.

Section 3.4 Reasonable Efforts. Parent shall (a) make promptly its filing, and thereafter make any other required submissions, under the HSR Act with respect to the Merger Agreement and the Merger and (b) use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger as promptly as practicable, including using commercially reasonable efforts to obtain promptly all permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with Parent or the Company or their Subsidiaries as are necessary for the consummation of the transactions contemplated by the Merger Agreement and to fulfill the conditions to the Merger.

Section 3.5 Indemnification. (a) Parent shall indemnify, defend and hold harmless each Stockholder and all of its members, Affiliates, partners, and their respective directors, managing directors, members, partners, attorneys, representatives, officers, and employees (the “Indemnified Parties”), against any payments made or payable by any Indemnified Party in respect of (i) costs and expenses (including reasonable attorneys’ fees) incurred, (ii) judgments, fines, losses, amounts paid in settlement, claims, penalties and damages incurred or suffered and (iii) liabilities incurred, in each case, by any Indemnified Party, arising by reason of such Stockholder entering into and performing this Agreement, whether civil, criminal, administrative or investigative

(including, without limitation, the advancement of reasonable attorney’s fees and disbursements, which shall be paid, reimbursed or advanced by Parent on a monthly basis prior to the final disposition thereof without the requirement of any bond or other security). From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, keep in full force and effect, and comply with the terms and conditions of, any agreement listed on Section 6.9 of the Ivory Disclosure Schedule (including, without limitation, the Series C Preferred Stock Purchase Agreement, dated as of October 31, 2003, among the Company and the Stockholders who purchased Series C Convertible Preferred Stock pursuant thereto). For six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the provisions in its Certificate of Incorporation and By-Laws providing for indemnification of each present and former officer, director and employee of the Company and its Subsidiaries (collectively, the “Merger Agreement Indemnified Parties”), with respect to facts and circumstances occurring at or prior to the Effective Time, to the fullest extent permitted from time to time under the DGCL, which provisions shall not be amended except as required by applicable Law or except to make changes permitted by applicable Law that would increase the scope of the Merger Agreement Indemnified Parties’ indemnification rights thereunder; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.

(b) Promptly after receipt by an Indemnified Party of notice of its involvement in any new action, suit, proceeding, arbitration or investigation arising after the date hereof, the Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against Parent pursuant to Section 3.5(a), notify Parent of such involvement. Failure by an Indemnified Party to so notify Parent shall relieve Parent from the obligation to indemnify the Indemnified Party pursuant to this Section 3.5 only to the extent that Parent suffers actual prejudice as a result of such failure. Parent shall be entitled to assume the defense of any such action, suit, proceeding, arbitration or investigation as well as any action, suit, proceeding, arbitration or investigation existing prior to the date hereof and subject to indemnification pursuant to Section 3.5(a), with counsel satisfactory to the Indemnified Party. Without limiting Parent’s obligation to indemnify, defend and hold harmless the Indemnified Party pursuant to Section 3.5(a), upon assumption by Parent of the defense of any such action, suit, proceeding, arbitration or investigation, the Indemnified Party shall have the right to participate in such action, suit, proceeding, arbitration or investigation and to retain its own counsel at Parent’s expense; provided, however, that Parent shall not, in connection with any one such action, suit, proceeding, arbitration or investigation or separate but substantially similar actions, suits, proceedings, arbitrations or investigations arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action, suit, proceeding, arbitration or investigation. Parent shall not consent to the terms of any compromise or settlement of any action, suit, proceeding, arbitration or investigation defended by Parent in accordance with the foregoing without the prior written consent of the Indemnified Party, unless such compromise or settlement (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action, suit, proceeding, arbitration or investigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(c) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to insurance claims under any policy that is or has been in existence with respect to the Company or any of its directors, agents or stockholders, it being understood and agreed that the indemnification provided for in this Section 3.5 is not prior to or in substitution for any such claims under such policies.

(d) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any one Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 3.5.

(e) The rights of each Indemnified Party under this Section 3.5 shall be in addition to any rights such person may have under the charter or bylaws of the Company or any of its subsidiaries, under Delaware Law or any other applicable Laws or under any agreement of any Indemnified Party with the Company or any of its subsidiaries. These rights shall survive consummation of any acquisition of the Company by Parent and are intended to benefit, and shall be enforceable by, each Indemnified Party.

Section 3.6 Guarantee. News, hereby irrevocably and unconditionally guarantees to the Stockholders, as primary obligor and not merely as surety, the performance of all obligations hereunder of Parent and the due and punctual payment by Parent in full of any amounts payable by Parent pursuant to this Agreement. To the fullest extent permitted by applicable Law, News waives presentment to, demand of payment from and protest to the Stockholders, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable Law, the obligations of News hereunder shall not be affected by (a) the failure of the Stockholders to assert any claim or demand or to exercise or enforce any right or remedy against Parent under the provisions of this Agreement or otherwise, or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions, of this Agreement. News agrees that the guarantee pursuant to this Section 3.6 constitutes an absolute, unconditional, present and continuing guarantee of payment and not of collection, and waives any right to require that any resort be had by the Stockholders to (i) the Stockholder’s rights against any other person, including Parent, or (ii) any other right or remedy available to the Stockholders by contract, applicable Law or otherwise. It is the intent of the guarantee pursuant to this Section 3.6 that the Stockholders shall have resort to News without asserting or resorting to any remedy against Parent and without demand to it, as though News were primarily liable for any payment due hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder hereby represents and warrants to Parent that the following statements in this Article IV are true and correct as to such Stockholder:

Section 4.1 Due Organization, etc. The Stockholder is an entity duly formed and validly existing under the Laws of the jurisdiction of its organization. The Stockholder has all necessary limited partnership or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Stockholder has been duly authorized by all necessary limited partnership or limited liability company action on the part of such Stockholder.

Section 4.2 Ownership of the Subject Shares. As of the date hereof, (i) the Stockholder is the lawful owner of its Subject Shares and has the sole power to vote (or cause to be voted) its Subject Shares and (ii) neither the Stockholder nor any controlled Affiliate of the Stockholder owns or holds any additional shares of any class of stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Stockholder has good and valid title to its Subject Shares free and clear of any and all Liens, proxies and voting agreements of any nature or kind whatsoever, other than those created by this Agreement and other than that certain Agreement, dated , 2004, by and among the Company and certain of the Stockholders.

Section 4.3 No Conflicts. Other than compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) no filing with any Governmental Entity, and no authorization, consent or approval of any other Person, is necessary for the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the

Stockholder, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree, or judgment or, to the knowledge of such Stockholder, any statute, rule or regulation which, in the case of clauses (B) and (C), could reasonably be expected to materially adversely affect the Stockholder’s ability to perform any of its obligations under this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Stockholders as follows:

Section 5.1 Due Organization, etc. Parent is a corporation duly organized and validly existing under the Laws of Delaware. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent has been duly authorized by all necessary action on the part of Parent.

Section 5.2 No Conflicts. Other than compliance with the applicable requirements of the Exchange Act, (a) no filing with any Governmental Entity, and no authorization, consent or approval of any other Person, is necessary for the execution of this Agreement by Parent and, except as provided in the Merger Agreement, for the consummation by Parent of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby shall (i) conflict with or result in any breach of the organizational documents of Parent, (ii) result in a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, judgment or, to the knowledge of Parent, any statute, rule or regulation which could reasonably be expected to materially adversely affect Parent’s ability to perform any of its obligations under this Agreement.

Section 5.3 Reliance by the Stockholders. Parent understands and acknowledges that the Stockholders are entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Parent.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall terminate as to Parent and each Stockholder, and neither Parent nor any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect, upon the earliest to occur of (i) the mutual consent of Parent and each Stockholder, (ii) the date of termination of the Merger Agreement in accordance with its terms or (iii) the Effective Time (as such term is defined in the Merger Agreement) or (iv) January 18, 2006 (such date, the “Termination Date”); provided, further, however, that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement. Notwithstanding the foregoing, Sections 3.5, 3.6, 7.4 through 7.10, inclusive, of this Agreement shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, by registered or certified mail (postage prepaid, return receipt requested), or by overnight courier, to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent or News:

Fox Interactive Media, Inc.

10201 West Pico Boulevard

Los Angeles, California 90067

Attention:	Ross Levinsohn
Telecopier:	(310) 444-8418

and

News Corporation

1211 Avenue of the Americas

New York, New York 10036

Attention:	Lawrence A. Jacobs, Esq.
Telecopier:	(212) 768-9896

with an additional copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention:	Lou R. Kling, Esq.
Howard L. Ellin, Esq.
Telecopier:	(212) 735-2000

If to any Stockholder, to such Stockholder at the address corresponding to such Stockholder’s name on Schedule I, with a copy to:

VantagePoint Venture Partners

1001 Bayhill Drive

Suite 300

San Bruno, CA 94066

Attention:	General Counsel
Telecopier:	(650) 869-6078

with an additional copy to:

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, CA 94105

Attention:	Richard V. Smith, Esq.
Telecopier:	(415) 773-5759

Section 7.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.4 Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein and therein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 7.5 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the parties, except that Parent may assign and transfer its rights and obligations hereunder to any direct or indirect wholly Subsidiary of Parent.

Section 7.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than as provided in Section 3.5, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.7 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

Section 7.8 Governing Law; Dispute Resolution. (a) This Agreement shall be governed by and construed in accordance with, the Laws of the State of Delaware without regard, to the fullest extent permitted by Law, to the conflicts of Laws provisions thereof which might result in the application of the Laws of any other jurisdiction.

(b) IN THE EVENT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT, SUCH DISPUTE SHALL BE RESOLVED SOLELY AND EXCLUSIVELY BY CONFIDENTIAL BINDING ARBITRATION WITH THE SAN FRANCISCO BRANCH OF JAMS (“JAMS”) TO BE GOVERNED BY JAMS’ COMMERCIAL RULES OF ARBITRATION (THE “JAMS RULES”) THAT ARE IN EXISTENCE AT THE COMMENCEMENT OF THE ARBITRATION, AND HEARD BEFORE ONE ARBITRATOR. THE PARTIES SHALL ATTEMPT TO MUTUALLY SELECT THE ARBITRATOR. IN THE EVENT THEY ARE UNABLE TO MUTUALLY AGREE, THE ARBITRATOR SHALL BE SELECTED BY THE PROCEDURES PRESCRIBED BY THE JAMS RULES. EACH PARTY SHALL BEAR ITS OWN ATTORNEYS’ FEES, EXPERT WITNESS FEES, AND COSTS INCURRED IN CONNECTION WITH ANY ARBITRATION.

Section 7.9 Headings. The descriptive headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.10 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Parent, each Stockholder and News have caused this Agreement to be duly executed as of the day and year first above written.

FOX INTERACTIVE MEDIA, INC.

By:	/S/ ROSS LEVINSOHN
Name:
Title:

NEWS CORPORATION (SOLELY WITH RESPECT TO SECTION 3.6)

By:	/S/ MICHAEL BUNDER
Name:
Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

STOCKHOLDERS

VP ALPHA HOLDINGS IV, L.L.C. By: VantagePoint Venture Associates IV, L.L.C. its Managing Member

By:	/S/ ALAN E. SALZMAN
Name: Alan E. Salzman,
Managing Member

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P. By: VantagePoint Venture Associates IV, L.L.C., Its General Partner

By:	/S/ ALAN E. SALZMAN
Name: Alan E. Salzman,
Managing Member

VANTAGEPOINT VENTURE PARTNERS IV, L.P. By: VantagePoint Venture Associates IV, L.L.C. Its General Partner

By:	/S/ ALAN E. SALZMAN
Name: Alan E. Salzman,
Managing Member

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P. By: VantagePoint Venture Associates IV, L.L.C. Its General Partner

By:	/S/ ALAN E. SALZMAN
Name: Alan E. Salzman,
Managing Member

[SIGNATURE PAGE TO VOTING AGREEMENT]

ANNEX E

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Section 262. Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY

INTERMIX MEDIA, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard Rosenblatt and Brett Brewer, jointly and severally, proxies, with full power of substitution, to vote all shares of Series A 6%, Series B, Series C and Series C-1 convertible preferred stock and common stock of Intermix Media, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at Intermix’s offices, 6060 Center Drive, Suite 300, Los Angeles, California 90045, on September 28, 2005, at 9:00 a.m., local time, or any adjournment thereof and to vote all shares of Series A 6%, Series B, Series C and Series C-1 convertible preferred stock and common stock which the undersigned would be entitled to vote thereat if then and there personally present, on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND FOR THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^FOLD AND DETACH HERE^

Please Mark here for Address Change or Comments    ☐

SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,

WILL BE VOTED “FOR” THE PROPOSALS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR	AGAINST	ABSTAIN

1.   Proposal to adopt the Agreement and Plan of Merger, dated as of July 18, 2005 by and among Intermix Media, Inc., Fox Interactive Media, Inc., Project Ivory Acquisition Corporation, a wholly owned subsidiary of Fox Interactive Media, Inc., and with respect to specified provisions of the merger agreement, News Corporation.

☐	☐	☐

FOR	AGAINST	ABSTAIN

2.   Proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the special meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.

Signature	Date	Signature	Date

NOTE: The proxy should be marked, dated and signed by the stockholder exactly as his, her or its name appears hereon, persons signing in a fiduciary capacity should so indicate and if shares are held by joint tenants or as community property, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full.

^ FOLD AND DETACH HERE ^

Please mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.